As filed with the Securities and Exchange Commission on March 6, 1998
                                              Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------
                        Corporate Office Properties Trust
        (Exact name of registrant as specified in governing instruments)
                                One Logan Square
                                   Suite 1105
                             Philadelphia, PA 19103
                                 (215) 567-1800
            (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             -----------------------
                               Clay W. Hamlin, III
                      President and Chief Executive Officer
                                One Logan Square
                                   Suite 1105
                             Philadelphia, PA 19103
                                 (215) 567-1800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------
                                   Copies to:
   Gerald S. Tanenbaum, Esq.                      Robert E. King, Jr., Esq.
    Cahill Gordon & Reindel                           Rogers & Wells LLP
         80 Pine Street                                200 Park Avenue
    New York, New York 10005                       New York, New York 10166
         (212) 701-3000                                 (212) 878-8000

     Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /.........................
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /.........................
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /.........................
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                              Proposed            Proposed
                                                                               maximum             maximum
                 Title of securities                   Amount being        offering price         aggregate           Amount of
                  being registered                     registered(1)         per unit(2)      offering price(2)   registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, $0.01 par
value per share...............                        8,625,000 shares          $10.50            $90,562,500           $26,716
====================================================================================================================================

(1) Includes 1,125,000 Common Shares issuable upon exercise of an over-allotment option granted to the Underwriters.
(2)  Estimated  solely for the purpose of
calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.
                             -----------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MARCH 6, 1998

PROSPECTUS
                , 1998
                            7,500,000 Common Shares
                                                                            LOGO
                        Corporate Office Properties Trust
                      Common Shares of Beneficial Interest
                             -----------------------


               Corporate Office Properties Trust (the "Company") is a self-administered real estate investment trust ("REIT"), headquartered in Philadelphia, Pennsylvania, which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of March 1, 1998, these properties were over 99% leased.

               All of the common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") are being sold (the "Offering") by the Company. The Common Shares are traded on the Nasdaq Small Cap market tier of the Nasdaq Stock Market ("NASDAQ") under the symbol "COPT." On March 5, 1998, the last reported sale price for the Common Shares was $11 3/4. See "Price Range of Common Stock and Distributions." Upon completion of the Offering, approximately 9.6% of the total outstanding Common Shares of the Company will be beneficially owned by officers and trustees of the Company (42.4% assuming all outstanding Units (as hereinafter defined) are redeemed with Common Shares).

               The Company has qualified as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1992. To assist the Company in complying with certain qualification requirements applicable to REITs, the Company's Declaration of Trust provides that no shareholder or group of affiliated shareholders may actually or constructively own more than 9.8% in value of the outstanding Common Shares, subject to certain exceptions. See "Description of Common Shares--Restrictions on Transfer."

               See "Risk Factors" beginning on page 15 for certain factors that should be considered in connection with an investment in the Common Shares.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY RE-
               PRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                             Price        Underwriting          Proceeds
                             to the       Discounts and          to the
                             Public      Commissions(1)        Company(2)
--------------------------------------------------------------------------------

  Per Common Share.....     $                 $                  $
  Total(3).............   $                $                  $
--------------------------------------------------------------------------------

     (1) See "Underwriting" for indemnification arrangements with the Underwriters.
     (2)       Before deducting estimated expenses of $ payable by the Company.
     (3) The Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,125,000 additional Common Shares, at the Price to the Public, less the Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to
               the  Company   will  be  $               ,  $                 and
               $                 ,   respectively.   See "Underwriting."

               The Common Shares offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by Rogers & Wells LLP, counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made against payment therefor in New York, New York on or about , 1998.

Donaldson, Lufkin & Jenrette                                      BT Alex. Brown
   Securities Corporation

[COPT LOGO]


[Property Photo Montage - Seven Office Buildings and Descriptions]


2605 Interstate Building
o        Harrisburg, Pennsylvania
o        84,268 square feet


Commerce Court
o        Harrisburg, Pennsylvania
o        67,377 square feet


Unisys World Headquarters
o        Unisys Corporation
o        Blue Bell, Pennsylvania
o        736,718 square feet


6385 Flank Drive
o        Harrisburg, Pennsylvania
o        32,800 square feet


Princeton Technology Center
o        Teleport Communications Group Inc.
o        Princeton, New Jersey
o        172,385 square feet


Princeton Technology Center
o        IBM Corporation
o        Princeton, New Jersey
o        170,000 square feet


Merck Building
o        Merck & Co., Inc.
o        Blue Bell, Pennsylvania
o        218,219 square feet


               CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF COMMON SHARES TO COVER SYNDICATE SHORT POSITIONS OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON SHARES AND THE IMPLEMENTATION OF PENALTY BIDS. SEE "UNDERWRITING."

                                     SUMMARY

               The following summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Prospectus. Unless the context otherwise requires, the "Company" refers to Corporate Office Properties Trust and its predecessors and, where applicable, Corporate Office Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and other subsidiaries. Unless otherwise indicated, the information contained in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. Certain capitalized terms which are used herein are defined under "Glossary."

                                   The Company

               The Company is a self-administered REIT, headquartered in Philadelphia, Pennsylvania, which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet (the "Office Properties") and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet (the "Retail Properties" and, together with the Office Properties, the "Properties"). As of March 1, 1998, the Properties were over 99% leased. In addition, the Company has options to purchase 44.27 acres of land contiguous to certain of the Office Properties owned by related parties.

               The Company was formed in 1988 as Royale Investments, Inc. to own and acquire retail properties and subsequently became an externally advised REIT. On October 14, 1997, the Company, as part of a series of transactions, acquired the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate firm (the "Transactions"). As a result of the Transactions, the Company relocated its headquarters from Minneapolis to Philadelphia and became self-administered. At that time, Jay Shidler became the Company's Chairman of the Board, and Clay Hamlin became the Company's President and Chief Executive Officer. On January 1, 1998, the Company changed its name to Corporate Office Properties Trust, Inc. On March , 1998, the Company was reformed as a Maryland real estate investment trust. See "Structure and Formation of the Company."

               The Company's reformation as a Maryland REIT completes the conversion of The Shidler Group's privately-owned Mid-Atlantic suburban office business into a public REIT operating format. This transformation results from Mr. Shidler's vision and desire to create a growth-oriented real estate company focused exclusively on suburban office properties. Mr. Shidler believes the suburban office market has very attractive investment characteristics at this stage of the U.S. real estate cycle.

               Mr. Shidler, a nationally acknowledged expert in the field of real estate investment and finance, has a recognized investment track record resulting from the successful creation and performance of other large public real estate companies, consisting of Trinet Corporate Realty Trust, Inc. ("Trinet") and First Industrial Realty Trust, Inc. ("First Industrial"). Both Trinet and First Industrial have experienced rapid growth since their initial public offerings in May 1993 and June 1994, respectively, and currently have total market capitalizations of approximately $1.5 billion and $2.7 billion, respectively.

                           The Suburban Office Market

               The performance of the U.S. office market has improved substantially since the recession of the late 1980's and early 1990's. According to CB Commercial/Torto Wheaton Research, a national real estate consulting firm, office property returns for the twelve months ended June 30, 1997 exceeded all calendar year returns since 1983. A number of markets across the country are beneficiaries of declining vacancies and limited or no new con-struction, which is resulting in increased average rental rates. This is particularly true in suburban office markets, which continue to exhibit stronger performance than downtown office markets on a nationwide basis. For the fifth consecutive year through 1997, the year-end national suburban office vacancy rate was lower than the national downtown average vacancy rate.

               The following chart shows the 10-year history of national office vacancy rates in suburban and central business district markets:


[Chart of 10-year history of national vacancy rates in suburban and central business district markets]


               Reductions in office vacancy have resulted from limited construction completions and from increased demand for office space as a result of strong employment growth. According to CB Commercial/Torto Wheaton, absorption of suburban office space was better than expected throughout 1997. Although the ongoing recovery of the suburban market resulted in 19.7 million square feet of construction completions in 1997, this level is substantially lower than during the period from 1988 to 1991, when an average of 64.2 million square feet of suburban office construction was completed annually.

               The following chart shows the 10-year history of new office construction starts and net absorption in suburban and central business district markets:


[Chart of 10-year history of new office construction in suburban and central business district markets]


               According to Landauer and Associates, a national real estate consulting firm, in its 1998 Market Forecast, much of the employment growth in 1997 was attributable to technology-oriented companies, particularly technology services companies such as programmers, software developers and data processors. Landauer and Associates estimate information-technology firms contributed over 30 million square feet of net demand to commercial office markets in 1997. The Company believes that companies within these industries will continue to generate significant employment growth and demand for additional suburban office space.


                    Business Objectives and Growth Strategies

               The Company's primary business objectives are to achieve sustainable long-term growth in funds from operations ("FFO") per share and to maximize long-term shareholder value. The Company intends to achieve these objectives primarily through external growth and, to a lesser extent, through internal growth. The Company intends to focus its activities on acquiring, owning and operating suburban office properties in high growth submarkets throughout the United States. The Company does not intend to expand its investment in net leased retail properties and, to the extent appropriate opportunities arise, may sell or exchange some or all of these properties and reinvest any net cash proceeds therefrom in suburban office properties. It also may decide to contribute some or all of these properties to the Operating Partnership in exchange for additional units of limited partnership in the Operating Partnership ("Units"). Key elements of the Company's business objectives and growth strategies include:

          0 Suburban Office Focus. Management believes office buildings currently offer the strongest fundamentals of any real estate property type, and suburban office properties offer the Company very attractive long-term investment opportunities. The four key factors driving the strong fundamentals of suburban office properties are (i) increasing rental rates, (ii) declining vacancy rates, (iii) positive net absorption and (iv) limited new supply of office product. Management believes that many companies are relocating to, and expanding in, suburban locations rather than traditional central business districts because of lower total costs, proximity to residential housing and better quality of life.

          o External Growth. The Company is actively pursuing the acquisition of suburban office properties in high growth submarkets in the United States. The Company's three-part acquisition strategy includes targeting (i) entity transactions in which the Company enters new markets or increases its penetration in existing markets by acquiring significant portfolios along with their management, which will also enable the Company to enhance its management infrastructure and local expertise, (ii) portfolio purchases in existing markets or selective new markets and (iii) opportunistic acquisitions of individual properties in submarkets in which the Company already has a presence. The Company believes that there are a significant number of potential acquisitions that could greatly benefit from the Company's experience in enhancing property cash flow and value by renovating and repositioning properties.

                    The Company believes it has certain competitive advantages which will enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's national multiple market expertise in identifying, creatively structuring and closing acquisitions; (ii) management's experience in successfully growing public real estate companies utilizing a centralized/decentralized organizational structure; (iii) management's long-standing relationships with tenants, real estate brokers and institutional and other owners of commercial real estate, which help the Company to identify acquisition opportunities resulting in a large acquisition pipeline; (iv) the
                    Company's fully integrated real estate operations, which allow it to respond quickly to acquisition opportunities;
                    (v) the Company's access to capital as a public company; and
                    (vi) the Company's ability to offer tax deferred consideration to sellers of properties.

          o Internal Growth. Management believes that the Company's internal growth will come from (i) proactive property management and leasing, (ii) contractual rent increases,
                    (iii) operating efficiencies achieved through increasing economies of scale and (iv) tenant retention and rollovers at increased rents where market conditions permit.

               In order to implement its objective to achieve sustainable long-term growth in FFO per share primarily from external growth, the Company is engaged in an active acquisition program. The Company presently is identifying, negotiating and seeking to consummate entity acquisitions, portfolio acquisitions and acquisitions of individual suburban office properties.

               As of March 1, 1998, the Company has reached preliminary understandings or executed letters of intent or contingent purchase agreements (subject, in each case, to due diligence and other significant conditions precedent) with respect to three potential acquisitions of approximately 60 properties, consisting of 2.5 million square feet in the aggregate and located in four states. Substantially all of the properties comprising the potential acquisitions are suburban office properties. The total aggregate consideration, payable through a combination of cash, assumption of debt and/or the issuance of Common Shares and Units, is approximately $280 million. All of these purchases, if consummated, are expected to be effected by the Operating Partnership, and the properties purchased would be held in the Operating Partnership or entities owned and controlled by the Operating Partnership.

               Since all of the foregoing potential acquisitions are subject to completion of due diligence and a number of other material contingencies, there can be no assurance that any of these acquisitions will be completed, or, if completed, upon what terms or at what times.

                             Capitalization Strategy

               In conjunction with its growth strategies, the Company has developed a two-phase capitalization strategy. The Company intends during the first phase of this strategy, a period of rapid growth of the Company, to emphasize the issuance of Units as tax-deferred consideration to sellers in entity and portfolio acquisitions. To accelerate growth in FFO per share during this period, the Company will utilize a minimum cash flow to debt service coverage ratio of approximately 1.6 to 1.0, which is anticipated to equate to a ratio of debt to total market capitalization of between 40% and 60%. The Company believes a 1.6 times cash flow coverage ratio is conservative for a seasoned pool of suburban office buildings and is a more appropriate measure of entity leverage than the conventional REIT measure of total debt outstanding to total market capitalization.

               During the second phase of this strategy, the Company plans to gradually reduce its debt as a percentage of total market capitalization while continuing to grow FFO per share. The Company's plan to reduce its debt in the future is designed to achieve investment grade unsecured debt ratings to provide the Company access to the corporate unsecured debt markets.

                                  Risk Factors

               An investment in the Common Shares involves various risks. Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include, among others:

          o The Company is reliant on certain major tenants, four of which, Unisys Corporation ("Unisys"), Teleport Communications Group Inc. ("TCG"), Merck & Co., Inc. ("Merck") and IBM Corporation ("IBM"), accounted for 74.4% of Total Rental Revenue (as hereinafter defined) as of March 1, 1998.

          o The Company has a lack of geographic diversity, since all of its Office Properties are located in the greater Philadelphia and Harrisburg, Pennsylvania regions and the Princeton, New Jersey region.

          o Although the Company intends to maintain its current level of distributions, no assurance can be given that the Company will be able to do so.

          o The anti-takeover effects of the organizational documents of the Company and the Operating Partnership, which limit actual or constructive ownership of Common Shares by a single person to 9.8% of the number of issued and outstanding Common Shares or the total equity value of such shares (subject to certain exceptions), provide for staggered elections of the trustees of the Company (the "Trustees") and contain certain other provisions, may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a price for the Common Shares that exceeds their then current market price or that may otherwise be considered desirable by the Company's shareholders.

          o The Company is subject to tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the resulting decrease in cash that would be available for distribution and certain state tax risks.

          o Conflicts of interest between the Company and certain of its Trustees may arise as a result of the Company's operating partnership structure as well as the fact that certain of the Trustees have interests in outside investments including other REITs.

          o Investment in, and operation of, commercial real estate generally involves certain risks, including the failure of tenants to make lease payments, tenant defaults and bankruptcy, operating risks, including the ability to pass on increased operating expenses, the impact on the Properties by competition from existing properties or newly constructed properties and environmental issues.

          o The Company has significant levels of indebtedness and as a result, among other things, of the annual income distribution requirements applicable to REITs under the Internal Revenue Code of 1986, as amended (the "Code"), the Company expects to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the availability of such financing, the risk that the Company's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness.

          o The possibility that sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect the price of the Common Shares.


          o Upon completion of the Offering, officers and Trustees of the Company will beneficially own approximately 9.6% of the total outstanding Common Shares (42.4% assuming all outstanding Units are redeemed with Common Shares) and as a result will have a substantial influence on the Company.

          o The Company's Board of Trustees (the "Board of Trustees") may change the Company's investment, financing, distribution and other policies at any time without shareholder approval.

          o The Company is dependent on the efforts of its executive officers and the loss of their services could have an adverse effect on the operations of the Company.

                                   Properties

               The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of March 1, 1998, the Properties were over 99% leased. Set forth below is certain information with respect to the Properties.

                                                                               Percentage
                                                                 Percentage        of        Total Rental      Major Tenants
                                        Year                       Leased         Total        Revenue        (10% or More of
                                       Built/       Rentable       (as of        Rental      Per Rentable     Rentable Square
            Property Location        Renovated    Square Feet      3/1/98)     Revenue(1)    SquareFoot(1)          Feet)
            -----------------        ---------    -----------      -------     ----------    -------------   -----------------

Philadelphia Region
-------------------

    Unisys World Hdqtrs.

       751 Jolly Rd.                 1966/1991       112,958        100.0%        7.2%         $12.62(2)       Unisys (100%)

       753 Jolly Rd.                1960/1992-94     424,380        100.0        14.6            6.84(2)       Unisys (100%)

       760 Jolly Rd.                 1974/1994       199,380        100.0        12.6           12.62(2)       Unisys (100%)
                                                     -------

       Combined Total                                736,718

    Merck Building

       785 Jolly Rd.                 1970/1996       218,219        100.0        10.5            9.61(2)       Unisys with
                                                                                                               100% sublease to
                                                     -------                                                   Merck
       Regional Total                                954,937
Harrisburg Region                                    -------
-----------------

    Gateway Corporate Ctr.
       6385 Flank Dr.                   1995          32,800        100.0         2.2           13.16          Cowles Magazines
                                                                                                               (35%)
                                                                                                               Orion Capital (26%)
    Commerce Court
       2601 Market Pl.                  1989          67,377         98.2         5.4           16.19          Penn State Geisinger
                                                                                                               (38%)
                                                                                                               Ernst & Young (26%)
                                                                                                               Texas-Eastern Gas
                                                                                                               Pipeline Co. (26%)

       2605 Interstate Dr.              1990          84,268        100.0         5.8           13.76          PA Emergency Mgmt.
                                                                                                               Agency (56%)
                                                                                                               USF&G (24%)
                                                     --------                                                  Health Central (15%)
       Regional Total                                184,445
Princeton Region                                     --------
----------------
    Teleport National Hdqtrs.
       429 Ridge Rd.                 1966/1996       142,385        100.0        12.6           17.62          TCG (100%)(3)
       437 Ridge Rd.                 1962/1996        30,000        100.0         2.9           19.43          IBM with 100%
                                                                                                               sublease to TCG
    IBM Building
       431 Ridge Rd.                 1958/1967       170,000        100.0        13.9           16.28          IBM (100%)
                                                     -------
       Regional Total                                342,385
                                                     -------
The Retail Portfolio                 1991-1994       370,000        100.0        12.2            6.60(2)       SuperValu, Inc.
--------------------                                 -------                     ----                          (36%)
                                                                                                               Nash-Finch Com-
                                                                                                               pany (29%)
                                                                                                               Flemington Compa
                                                                                                               nies (35%)
       TOTAL/WEIGHTED
       AVERAGE                                     1,851,767         99.9%      100.0%         $11.80
                                                   =========                    ======
---------------------

(1) Total Rental Revenue is the monthly contractual base rent as of March 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases except for the Philadelphia Region properties, which are triple net leases pursuant to which the tenant pays all operating expenses directly.
(2)            Properties are triple net leased.
(3) On January 8, 1998, TCG announced its intention to merge with a subsidiary of AT&T Corporation.

                     Structure and Formation of the Company

               The following diagram depicts the Company's structure and the ownership interests following consummation of the Offering:


[Diagram depicting Company's structure including partnership interests following consummation of the Offering].




----------------

(1) Trustees and officers own 42.4% assuming all outstanding Units are redeemed with Common Shares.
(2)            The Retail Properties are held by the Company.
(3) The Office Properties are held by subsidiary partnerships of the Operating Partnership.
(4) Percentages are after giving effect to the Retained Interests (as hereinafter defined). In the Transactions, the Operating Partnership acquired all of the limited partnership interests in limited partnerships holding the Office Properties except for an 11% limited partnership interest in Blue Bell Investment Company, L.P. retained by Shidler Equities, L.P., a limited partnership in effect controlled by Mr. Shidler, Chairman of the Board, and his wife, Wallette Shidler, and 11% limited partnership interests in each of ComCourt Investors L.P. and 6385 Flank Drive, L.P. retained by Mr. Hamlin, the President, Chief Executive Officer and a Trustee of the Company (collectively, the "Retained Interests"). The Retained Interests are required to be contributed to the Operating Partnership in November 2000.

                                  The Offering

Common Shares Offered...............................................       7,500,000 Common Shares(1)
Common Shares Outstanding after the Offering........................       9,768,583(1)(2)(3)
Common Shares Outstanding after the Offering Assuming
        Redemption of all Units.....................................       19,850,341 Common Shares(1)(3)
Use of Proceeds.....................................................       The Company intends to use $70 million of the anticipated
                                                                           net proceeds to repay indebtedness  outstanding under the
                                                                           Property Financing and the remainder for acquisitions and
                                                                           general business purposes.
NASDAQ Symbol.......................................................       "COPT"

-------------------
(1) Does not include 1,125,000 Common Shares that may be issued upon exercise of the Underwriters' over-allotment options. See "Underwriting."
(2) Does not include (i) 9,133,345 Common Shares that may be issued under certain circumstances upon conversion or redemption of outstanding Units and (ii) 948,413 Common Shares that may be issued under certain circumstances upon conversion or redemption of the Units to be issued in exchange for the Retained Interests. See "Structure and Formation of the Company-- The Transactions."
(3) Does not include 72,500 Common Shares underlying options issued under the Option Plan and Incentive Plan (each as hereinafter defined) as of March 1, 1998. See "Management-- The Plans."

                                  Distributions

               The Company intends to make regular quarterly cash  distributions to its shareholders based upon a quarterly distribution of $0.125 per Common Share, which equates, on an annualized basis, to $0.50 per Common Share (or an annual distribution rate of approximately 4.3% based upon the last trade price of the Common Shares on NASDAQ on March 5, 1998). See "Price Range of Common Stock and Distributions." For a discussion of the annual distribution requirements applicable to REITs see "Federal Income Tax Considerations --Taxation of the Company -- Annual Distribution Requirements." For a discussion of the tax treatment of distributions to the holders of the Common Shares, see "Federal Income Tax Considerations -- Taxation of Shareholders." Distributions by the Company will be at the discretion of the Board of Trustees and will depend on the Company's actual cash available for distribution, financial condition, capital requirements, annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trustees deems relevant. See "Risk Factors -- Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

                            Tax Status of the Company

               The Company was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended on December 31, 1992. The Company believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code, and intends to continue to operate in such a manner. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income (excluding net capital gains). The Company does not intend to request a ruling from the Service as to its REIT status. The Company has received an opinion of special tax counsel, that (i) the Company has properly elected and otherwise qualified to be taxed as a REIT for the taxable years beginning on and after January 1, 1992 and ending prior to January 1, 1998 and (ii) the proposed method of operation, as described in this Prospectus and as represented by the Company, will enable the Com-pany to continue to satisfy the requirements for such qualification for subsequent taxable years, which opinion is based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company continues to qualify for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Failure to qualify as a REIT would subject the Company to tax (including any applicable minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders in any such year would not be deductible by the Company. See "Risk Factors -- Tax Risks" and "--Effects of Ownership Limit, Classified Board and Power to Issue Additional Shares" and "Federal Income Tax Consequences--Taxation of the Company."

                          Summary Selected Consolidated
                          Financial Data of the Company

               The following summary selected historical financial data of the Company as of and for the fiscal year ended December 31, 1997 has been derived from, and should be read in conjunction with, the Company's audited financial statements for that year. This information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and the Notes thereto of the Company and the Combined Financial Statements and the Notes thereto of the Office Properties included elsewhere in this Prospectus.

               The pro forma operating and other data for the year ended December 31, 1997 set forth below gives effect to the Transactions and the Offering as if the Transactions and the Offering (including the use of proceeds thereof) had occurred on January 1, 1997. The pro forma balance sheet data as of December 31, 1997 gives effect to the Offering as if the Offering (and the use of proceeds thereof) had occurred on such date. The information set forth below should be read in conjunction with "Unaudited Pro Forma Financial Data," the Consolidated Financial Statements and the Notes thereto of the Company and the Combined Financial Statements and the Notes thereto of the Office Properties included elsewhere in this Prospectus. The pro forma financial information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position or results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods.

                         Summary Selected Financial Data
                  (Dollars in thousands, except per share data)

                                                                                          Year Ended December 31,
                                                                      ---------------------------------------------------------
                                                                             Historical                           Pro Forma
                                                                                1997                                 1997
                                                                      ------------------------------  -------------------------
                                                                                                                 (Unaudited)
Operating Data:

Revenue:
    Rental income ...........................................         $            6,122                    $           18,338
    Tenant recoveries and other income ......................                        496                                 1,778
                                                                      ------------------                    ------------------
           Total revenue ....................................                      6,618                                20,116
                                                                      ------------------                    ------------------
Expenses:
    Interest ................................................                      2,855                                 3,824
    Depreciation and amortization............................                      1,331                                 4,280
    Property expenses .......................................                        728                                 3,459
    General and administrative ..............................                        533                                   707
    Termination of Advisory Agreement(1).....................                      1,353
                                                                      ------------------                    ------------------
           Total expenses ...................................                      6,800                                12,270
                                                                      ------------------                    ------------------
Income (loss) before minority interests......................                      (182)                                 7,846
Income allocated to minority interests.......................                      (785)                               (4,559)

Net income (loss)............................................         $            (967)                    $            3,287
                                                                      ==================                    ==================
Net income per common share .................................         $           (0.60)                    $             0.34
                                                                      ==================                    ==================


Balance Sheet Data (as of period end):
Real estate investments, net of accumulated depreciation ....         $          188,625                    $          188,625
Total assets ................................................                    193,534                               196,772
Mortgages payable ...........................................                    114,375                                44,375
Total liabilities ...........................................                    117,008                                47,008
Minority interests...........................................                     64,862                                64,862
Stockholders' equity.........................................                     11,664                                84,902
Other Data:
Cash flows provided by (used in):
    Operating activities ....................................         $            3,216                                -- (2)
    Investing activities ....................................                        972                                -- (2)
    Financing activities ....................................                     (1,052)                               -- (2)
Funds from operations (3)....................................                      1,718                                 8,754
Weighted average shares outstanding (in thousands)...........                      1,601                                 9,766

Property Data (as of period end):
Number of properties owned ..................................                         17                                    17
Total rentable square feet owned (in thousands) .............                      1,852                                 1,852


-------------------
(1) Reflects a non-recurring termination expense of $1,353 associated with the termination of the Advisory Agreement (as hereinafter defined), which was paid in the form of Common Stock (as hereinafter defined). See "Certain Transactions."
(2) Pro forma information relating to cash flows from operating, investing and financing activities has not been included because management believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.
(3) The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a measure of the financial performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                                  RISK FACTORS

               An investment in the Common Shares involves various risks and considerations. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase the Common Shares offered hereby.

Reliance on Major Tenants

               The Company's four major tenants, Unisys, TCG (which has recently announced its intention to merge with a subsidiary of AT&T), Merck and IBM, accounted for an aggregate of 74.4% of Total Rental Revenue as of March 1, 1998. See "Properties -- Tenants." In the event that one or more of these tenants experience financial difficulties, or default on their obligation to make rental payments to the Company, the Company's financial performance and ability to make expected distributions to shareholders would be materially adversely affected.

Lack of Geographical Diversity

               All of the Office Properties are located in the greater Philadelphia and Harrisburg, Pennsylvania regions and the Princeton, New Jersey region. See "Properties -- The Office Properties." As a result, the Company does not have the benefits of portfolio geographic diversity and is subject to any issues selectively affecting these regions. Therefore, in the long term, based upon the properties currently owned directly or indirectly by the Company, the Company's financial performance and ability to make expected distributions to shareholders is dependent upon the Philadelphia, Harrisburg and Princeton markets. There can be no assurance as to the stability or growth conditions of the Philadelphia, Harrisburg and Princeton markets.

Risk of Inability to Sustain Distribution Level

               The Company initially intends to maintain its current level of distributions. However, the level of distributions is based on a number of assumptions, including assumptions relating to future operations of the Company. These assumptions concern, among other matters, continued property occupancy and profitability of tenants, distributions received from the Operating Partnership, the amount of future capital expenditures and expenses relating to the Properties, the level of leasing activity and future rental rates, the strength of the commercial real estate market, competition, the costs of compliance with environmental and other laws, the amount of uninsured losses and decisions by the Company to reinvest rather than distribute cash available for distribution. The Company currently expects to maintain its distribution level throughout 1998. A number of the assumptions described above, however, are beyond the control of the Company. Accordingly, no assurance can be given that the Company will be able to maintain its distribution level.

Effects  of  Ownership  Limit,  Classified  Board and Power to Issue  Additional
Shares

               Potential Effects of Ownership Limitation. For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer persons (as defined in the Code to include certain entities) at any time during the last half of any taxable year. See "Federal Income Tax Considerations--Taxation of the Company." The Declaration of Trust authorizes the Board of Trustees, subject to certain exceptions, to take such actions as may be necessary or desirable to preserve its qualification as a REIT and to limit any person to direct or indirect ownership of no more than (i) 9.8% of the Company's number of issued and outstanding shares of beneficial interest, or (ii) 9.8% of the total equity value of such shares of beneficial interest (the "Ownership Limit"). The Board of Trustees, upon such conditions as the Board of Trustees, in its sole discretion (which may include receipt of an appropriate ruling from the Internal Revenue Service (the "Service") or an opinion of counsel), may exempt a proposed transferee from the Ownership Limit. However, the Board of Trustees may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. The Board of Trustees has exempted the Common Shares issued in the Transactions from the Ownership Limit, as well as the Common Shares to be issued following redemption or conversion of the Units issued in the Transactions. For an indication of the number of such Common Shares, see "Structure and Formation of the Company--The Transactions" and "Security Ownership of Management and Others." A transfer of Common Shares in violation of the above limits may result in the constructive transfer of the Common Shares to a trust administered for charitable purposes and/or trigger the Company's right to repurchase such Common Shares. The foregoing restrictions on transferability and ownership will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Description of Common Shares--Restrictions on Transfer."

               Potential Effects of Staggered Elections of Trustees. The Board of Trustees is divided into three classes of Trustees. The terms of the first, second and third classes of the Trustees will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, Trustees of each class will be chosen for three-year terms upon the expiration of their current terms, and one class of Trustees will be elected by the shareholders each year. The staggered terms of the Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be considered by the shareholders to be desirable. See "Certain Provisions of Maryland Law, the Declaration of Trust and the Bylaws--Classification of Board and Removal of Trustees."

               Potential Effects of Issuance of Additional Shares; Other Matters. The Declaration of Trust of the Company (the "Declaration of Trust") authorizes the Board of Trustees to (i) amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest of any class, including Common Shares, that the Company has the authority to issue, (ii) cause the Company to issue additional authorized but unissued Common Shares or preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares"), and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. See "Description of Common Shares--General." In addition to Common Shares issued in the Offering, the Company is likely to issue directly, or through the issuance of Units by the Operating Partnership, a substantial number of Common Shares or Units redeemable or exchangeable for Common Shares, in connection with acquisitions. The Company is presently exploring a number of potential acquisitions, some of which could be material and a number of which could be effected in the near term. In addition, although the Board of Trustees has no intention to do so at the present time, it will be authorized pursuant to these provisions to establish a class or series of shares of beneficial interest that could, depending on the term of such series, delay, defer or prevent a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. The Declaration of Trust, the Bylaws of the Trust (the "Bylaws") and Maryland law also contain other provisions that may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Certain Provisions of Maryland Law, the Declaration of Trust and the Bylaws--Possible Antitakover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and the Bylaws."

               Holders of Units in the Operating Partnership have the right to cause the Operating Partnership to redeem their Units on the occurrence of certain events, including a transaction resulting in a group becoming the beneficial owner of 20% or more of the Common Shares (other than Permitted Holders, as defined in the Operating Partnership Agreement, which include Messrs. Shidler and Hamlin) or a merger or consolidation involving the Company. The Company has the option to deliver cash or Common Shares in satisfaction of such redemption obligation. See "Operating Partnership Agreement--Conversion and Redemption." This redemption provision may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. In addition, there is no limit on the ability of the Operating Partnership to issue additional Units, which Units may be convertible or redeemable for Common Shares. See "--Possible Adverse Effect of Shares Available for Future Sale on Price of Common Shares." Existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Company.

               The issuance of Common Shares or Preferred Shares discussed above could have a dilutive effect on shareholders.

Tax Risks

               Failure to Qualify as a REIT. The Company was organized and has operated, and intends to operate, so as to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT. The Company has received an opinion of its counsel that, based upon certain assumptions and representations, the Company has properly elected and otherwise qualified to be taxed as a REIT for the taxable years commencing on and after January 1, 1992 and ending prior to January 1, 1998 and the Company's proposed method of operation will enable the Company to continue to so qualify. Shareholders should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based upon such counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its shareholders. There can be no assurance that the Company will do so successfully. See "Federal Income Tax Considerations--Taxation of the Company."

               If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although management intends to operate the Company in a manner designed to meet the REIT qualification requirements, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Considerations."

               Other Tax Liabilities. Even if the Company qualifies as a REIT, it will be subject to certain state and local taxes on its income and property, and may be subject to certain federal taxes. The Company was reformed as a
Maryland  real  estate  investment  trust in  March  1998  and is  treated  as a corporation for tax purposes. Generally, all corporations operating in Pennsylvania are subject to the Pennsylvania Corporate Net Income Tax ("CNI") and the Pennsylvania Capital Stock/Foreign Franchise Tax ("CS/FF") apportioned to Pennsylvania based on that corporation's activities within the Commonwealth. However, a foreign business trust that confines its activities in Pennsylvania to the maintenance, administration and management of intangible investments and qualifies as a REIT under Section 856 of the Code or a qualified REIT subsidiary under Section 856(i) of the Code is not subject to the CS/FF or CNI. If the Company were to fail to qualify as REIT for any tax year, the Company would be subject to CNI and CS/FF based upon the Company's income and equity apportioned to Pennsylvania.

               In the  Transactions,  the transfers of partnership  interests to the Operating Partnership relating to the Properties located in Pennsylvania were structured as transfers of 89% of the capital interests with the remaining interests to be acquired by the Operating Partnership not later than December 2000. This structure is intended to comply with informal advice from the Pennsylvania Department of Revenue that such transfers are not subject to Pennsylvania real estate transfer taxes. However, the Company has not obtained a formal ruling from the Pennsylvania Department of Revenue on this issue. If the Pennsylvania Department of Revenue were to successfully challenge this structure, or the remaining interests were required to be transferred for financing or other purposes prior to October 14, 2000, the Operating Partnership would be subject to Pennsylvania state and local transfer taxes of approximately $2.7 million.

               REIT Minimum Distribution Requirements; Possible Incurrence of Additional Debt. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gains). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership and, to a significantly lesser extent, from the properties it owns directly, and the cash available for distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership and, to a significantly lesser extent, cash flow from the properties it owns directly together with funds available to it from borrowings. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, directly or indirectly through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. See "--Real Estate Financing Risks."

Conflicts of Interest

               Risks Relating to Structure. The Company currently owns the Retail Properties directly and its interest in the Office Properties indirectly through its interests in the Operating Partnership and the Properties Partnerships (as hereinafter defined). Messrs. Shidler and Hamlin, Trustees of the Company, are limited partners of the Operating Partnership ("Limited Partners") and are limited partners in certain of the Properties Partnerships. Certain Trustees also own Preferred Units (as defined in the Operating Partnership Agreement) which receive a priority return to the Partnership Units (as defined in the Operating Partnership Agreement) held by the Company and other limited partners, and it is anticipated that additional Preferred Units will be issued in the future. See "Structure and Formation of the Company--The Transactions" and "Operating Partnership Agreement." As a result, there are basically two pools of assets in which the Company has differing interests and conflicts of interest may arise concerning, among other things, the allocation of resources (financial or otherwise) between asset pools, assets sales and the reduction of indebtedness.

               The Company, as the general partner (the "General Partner") of the Operating Partnership, may have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Company's shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Company is acting both on behalf of the Company's shareholders and, in its capacity as General Partner, on behalf of the Limited Partners. The Limited Partners have agreed that the Company will discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Company's shareholders. Limited Partners will also have the right to vote on amendments to the Operating Partnership Agreement, many of which will require the vote of holders (other than the Company) of a majority of the Partnership Units and the Preferred Units, voting separately, and individually to approve certain amendments that will adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of the Company's shareholders.

               In addition,  distributions  from the Operating  Partnership  and income from the Retail Properties may not be sufficient to both pay the Company's current overhead expenses and maintain the current level of distributions to shareholders. To the extent that there is a mismatch between expenses and shareholder distributions, on the one hand, and Operating
Partnership distributions and rental income, on the other hand, the Company would be required to seek discretionary distributions or loans from the Operating Partnership, to incur additional indebtedness in order to fund operating expenses and distributions or to decrease shareholder distributions. See "--Real Estate Financing Risks." Alternatively, the Company may seek to issue additional Common Shares, although the proceeds from such issuance would be required to be contributed to the Operating Partnership absent a waiver by the Limited Partners.

               Risks Related to Outside Investments. Mr. Shidler, the Chairman of the Board of Trustees, also has interests in a number of other real estate investments, including First Industrial, a REIT, of which he is Chairman of the

Board of Directors. As a result, Mr. Shidler will only spend a portion of his time on the Company's business. Instances may arise in which Mr. Shidler's interests with respect to his overall activities, or a given investment opportunity, may be inconsistent with the interests of the Company. Mr. Hamlin, President, Chief Executive Officer and a Trustee, also has interests in a number of other real estate investments, including First Industrial and TriNet and other REITs. Although Mr. Hamlin has entered into an employment agreement with the Company, which requires that he devote his full business time to the affairs of the Company and contains a non-compete clause, there can be no assurance that instances would not arise which present conflicts of interest. See "Management--Executive Officers and Trustees" and "--Employment Agreement."

               Entities controlled by Mr. Shidler and Mr. Hamlin also own undeveloped property contiguous to certain of the Properties. Although all such entities have granted the Company an option to acquire these properties at a discount to fair market value, there can be no assurance that the Company will acquire these properties. These properties could be developed and compete with the Company for tenants.

Real Estate Investment Risks

               General Risks. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as property operating and other expenses incurred. If the Properties do not generate revenues sufficient to meet operating expenses of the Operating Partnership and the Company, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Operating Partnership or the Company may have to borrow additional amounts to cover fixed costs, and the Company's financial performance and ability to make distributions to its shareholders may be adversely affected.

               The Company's revenues and the value of the Properties may be adversely affected by a number of factors, including (i) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (ii) the perceptions of prospective tenants of the attractiveness, convenience and safety of the Properties, (iii) the ability of the Company to provide adequate management, maintenance and insurance, (iv) the ability to collect all rent from tenants on a timely basis, (v) the expense of periodically renovating, repairing and reletting spaces and (vi) increasing operating costs (including real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants. Certain significant costs associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) generally are not reduced when circumstances cause a reduction in rental revenues from the property and vacancies result in loss of the ability to receive tenant reimbursements of operating costs customarily borne by commercial real estate tenants. In addition, real estate values and income from properties are also affected by such factors as compliance with laws applicable to real property, including environmental and tax laws, interest rate levels and the availability of financing. Furthermore, the amount of available rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

               Tenant Defaults and Bankruptcy. Substantially all of the Company's income will be derived, directly or through distributions from the Operating Partnership, from rental income from properties. The distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of the Company's tenants failed to meet their lease obligations. Tenants may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distributions to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant, from time to time, may experience a downturn in its business, which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy, or if a tenant's financial condition weakens, the Company's results of operations and the amounts available for distribution to its shareholders may be adversely affected.

               Operating  Risks.  The  Properties  will be subject to  operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. The Properties will be subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning, maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance. While the Company's current tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay all or a portion of such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its properties, the
Company's results of operations and ability to make distributions to shareholders could be adversely affected if operating expenses increase without a corresponding increase in revenues, including tenant reimbursements of operating costs. In addition, when tenant leases expire, the Company may incur significant retenanting costs for leasing commissions and tenant improvements.

               Competition;  Risk  of Not  Meeting  Targeted  Level  of  Leasing
Activity, Acquisitions and Development. Numerous commercial properties compete with the Properties in attracting tenants to lease space, and additional properties can be expected to be built in the markets in which the Properties are located. The number and quality of competitive commercial properties in a particular area will have a material effect on the Company's ability to lease space at its current properties or at newly acquired properties and on the rents charged. Some of these competing Properties may be newer or better located than the Properties. In addition, the commercial real estate market is highly competitive particularly within the Mid-Atlantic region in which the Company presently operates. There are a significant number of buyers of commercial property, including other publicly traded commercial REITs, many of which have significant financial resources. This has resulted in increased competition in acquiring attractive commercial properties. See "--Real Estate Investment Risks--Risks Associated with Acquisition, Development and Construction Activities." Accordingly, it is possible that the Company may not be able to meet its targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on the Company's expected growth in operations.

               Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of real properties, the Company may be potentially liable for any such costs.

               Phase I environmental site assessments ("ESAs") have been obtained for each of the Properties. The purpose of Phase I ESAs is to identify potential sources of contamination for which a company may be responsible and to assess the status of environmental regulatory compliance. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subsequently performed. The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that, after giving effect to indemnification available to the Company, the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the indemnification would be unavailable at the time the Company sought to make a claim thereunder, the Phase I ESAs relating to any one of the Properties have not revealed all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company.

               Effect of Americans with Disabilities Act Compliance on Cash Flow and Distributions. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Existing commercial properties generally are subject to provisions requiring that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. While the amounts of such compliance costs, if any, are not currently ascertainable, they are not expected to have a material effect on the Company.

               Changes in Laws. Because increases in income or service taxes may not be passed through to tenants under some leases, such increases may adversely affect the Company's results of operations and its ability to make distributions to shareholders. In addition, the Properties are subject to various federal, state and local regulatory requirements and to state and local fire and lifesafety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties currently are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and ability to make expected distributions to shareholders.

               Uninsured Losses. The Company will generally carry commercial general liability insurance, standard "all-risk" property insurance, and flood and earthquake (where appropriate) and rental loss insurance with respect to its properties with policy terms and conditions customarily carried for similar properties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Company and its financial condition and results of operations. In addition, certain types of losses may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property.

               Risks Associated with Illiquidity of Real Estate. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

               Risks Associated with Acquisition, Development and Construction Activities. The Company intends to acquire existing commercial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. Acquisitions of such properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform in accordance with expectations or that estimates of the costs of improvements to bring an acquired property up to the Company's standards may prove inaccurate.

               The Company also  intends to grow in part  through the  selective development, redevelopment and construction of commercial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. Additional risks associated with such real estate development and construction activities include the risk that the Company may abandon development activities after expending significant resources to determine their feasibility; the construction cost of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and the construction and lease up of a property may not be completed on schedule (resulting in increased debt service and construction costs). Development activities are also subject to risks relating to inability to obtain, or delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations. If any of the above occur, the Company's results of operations and ability to make distributions to shareholders could be adversely affected. In addition, new development activities, regardless of whether they are ultimately successful, may require a substantial portion of management's time and attention.

Real Estate Financing Risks

               As  of  December  31,  1997,   the  Company  and  the   Operating
Partnership had, without regard to the use of Offering proceeds to repay debt, approximately $14 million and $100 million of outstanding indebtedness, respectively, all of which is collateralized. The indebtedness of the Company is in the form of mortgage notes which are non-recourse to any property of the Company other than the specific retail store property or properties collateralizing the mortgage note, and are subject to prepayment penalties. The Property Financing matures in October 2000 (subject to an ability, under certain circumstances, to extend for two additional years). The Company intends to repay $70 million under the Property Financing with the net proceeds of the Offering, which amount may be reborrowed. For a description of the indebtedness outstanding to the Properties Partnerships, see "Structure and Formation of the Company -- Description of Property Financing." The Company intends to continue to operate in the near term with higher debt levels than most other REITs. The Declaration of Trust does not limit the amount of indebtedness that the Company may incur. In addition, as a result of, among other things, the annual income distribution requirements applicable to REITs under the Code, the Company will be required to rely on borrowings, either directly or through the Operating Partnership, and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company and the Operating Partnership will be subject to real estate financing risks, including changes from period to period in the availability of such financing, the risk that the Company's or the Operating Partnership's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Each of the Properties, whether directly owned or owned through the Operating Partnership, has been mortgaged to collateralize indebtedness. If the Company or the Operating Partnership becomes unable to meet its required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to the mortgagee, with a consequent loss of income and asset value to the Company.

               In addition, to the extent the Operating Partnership was unable to meet its debt service obligations, cash distributions to the Company could be reduced or eliminated. The Property Financing contains provisions that could restrict the ability of the Operating Partnership to make distributions to the Company. Not only does the Property Financing specifically limit certain distributions and contain financial covenants the practical effect of which may require cash to be retained by the Operating Partnership, but in the event of a default by the Operating Partnership, the lender under the Property Financing could require the Operating Partnership to significantly curtail or eliminate all distributions. Any indebtedness incurred in the future by the Operating Partnership may contain similar limitations and covenants. There can be no assurance that the lenders under the Property Financing or such future indebtedness would grant waivers of these provisions. Any reduction in distributions from the Operating Partnership could require the Company to reduce distributions to shareholders or incur debt to maintain the current level of distributions. See "Structure and Formation of the Company -- Description of Property Financing."

Possible Adverse Effect of Shares Available for Future Sale on Price of Common Shares

          Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Shares. Sales or issuances of Common Shares could have a dilutive effect on existing shareholders. In addition to the Common Shares currently outstanding or being sold in the Offering, 2,899,310 Partnership Units and 1,913,545 Preferred Units were outstanding as of December 31, 1997, which were, as of such date, convertible under certain circumstances into an aggregate of 2,899,310 and 6,834,035 Common Shares, respectively. Holders of the Retained Interests (as hereinafter defined) were also entitled, as of December 31, 1997, to receive Partnership Units convertible into 282,508 Common Shares and Preferred Units convertible into 665,905 Common Shares. Subject to compliance with the Operating Partnership Agreement, the holders of the Partnership Units (the "Unit Holders") have the right to require the Operating Partnership to redeem all or a portion of such Partnership Units beginning on September 1, 1998 for cash. The Operating Partnership has the option to pay such redemption price in Common Shares, which option it currently anticipates exercising in the event any Units are redeemed, subject to the limitations in the Operating Partnership Agreement. Each Preferred Unit is convertible into 3.5714 Partnership Units, subject in turn to the right of redemption referred to above, beginning on October 1, 1999. Upon the issuance of Common Shares in satisfaction of the Operating Partnership's redemption obligations, the Common Shares may be sold in the public market pursuant to shelf registration statements which the Company is obligated to file on behalf of the Unit Holders or pursuant to any available exemptions from registration. See "Structure and Formation of the Company--The Transactions" and "Security Ownership of Management and Others."

               Options to purchase a total of 72,500 shares of Common Stock are outstanding as of March 1, 1998 under the Company's Stock Option Plan for Directors (the "Option Plan"). In addition, up to ten percent of the Common Shares outstanding from time to time will be available for grant under the Company's 1998 Long Term Incentive Plan (the "Incentive Plan").
See "Management--The Plans."

               The Company intends to cause the Operating Partnership to offer additional Preferred Units and Partnership Units in exchange for property or otherwise. Existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Company. No prediction can be made concerning the effect that future sales of any of such Common Shares will have on the market prices of shares.

Control of Management; Limits on Change of Control

          Giving effect to the Offering, Trustees and executive officers of the Company, as a group, beneficially owned, as of March 1, 1998, approximately 9.6% of the total outstanding Common Shares (approximately 42.4% assuming issuance of Common Shares in satisfaction of the redemption obligations with respect to the Partnership Units and the Preferred Units owned and to be owned, following contribution of the Retained Interests to the Operating Partnership in exchange for Units, by such group, which Common Shares may be issued beginning September 1, 1998 (in the case of the Partnership Units) and October 1, 1999 (in the case of the Preferred Units)). See "Security Ownership of Management and Others." The Company currently expects that, if permitted under the Operating Partnership Agreement provisions designed to maintain the Company's REIT status, in the event of any redemption, it will elect to deliver Common Shares for such Units. Accordingly, such Trustees and executive officers will have substantial influence on the Company, which influence might not be consistent with the interests of all other shareholders, and may in the future have a substantially greater influence on the outcome of any matters submitted to the Company's shareholders for approval following redemption of the Units. This significant ownership interest by Trustees and executive officers may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "--Conflicts of Interest."

Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt

               The Company's investment, financing and distribution policies, and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the Company's shareholders. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Shares. The organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. See "Policies with Respect to Certain Activities."

Dependence on Key Personnel

               The Company is dependent on the efforts of its trustees and executive officers, including the Company's Chairman of the Board of Trustees, Mr. Shidler, the Company's President and Chief Executive Officer, Mr. Hamlin, and the Company's Vice President and Chief Investment Officer, Mr. Bernheim. Although Messrs. Hamlin and Bernheim have each entered into employment agreements with the Company, there can be no assurance that either of these individuals will not elect to terminate their agreement. The loss of any of their services could have an adverse effect on the operations of the Company. See "Management -- Employment Agreement."

Possible Adverse Effect on Price of Common Shares

               One of the factors that is expected to influence the market price of the Common Shares is the annual distribution rate on the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution rate may adversely affect the market price of the Common Shares. Moreover, numerous other factors, such as regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that, following listing, the Company will continue to meet the criteria for continued listing of the Common Shares on the NASDAQ.

Risks Associated with Reliance on Forward-Looking Statements

               This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "believe" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results may differ significantly from the results discussed in such "forward-looking statements." Factors that could cause such differences include, but are not limited to, the risks described in this Risk Factors section of this Prospectus.

                                   THE COMPANY

General

               The Company is a self-administered REIT, headquartered in Philadelphia, Pennsylvania, which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of March 1, 1998, the Properties were over 99% leased. In addition, the Company has options to purchase 44.27 acres of land contiguous to certain of the Office Properties owned by related parties.

               The Company was formed in 1988 to own and acquire retail properties and subsequently became an externally advised REIT. On October 14, 1997, the Company, as part of the Transactions, acquired the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate firm. As a result of the Transactions, the Company relocated its headquarters from Minneapolis to Philadelphia and became internally administered. At that time, Jay Shidler became the Company's Chairman of the Board and Clay Hamlin became the Company's President and Chief Executive Officer. On January 1, 1998, the Company changed its name to Corporate Office Properties Trust, Inc. On March , 1998, the Company was reformed as a Maryland real estate investment trust.

               The Company's reformation as a Maryland REIT completes the conversion of The Shidler Group's privately-owned Mid-Atlantic suburban office business into a public REIT operating format. This transformation results from Mr. Shidler's vision and desire to create a growth-oriented real estate company focused exclusively on suburban office properties. Mr. Shidler believes the suburban office market has very attractive investment characteristics at this stage of the U.S. real estate cycle.

               Mr. Shidler, a nationally acknowledged expert in the field of real estate investment and finance, has a recognized investment track record resulting from the successful creation and performance of other large public real estate companies consisting of Trinet and First Industrial. Both Trinet and First Industrial have experienced rapid growth since their initial public offerings in May 1993 and June 1994, respectively, and currently have total market capitalizations of approximately $1.5 billion and $2.7 billion, respectively.

               The principal  executive offices of the Company and the Operating
Partnership  are  located  at  One  Logan  Square,  Suite  1105,   Philadelphia,
Pennsylvania 19103, and its telephone number is (215) 567-1800.

The Suburban Office Market

          The performance of the U.S. office market has improved substantially since the recession of the late 1980's and early 1990's. According to CB Commercial/Torto Wheaton Research, office property returns for the twelve months ended June 30, 1997 exceeded all calendar year returns since 1983. A number of markets across the country are beneficiaries of declining vacancies and limited or no new construction, which is resulting in increased average rental rates. This is particularly true in suburban office markets , which continue to exhibit stronger performance than downtown office markets on a nationwide basis. For the fifth consecutive year through 1997, the year-end national suburban office vacancy rate was lower than the national downtown average vacancy rate.

               The following chart shows the 10-year history of national office vacancy rates in suburban and central business district markets:


[Chart of 10-year history of national vacancy rates in suburban and central business district markets]


          Reductions in office vacancy have resulted from limited construction completions and from increased demand for office space as a result of strong employment growth. According to CB Commercial/Torto Wheaton, absorption of suburban office space was better than expected throughout 1997. Although the ongoing recovery of the office suburban market resulted in 19.7 million square feet of construction completions in 1997, this level is substantially lower than during the period from 1988 to 1991, when an average of 64.2 million square feet of suburban office construction was completed annually.

               The following chart shows the 10-year history of new office construction starts and net absorption in suburban and central business district markets:


[Chart of 10-year history of new office construction in suburban and central business district markets]


               According to Landauer and Associates in its 1998 Market Forecast, much of the employment growth in 1997 was attributable to technology-oriented companies, particularly technology services companies such as programmers, software developers and data processors. Landauer and Associates estimate information-technology firms contributed over 30 million square feet of net demand to commercial office markets in 1997. The Company believes that companies within these industries will continue to generate significant employment growth and demand for additional office space.

                    BUSINESS OBJECTIVES AND GROWTH STRATEGIES

               The  Company's   primary  business   objectives  are  to  achieve
sustainable long-term growth in FFO per share and to maximize long-term shareholder value. The Company intends to achieve these objectives primarily through external growth and, to a lesser extent, through internal growth. The Company intends to focus its activities on acquiring, owning and operating suburban office properties in high growth submarkets throughout the United States. The Company does not intend to expand its investment in net leased retail properties and, to the extent appropriate opportunities arise, may sell or exchange some or all of the Properties and reinvest any net cash proceeds therefrom in suburban office properties. It also may decide to contribute some or all of these properties to the Operating Partnership in exchange for additional Units. Key elements of the Company's business objectives and growth strategies include:

          o Suburban Office Focus. Management believes office buildings currently offer the strongest fundamentals of any real estate property type, and suburban office properties offer the Company very attractive investment opportunities. The four key factors driving the strong fundamentals of suburban office properties are (i) increasing rental rates, (ii) declining vacancy rates, (iii) positive net absorption and
                    (iv) limited new supply of office product. Management believes that many companies are relocating to, and expanding in, suburban locations because of lower total costs, proximity to residential housing and better quality of life.

          o External Growth. The Company is actively pursuing the acquisition of suburban office properties in high growth submarkets in the United States submarkets with strong fundamentals. The Company's three-part acquisition strategy includes targeting (i) entity transactions in which the Company enters new markets or increases its penetration in existing markets by acquiring significant portfolios along with their management, which will also enable the Company to enhance its management infrastructure and local expertise,
                    (ii) portfolio purchases in existing markets or selective new markets and (iii) opportunistic acquisitions of individual properties in submarkets in which the Company already has a presence. The Company believes that there are a significant number of potential acquisitions that could greatly benefit from the Company's experience in enhancing property cash flow and value by renovating and repositioning properties. The Company will seek to make acquisitions at attractive yields and below replacement costs.

                    Entity   Transactions  ($100+  million  average  size).  The
                    Company will seek to identify acquisitions of significant portfolios together with their management organizations. The Company anticipates that these entity transactions will (i) facilitate rapid growth, (ii) drive its goal to achieve a national presence by entering new markets and gaining major regional presences, (iii) achieve economies of scale through the integration of the property management organizations of the acquired entities into the Company's management infrastructure and (iv) assist it in building strong local management to complement its current management team. Through these local managers, the Company also expects to have better access to acquisition and development opportunities. This strategy allows the sellers of the entities to contribute their organizations in exchange for Units on a tax-deferred basis, and to retain significant involvement in the future management of the Company. Further, the Company believes that the commitment of such local management often will be assured by virtue of such owner's significant investment in the Company.

                    Portfolio Purchases ($50+ million average size). The Company will seek to make portfolio purchases that provide either attractive yields or potential for growth in cash flow from property operations and are well located and competitive in their submarkets. These acquisitions are also expected to expand the Company's regional presence within or near to its existing markets and to selectively enter new markets. The Company believes portfolio purchases will frequently result in the addition of experienced property managers knowledgeable in the day-to-day operation of the acquired properties. In addition, the Company expects that these local asset managers will provide increased property management capabilities and business linkages, including access to additional acquisitions, in the particular submarket where the acquired properties are located.

                    Opportunistic Acquisitions ($10+ million average size). The Company will seek to acquire individual office properties in its existing markets which are under-performing and present an attractive opportunity to create value and enhance FFO through the Company's hands-on approach to property repositioning, including the implementation of property specific renovation programs for underperforming assets. The Company believes that the significant experience of its management in property development, redevelopment, construction, management and leasing provides it with the expertise necessary to identify, acquire, upgrade, renovate and reposition suburban office properties. The Company believes these opportunistic acquisitions will be accretive to the Company's FFO per share and will provide significant returns relative to the risk involved.

                    The Company believes it has certain competitive advantages which will enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's national multiple market expertise in identifying, creatively structuring and closing acquisitions; (ii) management's experience in successfully growing public real estate companies utilizing a centralized/decentralized organizational structure; (iii) management's long-standing relationships with tenants, real estate brokers and institutional and other owners of commercial real estate, which help the Company to identify acquisition opportunities resulting in a large acquisition pipeline; (iv) the
                    Company's fully integrated real estate operations, which allow it to respond quickly to acquisition opportunities;

                    (v) the Company's access to capital as a public company; and
                    (vi)  the   Company's   ability   to  offer   tax   deferred
                    consideration to sellers of properties.

          o Internal Growth. Management believes that the Company's internal growth will come from (i) proactive property management and leasing, (ii) contractual rent increases,
                    (iii) operating efficiencies achieved through increasing economies of scale and (iv) tenant retention and rollovers at increased rents where market conditions permit. These strategies are designed to promote tenant satisfaction, resulting in tenant retention and attracting new tenants.

                    The Company intends to selectively explore the development of developable land when market fundamentals support a favorable risk-adjusted return on such development. Since 1989, the Company's present senior executive officers have been integrally involved in the development of several office properties by entities with which they were previously associated. The Company currently does not intend to develop or redevelop any properties outside of its markets.

Capitalization Strategy

               In conjunction with its growth strategies, the Company has developed a two-phase capitalization strategy. The Company intends during the first phase of this strategy, a period of rapid growth of the Company, to emphasize the issuance of Units as tax-deferred compensation to sellers in entity and portfolio acquisitions. To accelerate growth in FFO per share during this period, the Company will utilize a minimum cash flow to debt service coverage ratio of approximately 1.6 to 1.0, which is anticipated to equate to a ratio of debt to total market capitalization of between 40% and 60%. The Company believes a 1.6 times cash flow coverage ratio is conservative for a seasoned pool of suburban office buildings and is a more appropriate measure of entity leverage than the conventional REIT measure of total debt outstanding to total market capitalization.

               During the second phase of this strategy, the Company plans to gradually reduce its debt as a percentage of total market capitalization while continuing to grow FFO per share. The Company's plan to reduce its debt in the future is designed to achieve investment grade unsecured debt ratings to provide the Company access to the corporate unsecured debt markets.

                                 USE OF PROCEEDS

               The net proceeds from the sale of the Common Shares offered hereby, net of underwriting discounts and commissions and expenses related to the Offering, are estimated to be approximately $73.2 million. The Company is required to contribute all of the net proceeds to the Operating Partnership in exchange for additional Partnership Units. The Company will receive 7,500,000
Partnership Units and increase its percentage interest in the Operating Partnership to approximately 71.8%. The Operating Partnership intends to use $70 million of such net proceeds to repay indebtedness outstanding under the Property Financing, the lender of which is an affiliate of BT Alex. Brown Incorporated, one of the Underwriters in the Offering. Any remaining net proceeds will be used by the Operating Partnership for acquisitions and general business purposes.

               If the Underwriters' over-allotment option is exercised in full, the Company is required to contribute the additional net proceeds, estimated to be $11.0 million, to the Operating Partnership in exchange for 1,125,000 additional Partnership Units, which will increase its percentage interest in the Operating Partnership to approximately 74.4%. The Operating Partnership intends to use the additional net proceeds for acquisitions and general business purposes.

               The Property Financing bears interest at a rate of 7.5% per annum and matures on October 13, 2000 unless extended for one or two one year extensions. The Company has entered into an agreement with the lender of the Property Financing pursuant to which the lender has granted to the Company the right to reborrow, in minimum amounts of $20 million (or the remaining undrawn amount, if less), the entire $70 million repaid with the net proceeds of the Offering for the purpose of acquiring commercial office building real property and paying related fees and expenses. This right must be exercised within nine months of the date of the Offering and is subject to certain preconditions. See "Structure and Formation of the Company -- Description of Property Financing."

                  PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

               The Common Shares are listed for trading on NASDAQ under the symbol "COPT." Prior to January 1, 1998, the Common Stock was listed on NASDAQ under the symbol "RLIN." The following table sets forth the range of the high and low last reported sale prices as reported on NASDAQ, as well as the quarterly distributions per share of Common Stock declared and paid, prior to the Company Reformation, and per Common Share thereafter. The quotations shown represent interdealer prices without adjustment for retail markups, markdowns or commissions, and may not reflect actual transactions.

1996                                     Low           High     Distribution

First Quarter.....................     $4.750         $5.375         $0.125
Second Quarter....................      4.875          5.750          0.125
Third Quarter.....................      4.875          5.750          0.125
Fourth Quarter....................      4.750          5.500          0.125

1997

First Quarter.....................      4.500          6.000          0.125
Second Quarter....................      4.500          5.625          0.125
Third Quarter.....................      5.000          7.875          0.125
Fourth Quarter....................      6.813         11.750          0.125

1998

First Quarter
  (through March 5, 1998).........      9.750         11.750           --

               On September 5, 1997, the last trading day before the announcement of the Transactions, the last sale price for the Common Stock, as reported on NASDAQ, was $5-9/16. On September 8, 1997, the date on which the Transactions were first announced, the last sale price for the Common Stock, as reported on NASDAQ, was $7-7/8 per share. On October 13, 1997, the day before the Transactions were consummated, the last sale price for the Common Stock, as reported on NASDAQ, was $7-5/8 per share. On March 5, 1998, the last sale price for the Common Stock, as reported on NASDAQ, was $11-3/4 share. The approximate number of holders of record of the shares of Common Stock was approximately 230 as of March 5, 1998.

               The Company intends to make regular quarterly cash distributions to its shareholders based upon a quarterly distribution of $0.125 per Common Share, which equates, on an annualized basis, to $0.50 per Common Share (or an annual distribution rate of approximately 4.3% based on the last trade price of the Common Shares on NASDAQ on March 5, 1998).

               Future distributions by the Company, however, will be at the discretion of the Board of Trustees. The Company's ability to pay cash distributions in the future will be dependent upon (i) amounts distributed by the Operating Partnership from properties or interests held by it, (ii) income from the properties held directly by the Company, (iii) cash generated by financing transactions and (iv) the annual distribution requirements under the REIT provisions of the Code described above and such other factors as the Board of Trustees deems relevant. The ability of the Company to make cash distributions will also be limited by the terms of the Operating Partnership Agreement and the Property Financing as well as limitations imposed by state law and the agreements governing any future indebtedness of the Company or the Operating Partnership. See "Risk Factors -- Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt," "Structure and Formation of the Company" and "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements."

                                 CAPITALIZATION

               The following table sets forth the capitalization of the Company as of December 31, 1997 (i) on an historical basis and (ii) on an as adjusted basis giving effect to the Offering and the application of the net proceeds thereof as further described under "Use of Proceeds." The information set forth in the table should be read in conjunction with "Unaudited Pro Forma Financial Data" and the Consolidated Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

                                                                                              As of December 31, 1997
                                                                                 --------------------------------------------------
                                                                                     Historical                      As Adjusted
                                                                                     ----------                      -----------
Debt:
        Mortgages notes payable.....................................                 $    14,375                    $    14,375
        Property Financing(1).......................................                     100,000                         30,000
                                                                                     -----------                    -----------
           Total debt...............................................                     114,375                         44,375
                                                                                     -----------                    -----------
Minority Interest - Preferred Units.................................                      52,500                         52,500
Minority Interest - Partnership Units...............................                      12,362                         12,362
Stockholders' equity:
        Common Stock, $0.01 par value per share,
           50,000,000 shares authorized, 2,266,083
           issued and outstanding on an historical
           basis and 9,766,083 shares issued and
           outstanding on an as adjusted basis(2)(3)................                          23                             98
Additional paid-in capital..........................................                      16,620                         89,783
Accumulated deficit.................................................                      (4,979)                        (4,979)
                                                                                     -----------                    -----------
           Total stockholders' equity...............................                      11,664                         84,902
                                                                                     -----------                    -----------
               Total capitalization.................................                 $   190,901                    $   194,139
                                                                                     ===========                    ===========


--------------------

(1) See "Property Financing" and Note 6 of notes to consolidated financial statements for information relating to this indebtedness.
(2) The Company was reformed on March , 1998 as a Maryland real estate investment trust. At the time of the Company Reformation, each share of Common Stock was converted into one Common Share. For purposes of the As Adjusted column, Common Shares issued in the Offering are reflected as shares of Common Stock. In addition, as a result of the Reformation, the Company has authorized capital consisting of 45,000,000 Common Shares and 5,000,000 Preferred Shares. There are no issued and outstanding Preferred Shares.
(3) Does not include (i) 9,133,345 Common Shares that may be issued under certain circumstances upon conversion or redemption of outstanding Units, (ii) 948,413 Common Shares that may be issued under certain circumstances upon conversion or redemption of the Units to be issued in exchange for the Retained Interests, (iii) 72,500 Common Shares underlying options issued, or to be issued, under the Option Plan and the Incentive Plan outstanding as of March 1, 1998 and (iv) 1,125,000 Common Shares subject to the Underwriters' over-allotment option. See "Structure and Formation of the Company-- The Transactions" and "Management-- The Plans."

                             SELECTED FINANCIAL DATA

               The following selected financial data of the Company as of and for each of the fiscal years ended December 31, 1993 through 1997 has been derived from and should be read in conjunction with, the Company's audited financial statements for those years. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and the Notes thereto of the Company and the Combined Financial Statements and the Notes thereto of the Office Properties included elsewhere in this Prospectus.

               The pro forma operating and other data for the year ended December 31, 1997 set forth below gives effect to the Transactions and the Offering as if the Transactions and the Offering (including the use of proceeds thereof) had occurred on January 1, 1997. The pro forma balance sheet data as of December 31, 1997 gives effect to the Offering as if the Offering (and the use of proceeds thereof) had occurred on such date. The information set forth below should be read in conjunction with "Unaudited Pro Forma Financial Data," the Consolidated Financial Statements and the Notes thereto of the Company and the Combined Financial Statements and the Notes thereto of the Office Properties included elsewhere in this Prospectus. The pro forma financial information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position or results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods.

                     Corporate Office Properties Trust, Inc.

                                                                                    Year Ended December 31,
                                                      --------------------------------------------------------------------------
                                                                                Historical                             Pro Forma
                                                      -------------------------------------------------------------    ---------
                                                        1993         1994          1995         1996         1997        1997
                                                      ---------    ---------    ---------    ---------    ---------    ---------
                                                                                                                       (unaudited)
                                                                       (Dollars in thousands, except per share data)
Operating Data:

Revenue:
    Rental income .................................   $   1,073    $   2,038    $   2,436    $   2,477        6,122    $  18,338
    Tenant recoveries and other income ............          70          217           48           32          496        1,778
                                                      ---------    ---------    ---------    ---------    ---------    ---------
           Total revenue ..........................       1,143        2,255        2,484        2,509        6,618       20,116
                                                      ---------    ---------    ---------    ---------    ---------    ---------

Expenses:
    Interest ......................................         461        1,098        1,267        1,246        2,855        3,824
    Depreciation and amortization .................         256          476          567          567        1,331        4,280
    Property expenses .............................          63           43           42           31          728        3,459
    General and administrative ....................         183          337          336          372          533          707
    Termination of Advisory Agreement(1) ..........                                                           1,353         --
                                                      ---------    ---------    ---------    ---------    ---------    ---------
           Total expenses .........................         963        1,954        2,212        2,216        6,800       12,270
                                                      ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) before minority interests ...........         180          301          272          293         (182)       7,846
Income allocated to minority interests ............           0            0            0            0         (785)      (4,559)

Net income (loss) .................................   $     180    $     301    $     272    $     293    $    (967)   $   3,287
                                                      =========    =========    =========    =========    =========    =========


Net income (loss) per common share ................   $    0.17    $    0.21    $    0.19    $    0.21    $   (0.60)   $    0.34
                                                      =========    =========    =========    =========    =========    =========


Cash dividends/distributions declared .............   $     923    $   1,207    $     710    $     710    $     816
                                                      =========    =========    =========    =========    =========

Cash dividends/distributions per share ............   $    0.88    $    0.85    $    0.50    $    0.50    $    0.50
                                                      =========    =========    =========    =========    =========

Balance  Sheet  Data  (as  of  period  end):
Real  estate  investments,  net of
    accumulated depreciation ......................   $  15,110    $  24,179    $  23,624    $  23,070    $ 188,625    $ 188,625
Total assets ......................................      18,882       25,647       24,779       24,197      193,534      196,772
Mortgages payable .................................       7,450       15,153       14,916       14,658      114,375       44,375
Total liabilities .................................       7,950       15,620       15,191       15,026      117,008       47,008
Minority interests ................................                                                          64,862       64,862
Stockholders' equity ..............................      10,932       10,026        9,588        9,171       11,664       84,902

Other Data:
Cash flows provided by (used in):
    Operating activities ..........................   $     358    $     690    $     678    $     840    $   3,216           --(2)
    Investing activities ..........................      (5,461)      (9,511)        (551)         127          973           --(2)
    Financing activities ..........................       7,829        6,357       (1,001)        (967)      (1,052)          --(2)
Funds from operations (3) .........................         437          768          827          847        1,718        8,754
Weighted average shares
    outstanding (in thousands) ....................       1,065        1,420        1,420        1,420        1,601        9,766

Property Data (as of period end):
Number of properties owned ........................           4            7            7            7           17           17
Total rentable square feet owned
    (in thousands) ................................         215          370          370          370        1,852        1,852


-----------------
(1) Reflects a non-recurring termination expense of $1,353 associated with the termination of the Advisory Agreement, which was paid in the form of Common Stock. See "Certain Transactions."
(2) Pro forma information relating to cash flows from operating, investing and financing activities has not been included because management believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.
(3) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines FFO as net income
               (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a measure of the financial performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview

               The following discussion should be read in conjunction with Selected Financial Data and the Consolidated Financial Statements and the Notes thereto of the Company, the Combined Financial Statements and the Notes thereto of the Office Properties and the Pro Forma Financial Statements and the Notes thereto of the Company included elsewhere in this Prospectus.

               The Company is a self-administered REIT which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of March 1, 1998, the Properties were over 99% leased.

               The Company was formed in 1988 to own and acquire net lease retail properties. The Company did not commence operations until February 1990 and filed its initial public offering of Common Stock on December 31, 1991. On June 25, 1992, the Company acquired two net leased retail properties. On June 30, 1993, the Company sold additional shares of Common Stock in a public offering. During 1993 and 1994, the Company purchased five additional net leased retail properties.

               On October 14, 1997, the Company completed the Transactions.  For the purposes of the Transactions, the Properties Partnerships (including the Retained Interests) were treated as having a value of $170 million (which includes the $100 million of indebtedness represented by the Property Financing). The aggregate consideration issued in the Transactions by the Company and the Operating Partnership to the former general and limited partners of the Properties Partnerships consisted of (x) 600,000 shares of Common Stock (issued at a price of $5.50 per share), (y) an aggregate of 2,899,310 Partnership Units (including 600,000 issued to the Company in consideration for limited partner interests in the Properties Partnerships acquired by it for
600,000 shares of Common Stock and subsequently contributed by it to the Operating Partnership) and (z) 1,913,545 Preferred Units. Concurrently with the closing of the Transactions, the then existing advisory agreement (the "Advisory Agreement") between Crown Advisors, Inc. ("Crown") and the Company was terminated, and the Company entered into a management agreement (the "Management Agreement") with Glacier Realty LLC, a Minnesota limited liability company ("Glacier") owned by Messrs. Beck and Parsinen. A non-recurring termination expense of $1.4 million, paid in the form of shares of Common Stock (net of certain shares retired), was incurred as a result of the termination of the Advisory Agreement. As a result of the Transactions, the Company became self-administered. See "Structure and Formation of the Company."

               The Company accounted for the acquisition of the Office Properties under purchase accounting requirements; therefore, the operating results of the Company for the year ended December 31, 1997 is not directly comparable to 1996.

The Company

        Results of Operations.

               Comparison of the Years Ended December 31, 1997 and 1996: Total revenues increased from $2.5 million for the year ended December 31, 1996 to $6.6 million for the year ended December 31, 1997, an increase of $4.1 million or 164%. Of this increase, $3.6 million results from an increase in base rents, substantially all of which is attributable to the acquisition of the Office Properties. Tenant recoveries totaled $.4 million in 1997 as compared to none in 1996 due to tenant recoveries attributable to leases on the Office Properties.

               Total expenses increased from $2.2 million for the year ended December 31, 1996 to $6.8 million for the year ended December 31, 1997, an increase of 207%, of which $1.4 million of the change represented a non-recurring charge related to the termination of the Advisory Agreement. The remaining $3.2 million increase was attributable to increased interest expense ($1.6 million), increased depreciation and amortization ($.7 million), increased property expenses ($.7 million), and increased general and administrative expenses ($.2 million), primarily as a result of the acquisition of the Office Properties.

               Depreciation and amortization increased from $567,000 in 1996 to $1.3 million in 1997, an increase of 129%, as a result of the Transactions. Interest expense increased from $1.2 million in 1996 to $2.9 million in 1997, an increase of 129%, primarily as a result of borrowings under the Property Financing, offset slightly by decreased interest expense on the retail properties' mortgages.

               General and administrative expenses increased from $372,000 in 1996 to $533,000 in 1997 resulting from the conversion of the Company from an externally-advised REIT to a self-administered REIT. During 1997, the REIT commenced administrative operations and incurred payroll expenses of $102,000 and office overhead expenses of $34,000 not incurred previously. General and administrative expenses also increased due to higher professional fees as a result of the change in corporate structure, partially offset by a reduction in the advisory fees resulting from the termination of the Advisory Agreement.

               As a result of the above factors, net income before minority interests decreased from income of $293,000 for the year ended December 31, 1996 to a loss of $182,000 for the year ended December 31, 1997. Net income decreased from income of $293,000 for 1996 to a loss of $1.0 million for 1997 attributable primarily to the existence of minority interests resulting from the new structure of the Company following the Transactions, as well as the factors described above.

               Comparison of the Years Ended December 31, 1996 and 1995: Total revenues were approximately $2.5 million for both the year ended December 31, 1995 and the year ended December 31, 1996. The increase of $41,000 in total rental revenue in 1996 resulted from contractual rent increases in two of the Retail Properties based on increases in the Consumer Price Index partially offset by a decrease in interest income due to a reduction in cash and marketable securities.

               Total expenses were approximately $2.2 million for both the year ended December 31, 1995 and the year ended December 31, 1996. Because all of the properties owned by the Company in 1995 and 1996 were triple net leased, all operating expenses relating to the Company's properties, such as utilities, property taxes, repairs and maintenance and insurance, are the responsibility of the Company's tenants. The increase of $4,000 in total expense in 1996 consists of an increase in general and administrative expenses, consisting primarily of professional fees, travel expense and state income taxes, offset by a decrease in mortgage interest expense, due to a reduction in mortgage principal of approximately $257,000 during the year. Operation and management expenses consisting mainly of fees paid to Crown pursuant to the Advisory Agreement, and depreciation expense, remained relatively unchanged between 1995 and 1996.

               As a result of the above described factors and a charge to operations in 1996 for an unsuccessful attempt to raise capital and acquire additional properties, net income increased from $272,000 for the year ended December 31, 1995 to $293,000 for the year ended December 31, 1996.

        Results of Operations-Pro Forma.

               Comparison  of December  31, 1997 Pro Forma and December 31, 1997
Historical: Total pro forma revenues for the year ended December 31, 1997 were $20.1 million as compared to $6.6 million total historical revenues for the year ended December 31, 1997 due primarily to the pro forma inclusion of revenues related to the Office Properties for the period prior to the closing of the Transactions.

               Total pro forma expenses for the year ended December 31, 1997 were $12.3 million as compared to $6.8 million total historical expenses for the year ended December 31, 1997 due primarily to the inclusion of the expenses related to the Office Properties for the period prior to the closing of the Transactions, partially offset by the pro forma elimination of a non-recurring charge for the Company's termination of the Advisory Agreement.

               Pro forma net income before minority interest for the year ended December 31, 1997 was $7.8 million as compared to an historical net loss of $182,000 for the comparable period due to the factors discussed above. Pro forma net income was $3.3 million as compared to an historical net loss of $1.0 million due to these same factors and the inclusion of minority interests resulting from the new structure of the Company following the Transactions for the period prior to the closing of the Transactions.

               Comparison  of December  31, 1997 Pro Forma and December 31, 1996
Historical: Total pro forma revenues were $20.1 million for the year ended December 31, 1997 as compared to $2.5 million total historical revenues for the year ended December 31, 1996. Substantially all of the increase results from the inclusion of pro forma revenues related to the Office Properties for the year ended December 31, 1997.

               Total pro forma expenses were $12.3 million for the year ended December 31, 1997 as compared to $2.2 million total historical expenses for the year ended December 31, 1996. The increase was due primarily to the pro forma inclusion of expenses related to the Office Properties, partially offset by the pro forma elimination of a non-recurring charge for the Company's termination of the Advisory Agreement.

               Pro forma net income before minority interest for the year ended December 31, 1997 was $7.8 million as compared to historical net income before minority interest of $293,000 for the year ended December 31, 1996 as a result of the factors discussed above. Pro forma net income for the Company for the year ended December 31, 1997 was $3.3 million as compared to historical net income of $293,000 for the year ended December 31, 1996 due to the factors discussed above and the existence in 1997 of minority interests resulting from the new structure of the Company following the Transactions.

Liquidity and Capital Resources

               Historically, cash provided from operations represented the primary source of liquidity to fund distributions, pay debt service and fund working capital requirements. The Company expects to continue to meet its short-term capital needs from property cash flow, including all property expenses, general and administrative expenses, dividend and distribution requirements and recurring capital improvements and leasing commissions. The Company does not anticipate borrowing to meet these requirements.

               To meet  long-term  capital needs,  the Company has  historically relied primarily on fixed-rate secured financing for the acquisition, redevelopment and improvement of the Properties. The proceeds from the Offering are expected to be utilized to repay a portion of an existing mortgage loan and to pay the costs associated with the Offering and for acquisitions and general business purposes. Subject to certain conditions, this loan may be reborrowed to fund acquisition of office properties and will provide for certain long-term capital needs. See "Structure and Formation of the Company--Description of Property Financing."

          To further meet long-term capital needs, the Company is presently negotiating with Bankers Trust Company, an affiliate of BT Alex. Brown Incorporated, one of the Underwriters in the Offering, regarding a $100 million credit facility which it is intended would be utilized to facilitate acquisitions, renovations, tenant improvements and leasing commissions. Acquisitions may also be financed through net cash provided from operations or equity issuances. There is no assurance that the Company will be able to obtain such credit facility or that such credit facility will be adequate to fund its acquisition and capital program.

               The Company has no contractual obligations for property acquisition or material capital costs, other than tenant improvements in the ordinary course of business. The Company expects to meet its long-term capital needs through a combination of cash from operations, additional borrowings, additional equity issuances of Common Shares, Partnership Units and/or Preferred Units.

               On October 14, 1997, the Company completed the Transactions including the assumption of $100 million of the Property Financing and the issuance of $70 million of equity consisting of (i) $3.3 million in shares of Common Stock, (ii) $14.2 million in Partnership Units and (iii) $52.5 in Preferred Units, including the Retained Interests. The aggregate purchase price for the Office Properties was $169 million and $1 million of cash was provided for working capital to the Operating Partnership.

               The Property Financing consists of a $100 million facility bearing interest at an annual rate of 7.5%, and is prepayable at any time. The loan requires payments of interest only through its term and matures on October 13, 2000 unless extended for one or two one-year extensions.

        Statement of Cash Flows.

               During the year ended December 31, 1997, the Company generated $3.2 million in cash flow from operating activities which, together with $1.0 million of proceeds from the Transactions, initial cash balances of $0.3 million and marketable securities net proceeds of $0.5 million, were used in part for
(i) property costs in the Transactions of $0.5 million, (ii) costs relating to Common Stock issued in the Transactions of $0.1 million, (iii) dividends paid of $0.7 million and (iv) repayments of mortgage loans of $0.3 million. As a result, the cash balances increased to $3.4 million at December 31, 1997 from $0.3 million at December 31, 1996.

Funds From Operations

               The Company considers FFO to be helpful to investors as a measure of the financial performance of an equity REIT. In accordance with NAREIT's definition, FFO is defined as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently from the Company. FFO for the years ended December 31, 1997 and 1996, as calculated in accordance with the NAREIT definition published in March 1995, are summarized in the following table (in thousands). The accompanying pro forma FFO computation for the year ended December 31, 1997 reflects the historical FFO adjusted for the effects of the Transactions and the Offering as if it had occurred on January 1, 1997. The pro forma computation does not purport to be indicative of the results that would have been obtained had such transactions been completed on January 1, 1997 or which may be obtained in the future.

                                                                                                   Historical
                                                                                             Year Ended December 31,
                                                                              ----------------------------------------------
                                                                                                                   Pro Forma
                                                                                 1996              1997                1997
                                                                              --------          --------           --------

(Loss) income before minority interests ............................          $    293          $   (182)          $  7,846

Add:  Nonrecurring charge-- ........................................              --               1,353               --
Advisory Agreement termination cost


Add:  Real estate related depreciation and amortization
                                                                                   554             1,267              3,929

Less:  Preferred Unit distributions ................................              --                (720)            (3,413)
                                                                              --------          --------           --------
Funds from operations ..............................................              --                --                 --
                                                                              $    847          $  1,718           $  8,362
                                                                              ========          ========           ========



Weighted average Common Shares/Units outstanding(1) ................             1,420             2,153             12,348
                                                                              ========          ========           ========

-----------------------------
(1) Assumes redemption of all Partnership Units, calculated on a weighted average basis for Common Shares. Excludes the weighted average effect of the conversion of 1,913,545 Preferred Units into 6,834,035 Partnership Units which are, in turn, redeemable for 6,834,035 Common Shares. Includes 282,508 Common Shares issuable upon redemption of Partnership Units issuable upon the transfer of the Retained Interests.

The Office Properties

        General.

               The Office Properties had common ownership and management by The Shidler Group (the "Group"). The Group was formed in 1992 to engage in the acquisition, development and ownership, leasing and management of commercial office properties in the Pennsylvania and New Jersey area. The financial statements of the Office Properties were prepared on a combined basis because the operations were managed and were acquired as a single business under common control.

               The Group acquired its first properties in Philadelphia in June 1992. In March 1995, the Office Properties located outside of Princeton, New Jersey were purchased in a sale leaseback transaction from IBM. The office property held by 6385 Flank Drive, L.P. ("Flank") was constructed in 1995 and placed into service in December 1995. The other Office Properties located in Harrisburg, Pennsylvania were acquired in December 1996. As a result of these acquisitions, the operating results of the Office Properties in each of the periods presented are not directly comparable.

        Results of Operations.

               Comparison of the nine months ended  September 30, 1997 and 1996:
Total revenues increased to $12.9 million for the nine months ended September 30, 1997 from $10.0 million for the nine months ended September 30, 1996, an increase of 29.0%, due principally to the inclusion of a full-year of revenues from ComCourt Investors, L.P. ("ComCourt") (placed in service in December 1996) and increased rental revenue from South Brunswick L.P. ("Brunswick") resulting from the effects of additional leasing activity during 1996 and 1997. This increase was offset by a decrease in tenant reimbursements of $320,000 due primarily to an interim revision in a tenant lease which reduced the amounts due for tenant reimbursements. Interest and other income increased to $100,000 in the nine months ended September 30, 1997 from $47,000 in the equivalent period in 1996 due primarily to higher interest income on investments at Blue Bell Investment Company, L.P.

               Total expenses increased to $12.1 million for the nine months ended September 30, 1997 from $10.0 million for the nine months ended September 30, 1996, an increase of 21.0%, due principally to the inclusion of a full year of expenses for ComCourt and increased interest and property expense resulting from tenant activity at ComCourt and Brunswick. The expenses for ComCourt accounted for $1.6 million of this increase.

               Net income for the Office Properties for the nine months ended September 30, 1997 was $777,000 as compared to a net loss of $24,000 in the equivalent period in 1996 due to the factors described above.

               Comparison of the years ended December 31, 1996 and 1995: Total revenues increased to $13.7 million for the year ended December 31, 1996 from $12.4 million for the year ended December 31, 1995, an increase of 10.5%, principally due to additional rental revenue from Brunswick resulting primarily from a full year of revenue for a significant tenant as compared to eight months of revenue for that tenant in 1995, and, to a lesser extent, increased revenues resulting from the lease-up of Flank, which was placed into service in December 1995. Tenant reimbursements totaled $1.9 million in 1996 as compared to $1.4 million in 1995 due primarily to corresponding increases in reimbursable expenses.

               Total expenses increased to $13.5 million for the year ended December 31, 1996 from $12.3 million for the year ended December 31, 1995, an increase of $1.2 million or 9.8%, due principally to the inclusion for a full year of the expense of Brunswick's tenant activity and Flank's December 1995 in-service date. The Brunswick tenant activity accounted for $994,000 of this increase.

               Net income for the Office Properties for the year ended December 31, 1996 was $180,000 as compared to $15,000 for the year ended December 31, 1995 due to the factors described above.

        Statement of Cash Flows.

               The Office Properties' liquidity is affected by a number of factors among which are the ability of its tenants to make required rental payments and the ability of the Office Properties to obtain adequate and timely financing for its acquisition and construction needs. As of September 30, 1997, the Office Properties had $1.5 million of cash and cash equivalents and $2.6 million of restricted cash and escrows. As of September 30, 1997, the Office Properties' long-term debt was $87.1 million as compared to $85.9 million at December 31, 1996.

               Cash flows from operating activities decreased $939,000 in the nine months ended September 30, 1997 as compared to the equivalent period in 1996 due principally to the timing effects of certain working capital items. Cash flows used in investing activities decreased $1.9 million in the nine months ended September 30, 1997 as compared to the equivalent period in 1996 due principally to reduced levels of acquisition and construction activity. Cash flows from financing activities decreased $921,000 in the nine months ended September 30, 1997 as compared to the equivalent period in 1996 due principally to reduced long-term financing needs resulting from the aforementioned reduction in acquisition and construction activity.

               As of December 31, 1996, the Office Properties had $1.1 million of cash and cash equivalents and $3.4 million of restricted cash and escrows. As of December 31, 1996, the Office Properties' long-term debt was $85.9 million as compared to $70.7 million at December 31, 1995 as described below.

               Cash flows from operating activities increased $2.2 million in the year ended December 31, 1996 as compared to the equivalent period in 1995 due principally to positive cash flows from the aforementioned increased rental activity.

               Cash flows used in investing activities increased $7.4 million in the year ended December 31, 1996 as compared to the equivalent period in 1995 due principally to the acquisition of the properties for ComCourt and property additions at Brunswick.

               Cash flows from financing activities increased $5.3 million in the year ended December 31, 1996 as compared to the equivalent period in 1995 due principally to increased proceeds from borrowings relating primarily to ComCourt and Brunswick, offset by increased debt repayments resulting primarily from the retirement of a note payable relating to Brunswick.

Inflation

               Inflation has not generally had a significant impact during the periods presented on the Company or the Office Properties because of the relatively low inflation rates in the markets in which they operate. Most of the Company's or the Office Properties' tenants are contractually obligated to pay their share of operating expenses, thereby reducing exposure to increases in such costs resulting from inflation.

Prospective Accounting Standards

               In  1997,  the  Financial   Accounting   Standards  Board  issued
Statement of Financial Accounting Standards (SFAS) Nos. 130, "Reporting Comprehensive Income," and 131, "Disclosures About Segments of an Enterprise and Related Information." Both statements are effective for the Company beginning January 1, 1998. The statements, both of which are disclosure-related only, are not expected to materially impact the Company's financial reporting disclosures.

Year 2000

               The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a sys-tem failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar business activities.

               The Company has evaluated its systems and determined that the software currently in use is substantially year 2000 compliant. The software vendor has agreed to make minor modifications in the software to make it fully year 2000 compliant by December 31, 1998 at no additional cost to the Company. The Company presently believes that with these modifications, the Year 2000 issue will not have a material adverse impact on the operations and financial condition of the Company. However, even if such modifications are not timely completed, the Year 2000 issue is not expected to have a material adverse impact on the operations, financial condition and cash flows of the Company.

                                   PROPERTIES

The Suburban Office Properties

Set forth below is certain information with respect to the Office Properties as of March 1, 1998.

                                                                    Percentage                          Percentage
                                        Year                          Leased                             of Total
                                       Built/           Rentable      (as of          Total Rental         Rental
          Property Location          Renovated        Square Feet    3/1/98)           Revenue(1)        Revenue(1)
          -----------------          ---------        -----------    -------          ------------      ----------

Philadelphia Region
-------------------
    Unisys World Hdqtrs.
       751 Jolly Rd.                 1966/1991          112,958        100.0%         $1,425,955            7.2%
       753 Jolly Rd.                1960/1992-94        424,380        100.0           2,903,216           14.6
                                                      -----------                     ------------      ----------
           Combined Total                               537,338                        4,329,171           21.8
       760 Jolly Rd.                 1974/1994          199,380        100.0           2,516,925           12.6
                                                      -----------                     ------------      ----------
           Combined Total                               736,718                        6,846,096           34.4
    Merck Building
       785 Jolly Rd.                 1970/1996          218,219        100.0           2,096,951           10.5
                                                      -----------                     ------------      ----------
Region Total                                            954,937                       $8,943,047           44.9%
                                                      ===========                     ============      ==========
Harrisburg Region
-----------------
    Gateway Corporate Ctr.
       6385 Flank Dr.                   1995             32,800        100.0            $431,616            2.2%

    Commerce Court
       2601 Market Pl.                  1989             67,377         98.2           1,071,348            5.4


       2605 Interstate Dr.              1990             84,268        100.0           1,159,160            5.8


                                                      -----------                     ------------      ----------
Region Total                                            184,445                       $2,662,124           13.4%
                                                      ===========                     ============      ==========
Princeton Region
----------------
    Teleport National Hdqtrs.
       429 Ridge Rd.                 1966/1996          142,385        100.0          $2,508,824           12.6%
       437 Ridge Rd.                 1962/1996           30,000        100.0             582,867            2.9

    IBM Building
       431 Ridge Rd.                 1958/1967          170,000        100.0           2,767,414           13.9
                                                      -----------                     ------------      ----------
Region Total                                            342,385                       $5,859,105           29.4%
                                                      ===========                     ============      ==========
           TOTAL/
           WEIGHTED
           AVERAGE                                    1,481,767         99.9%        $17,464,276           87.7%
                                                      ===========                     ============      ==========



                                  Total Rental
                                    Revenue                  Major Tenants
                               Per Rentable Square           (10% or More of
          Property Location          Foot(1)              Rentable Square Feet)
          -----------------         -------              ---------------------

Philadelphia Region
-------------------
    Unisys World Hdqtrs.
       751 Jolly Rd.                 $12.62(2)            Unisys (100%)
       753 Jolly Rd.                   6.84(2)            Unisys (100%)

           Combined Total              8.06(2)
       760 Jolly Rd.                  12.62(2)            Unisys (100%)

           Combined Total              9.29
    Merck Building
       785 Jolly Rd.                   9.61               Unisys with 100% sublease to Merck.

Region Total                           9.37

Harrisburg Region
-----------------
    Gateway Corporate Ctr.
       6385 Flank Dr.                 13.16               Cowles Magazines (35%)
                                                          Orion Capital (26%)
    Commerce Court
       2601 Market Pl.                16.19               Penn State Geisinger (38%)
                                                          Ernst & Young (26%)
                                                         Texas-Eastern Gas Pipeline Co. (26%)
       2605 Interstate Dr.            13.76               PA Emergency Mgmt.
                                                          Agency (56%)
                                                          USF&G (24%)

Region Total                          14.43               Health Central (15%)

Princeton Region
----------------
    Teleport National Hdqtrs.
       429 Ridge Rd.                  17.62               TCG (100%)(3)
       437 Ridge Rd.                  19.43               IBM with 100%
                                                          sublease to TCG
    IBM Building
       431 Ridge Rd.                  16.28               IBM (100%)

Region Total                          17.11

           TOTAL/
           WEIGHTED
           AVERAGE                   $11.80





(1) Total Rental Revenue is the monthly contractual base rent as of March 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases except for the Philadelphia Region properties, which are triple net leases pursuant to which the tenant pays all operating expenses directly.
(2)     Property is triple net leased.
(3) On January 8, 1998, TCG announced its intention to merge with a subsidiary of AT&T Corporation.

               Philadelphia Suburban Market.

               Regional Analysis: Located along the Delaware and Schuylkill Rivers, Philadelphia is a cosmopolitan city situated at the crossroads of the Northeast Corridor, the most prosperous and densely populated region in the country. With a total population of over 5 million according to the 1990 U.S. Census, the Philadelphia Metropolitan Statistical Area ("MSA") is the fourth largest metropolitan area in the U.S. Philadelphia has a large, highly skilled workforce which forms the base of one of the most diverse economies in the nation. Although the Philadelphia metropolitan area is a market in itself, its location and extensive transportation system provide easy access to 25% of the U.S. population which lives within a 300-mile radius.

               The greatest growth in the past fifteen years in the greater Philadelphia region has occurred in the suburban counties as migration out of the central urban core has taken place. The Company's Philadelphia region properties are located in the Pennsylvania suburban counties within the Philadelphia MSA. The suburban counties have seen higher growth since 1980 in employment compared to the Philadelphia central business district as jobs moved from the central business district and new jobs emerged in the surrounding areas. Management believes the Pennsylvania suburban counties are well positioned for continued growth in both employment and population.

               Philadelphia Suburban Office Market: As of September 30, 1997, the Philadelphia Suburban Office Market contained approximately 44.2 million square feet of non-owner occupied space and is divided into two subregions, the Philadelphia Suburban Office Region and the Southern New Jersey Office Market. The Company believes that current and projected economic trends favor the Philadelphia Suburban Office Region and present advantageous conditions for commercial real estate.

               The  following   table   presents  the  current   status  of  the
Philadelphia Suburban Office Region as of September 30, 1997 and for the years ended December 31, 1996 and 1995:

                                                                        Year to date            Year ended       Year ended
                                                                    through September 30,      December 31,     December 31,
                                                                            1997                   1996             1995
                                                                    ---------------------      -------------    -------------
 Total Non-Owner Occupied Space
 (square feet)...............................................            34,718,305            34,205,507        33,292,196

 Direct Vacancy..............................................               8.3%                   8.3%            13.8%

 Overall Vacancy(1)..........................................               9.3%                   9.2%            14.9%

 Net Absorption..............................................               365,777             1,521,973          543,766

 Leasing Activity............................................             2,326,949             2,671,213        3,104,997

 Under Construction..........................................               147,000                26,600           52,390

Source:  Cushman & Wakefield

(1)            Includes space available for sublease.

               Blue Bell/Plymouth Meeting/Fort Washington Submarket: With the opening of I-476 connecting the Pennsylvania Turnpike to I-95 south of Philadelphia and connecting to I-76 into Philadelphia, the Blue Bell/Plymouth Meeting/Fort Washington submarket, one of the submarkets in the Philadelphia Suburban Office Region, is located at the crossroads of the primary road network in the region. As a result, the northern suburbs, Blue Bell/Plymouth Meeting/Fort Washington, made a strong rebound from the recession and have seen rapidly rising rental rates. As of September 30, 1997, the vacancy in the Blue Bell/Plymouth Meeting/Fort Washington submarket had fallen to 4.3%.

               The following table presents the current status of the Blue Bell/Plymouth Meeting/Fort Washington office market as of September 30, 1997 and for the years ended December 31, 1996 and 1995:

                                                Year to date                Year ended                Year ended
                                           through September 30,           December 31,              December 31,
                                                    1997                       1996                      1995
                                           ---------------------           ------------              ------------
Total Non-Owner Occupied Space
(square feet).............................        4,856,811                 4,911,211                 4,609,855

Direct Vacancy............................          4.3%                       4.0%                      8.1%

Overall Vacancy(1)........................          5.6%                       5.7%                      9.1%

Net Absorption............................        33,697                    181,821                   170,141

Leasing Activity..........................       327,104                    272,885                   410,673

Under Construction........................           0                           0                         0

Source:  Cushman & Wakefield.

(1)            Includes space available for sublease.

               The Company owns four properties in the Blue Bell/Plymouth Meeting/Fort Washington submarket.

               The Merck Building: The Merck Building is a 218,219 square foot office building located on 28 acres at 785 Jolly Road in Blue Bell, Montgomery County, Pennsylvania. The building has a one-story lobby with a structural steel frame and brick exterior.

               The building is currently 50% occupied by Unisys and 50% occupied by Merck & Co. Inc. ("Merck"), which has exercised its option to occupy 100% of the building commencing on January 1, 1999. The building is leased in its entirety to Unisys on a triple net basis through June 30, 2009 with the tenant responsible for the payment of all operating and capital improvement expenses of the property. The lease provides for 2% annual increases in the base rent. Merck has subleased one-half of the building from Unisys through June 30, 2009, the remainder of the Unisys lease term. The Merck sublease contains a call option under which Merck can take the remainder of the space in the building and a put option under which Unisys can cause Merck to take the remaining space. Merck has exercised its option to become the sole occupant of the building commencing on January 1, 1999. Under the sublease, Merck has a direct obligation to pay the landlord if Unisys were to default on its obligations. The two-story brick building was constructed in 1970 as the Remington Rand Headquarters and was renovated by Merck in 1996.

               The aggregate undepreciated tax basis of depreciable real property for 785 Jolly Road for Federal income tax purposes was $12,816,000 as of December 31, 1997. Depreciation and amortization are computed on the straight-line method over 40 years.

               The current real estate tax for 785 Jolly Road is $1.76 per $100 of assessed value. The total annual tax for 785 Jolly Road at this rate for the 1997-1998 tax year is $284,143 (at an assessed value of $16,114,020).

               Unisys World Headquarters: The Unisys World Headquarters, located on 84 acres in Blue Bell, Montgomery County, Pennsylvania, consists of 736,718 square feet contained in three office buildings in a suburban office campus setting.

               All of the buildings are leased to Unisys under separate leases which expire June 30, 2009. The buildings are leased on a triple net basis though June 30, 2009 with the tenant responsible for the payment of all oper-ating and capital improvement expenses of the property. The leases provide for 2% annual increases in the base rent.

          o 751 Jolly Road: The first building comprising the Unisys World Headquarters consists of 112,958 square feet in a two-story steel frame facility. Exterior walls of glass and concrete panels enclose the executive offices, boardroom, and worldwide telecommunications facilities of this international corporation. The building was substantially renovated by Unisys in 1991.

          o 753 Jolly Road: The second building comprising the Unisys World Headquarters is a single story office/flex building with structural steel frame and brick, block and glass exterior containing 424,380 square feet. The building possesses the heavy power capabilities, fiber optics, upgraded HVAC and telecommunications and electronic systems necessary to support this Fortune 500 technology company. The building contains the primary software engineering and development divisions for Unisys, as well as general offices. Renovation of this building has been ongoing since 1993, during which time Unisys has expended over $6 million in capital improvements on the building.

               Both 751 Jolly Road and 753 Jolly Road are leased under a single lease with Unisys, which has posted a cash security deposit in the amount of $12.75 million under the lease.

               The aggregate undepreciated tax basis of depreciable real property for 751 Jolly Road and 753 Jolly Road for Federal income tax purposes was $31,555,000 as of December 31, 1997. Depreciation and amortization are computed on the straight-line method of 40 years.

               The current real estate tax for 751 Jolly Road and 753 Jolly Road is $1.31 per $100 of assessed value. The total annual tax for 751 Jolly Road and 753 Jolly Road at this rate for the 1997-98 tax year is $381,822 (at an assessed value of $29,050,890).

          o 760 Jolly Road: The third building comprising the Unisys World Headquarters is a 199,380 square foot office building situated on
               29.67 acres. This building serves as the headquarters for Unisys' worldwide marketing operations. The three-story building consists of structural steel framing with brick and concrete panel exterior walls. This technologically advanced building contains the latest telecommunications and electronic systems, a high tech display center and a cafeteria.

               The aggregate undepreciated tax basis of depreciable real property for 760 Jolly Road for Federal income tax purposes was $11,709,000 as of December 31, 1997. Depreciation and amortization are computed on the straight-line method over 40 years.

               The current real estate tax for 760 Jolly Road is $1.53 per $100 of assessed value. The total annual tax for 760 Jolly Road at this rate for the 1997-1998 tax year is $240,376 (at an assessed value of $15,703,760).

               The following table sets forth information for 785 Jolly Road, 751 Jolly Road, 753 Jolly Road and 760 Jolly Road, collectively:

                                                                   Annual Net
                                              Annualized Rent    Effective Rent
                                                Per Leased         Per Leased
    Year-End               Percent Leased       Square Foot       Square Foot
    --------               --------------       -----------       -----------

    1997...............         100%              $  9.27           $  9.27

    1996...............         100                  9.09              9.09

    1995...............         100                  8.91              8.91

    1994...............         100                  8.74              8.74

    1993...............         100                  8.57              8.57


               Harrisburg, Pennsylvania.

               Regional Analysis: The Harrisburg Capital Region is the MSA composed of Cumberland, Dauphin, Lebanon and Perry counties located midway between Philadelphia and Pittsburgh. At the center of the area is the city of Harrisburg, the capital of the Commonwealth of Pennsylvania and seat of Dauphin County.

               With its central location and convenient access to major markets (I-83, I-81 and the Pennsylvania Turnpike) along the East Coast, Harrisburg has recently become a fast growing area in the state. The region is strategically situated along major air, train and highway arteries. The Company believes that Harrisburg, which has become a new "edge city" to Philadelphia, is well positioned for long term growth and stability. The diverse economic base includes distribution, agriculture, retail and wholesale trade, light and heavy manufacturing, the federal military and state government activities.

               Harrisburg Office Market: The Harrisburg Office Market, as of December 31, 1997, consisted of approximately 9.9 million square feet of non-owner occupied space, with an overall office occupancy level of 91.4% at the end of 1997.

               The following table presents the current status of the Harrisburg office market as of December 31, 1997, 1996 and 1995:

                                                                      Year ended             Year ended           Year ended
                                                                     December 31,           December 31,         December 31,
                                                                         1997                   1996                 1995
                                                                     ------------           ------------         ------------

    Total Non-Owner Occupied Space
    (square feet)...........................................         9,929,395               9,060,433           8,627,141

    Direct Vacancy..........................................            8.6%                   8.7%                10.7%

    Overall Vacancy(1)......................................             n/a                    n/a                 n/a

    Net Absorption..........................................           167,712                 199,173             223,341

    Leasing Activity........................................             n/a                    n/a                 n/a

    Under Construction......................................             n/a                    n/a                 n/a

Source:  Landmark Commercial Realty, Inc.

(1)      Includes space available for sublease.

               The Company believes that the stability provided by the presence of the state capital, coupled with the strong growth prospects due to Harrisburg's central location within the transportation network, make Harrisburg an excellent market in which to own suburban office properties.

               East Shore Submarket: The East Shore Submarket, one of the submarkets of the Harrisburg Office Market, which is the newest of the Harrisburg submarkets, contained approximately 2.5 million square feet of non-owner occupied office space as of December 31, 1997. With limited new construction, the market has tightened and effective rents have increased.

               The following table presents the current status of the East Shore office market as of December 31, 1997, 1996 and 1995:

                                                                   Year ended         Year ended         Year ended
                                                                  December 31,       December 31,       December 31,
                                                                      1997               1996               1995

Total Non-Owner Occupied
Space (square feet).........................................        2,465,364         2,290,864          2,111,255
Direct Vacancy..............................................          9.3%               11.4%             16.9%
Overall Vacancy(1)..........................................          n/a                 n/a               n/a
Net Absorption..............................................           72,119           121,247             37,466
Leasing Activity............................................          n/a                 n/a               n/a
Under Construction..........................................          n/a                 n/a               n/a

Source:  Landmark Commercial Realty, Inc.

(1)      Includes space available for sublease.

               The Company owns three properties in the East Shore submarket.

               Gateway Corporate Center: The Gateway Corporate Center is a corporate office park located in the East Shore submarket, just six and a half miles from downtown Harrisburg in Lower Paxton Township adjacent to I-81. Gateway Corporate Center, consisting of 67 landscaped acres, is Harrisburg's first comprehensive business park. The Gateway Corporate Center contains 334,000 rentable square feet in seven buildings with an overall occupancy of 99%. When completed, the park will have in excess of 406,000 rentable square feet.

        - 6385 Flank Drive: 6385 Flank Drive was built new by management in 1995 and consists of a single-story brick and glass office building of 32,800 square feet located in the Gateway Corporate Center. The building is 100% occupied on a multi-tenant basis. Primary tenants include Cowles Magazines, Orion Capital and Pitney Bowes.

               Commerce Park: Commerce Park is a multiple ownership corporate office park located at the intersection of I-81 and I-83 in the East Shore submarket. Commerce Park is three miles from downtown Harrisburg in Susquehanna Township. When completed, the park will have in excess of 900,000 square feet on 150 acres.

         - Commerce Court: Commerce Court is a four-story office building built in 1989 and located on 8.5 acres in Commerce Park. The existing building contains 67,377 square feet and consists of a structural steel frame with brick and reflective glass facade. Commerce Court is leased on a multi-tenant basis with Texas Eastern, Ernst & Young and Penn State Geisinger Health Systems as primary tenants.

         - 2605 Interstate Drive: 2605 Interstate Drive is an 84,268 square feet three-story office building and is located on 5.75 acres in Commerce Park. The building was constructed in 1990 and consists of a structural steel frame and concrete panel and reflective glass exterior. The building is leased on a multi-tenant basis with the Pennsylvania Emergency Management Agency and USF&G as the primary tenants.

               Princeton, New Jersey.

               Regional Analysis: Central New Jersey enjoys a premium location between the major metropolitan areas of New York and Philadelphia. The central counties' (Middlesex, Mercer and Somerset) equidistant position between these cities, together with favorable demographics and high quality of life, have made them highly favorable for commercial properties. In fact, the three counties form the geographic center of the entire Northeastern Corridor, stretching from Boston to Washington, DC, with both urban centers located within 250 miles.

               The Princeton Technology Center is included in a geographic region collectively referred to as "Princeton," which stretches southward from South Brunswick in Middlesex County to Hamilton in Mercer County. Since 1980, there has developed an image of prestige at being located in the Princeton area. The office real estate market has increased eightfold since 1980. Large corporations such as Merrill Lynch, Bristol-Myers Squibb, AT&T, Johnson & Johnson, Dow Jones, Raytheon, Rhone Poulenc Rorer and Wyeth Ayerst have relocated major divisions to the area. The area's proximity to major roadways, including I-95 and the New Jersey Turnpike, make it a valuable distribution center.

               The Princeton Technology Center is located in the southwestern corner of Middlesex County, close to the border of Mercer County. Private sector non-agricultural employment increased in Middlesex County from 1981 to 1990, rising by 25.1%. The county population increased by 12.7% to a total of 671,811 since 1980.

               Princeton Office Market: The Princeton office market, which as of December 31, 1997 consisted of approximately 14.6 million square feet of non-owner occupied space with a vacancy rate of 8.1% at December 31, 1997.

               The following table presents the current status of the Princeton office market as of December 31, 1997, 1996 and 1995:

                                                                    Year ended             Year ended            Year ended
                                                                    December 31,           December 31,          December 31,
                                                                       1997                   1996                  1995

Total Non-Owner Occupied
Space (square feet)..........................................        14,557,333             14,401,333           13,696,854
Direct Vacancy...............................................         5.8%                     10.9%                16.4%
Overall Vacancy(1)...........................................         8.1%                     16.1%                16.9%
Net Absorption...............................................           886,096              1,382,190               n/a
Leasing Activity.............................................         1,354,357              1,208,174               n/a
Under Construction...........................................          n/a                      n/a                  n/a

Source:  Buschman Jackson-Cross

(1)      Includes space available for sublease.

               The Company believes that the strong growth prospects of the Princeton market make Princeton an excellent market in which to own suburban office properties. Princeton has become an attractive alternative to the New York/North Jersey office market.

               Exit 8A -Cranbury Submarket: The Company's properties are located in the Exit 8A-Cranbury submarket, one of the Princeton Office Market's submarkets. The following table presents the current status of the Exit 8A/Cranbury office market as of December 31, 1997, 1996 and 1995:

                                                                    Year ended             Year ended            Year ended
                                                                    December 31,           December 31,          December 31,
                                                                       1997                   1996                  1995

Total Non-Owner Occupied
Space (square feet).........................................         1,944,006               1,817,006            1,684,410
Direct Vacancy..............................................            4.9%                   11.2%                 18.7%
Overall Vacancy(1)..........................................           14.7%                   49.5%                 18.7%
Net Absorption..............................................           235,301                 244,855                n/a
Leasing Activity............................................           548,132                 171,600                n/a
Under Construction..........................................           n/a                     n/a                    n/a

Source:  Buschman Jackson-Cross

(1)      Includes space available for sublease.

               The Company owns three properties in the Exit 8A - Cranbury submarket.

               Princeton Technology Center: The Princeton Technology Center, a corporate business park located on 18.8 acres in Dayton, New Jersey, consists of three parcels and 342,385 rentable square feet contained in three separate buildings -- two office buildings and an office/flex building.

         - 429 Ridge Road: The first of two buildings leased to TCG is a 142,385 square feet three-story building on 14 acres. TCG is a leading fiber optic based telecommunications company. In January 1998, AT&T announced its agreement to acquire TCG. This three-story building has a structural steel frame with brick, metal panel and glass exterior. TCG operates a National Monitoring Center and its national training headquarters at this location and has made a multi-million dollar investment in the building. The initial term of TCG's lease ends in 2008. The building was totally renovated in 1996 and provides the latest in technologically advanced telecommunications and electronics capabilities.

               The following table sets forth certain  information for 429 Ridge
Road:

                                                                                                   Annual Net
                                                                            Annualized Rent      Effective Rent
                                                                              Per Leased           Per Leased
               Year-End                                  Percent Leased       Square Foot          Square Foot
               --------                                  --------------       -----------          -----------

               1997..................................            100%            $  17.62            $  12.62
               1996..................................             61                17.62               12.62
               1995..................................              0                 0.00                0.00


               The aggregate undepreciated tax basis of depreciable real property for 429 Ridge Road for Federal income tax purposes was $8,374,000 as of December 31, 1997. Depreciation and amortization are computed on the straight-line method over 40 years.

               The current real estate tax for 429 Ridge Road is $3.25 per $100 of assessed value. The total annual tax for 429 Ridge Road at this rate for the 1997-1998 tax year is $119,640 (at an assessed value of $3,680,000).

       - 437 Ridge Road: The second of the buildings leased to TCG consists of a 30,000 square feet single-story building. The building has a glass exterior along with a glass enclosed landscaped courtyard. TCG occupies the building under a sublease with IBM through April 2002, and a direct lease extending its occupancy through December 2006. The Chief Executive Officer and other executive officers work out of this facility. TCG totally renovated this building at a cost exceeding $2 million for TCG's initial occupancy beginning November 1, 1996.

       - 431 Ridge Road: 431 Ridge Road is a 170,000 square feet single-story office and research building which is leased in its entirety to IBM through March 31, 2002. The building has a structural steel frame with glass, metal panel and block exterior. The large floorplate, ample parking and ceiling height make the building highly adaptable for either office or research uses.

               The following table sets forth certain  information for 431 Ridge
Road:

                                                                                                   Annual Net
                                                                            Annualized Rent      Effective Rent
                                                                              Per Leased           Per Leased
               Year-End                                  Percent Leased       Square Foot          Square Foot
               --------                                  --------------       -----------          -----------

               1997....................................         100%           $  16.28              $  8.50
               1996....................................         100               16.35                 8.50
               1995....................................         100               16.68                 8.50

               The aggregate undepreciated tax basis of depreciable real property for 431 Ridge Road for Federal income tax purposes was $7,979,000 as of December 31, 1997. Depreciation and amortization are computed on the straight-line method over 40 years.

               The current real estate tax for 431 Ridge Road is $3.71 per $100 of assessed value. The total annual tax for 431 Ridge Road at this rate for the 1997-1998 tax year is $161,759 (at an assessed value of $4,364,750).

The Retail Properties

Set forth below is certain information with respect to the Company's retail properties as of March 1, 1998. All of the Retail Properties are leased on a triple net basis.

                                                     Percentage                 Percentage  Total Rental
                               Year                   Leased                    of Total      Revenue
                              Built/      Rentable    (as of      Total Rental   Rental    Per Rentable
    Property Location        Renovated  Square Feet   3/1/98)       Revenue(1)  Revenue(1) Square Foot(1)  Tenants

SuperValu Stores, Inc.
 Indianapolis, IN
    5835 West 10th St.           1991      67,541      100.0%     $  548,196         2.8%        $ 8.12    SV Ventures
 Plymouth, MN
    3550 Vicksburg Ln.           1991      67,510      100.0         522,813         2.6           7.74    Innsbruck Investments

Nash-Finch Stores
  Minot, ND
    2100 S. Broadway             1993      46,134      100.0         305,774         1.5           6.63    Nash-Finch Company
  Peru, IL
    1351 38th St. North          1993      60,232      100.0         334,776         1.7           5.56    Nash-Finch Company

Fleming Companies Stores
  Delafield, WI
    3265 Golf Rd.                1994      52,800      100.0         312,201         1.6           5.91    Fleming Companies, Inc.
  Glendale, WI
    7601 N. Port Washington      1992      36,248      100.0         168,300         0.8           4.64    Fleming Companies, Inc.
    Rd.
  Oconomowac, WI
    630 E. Wisconsin Ave.        1994      39,272      100.0         249,125         1.3           6.34    Fleming Companies, Inc.
                                        ---------                 ----------       -----

    TOTAL/
    WEIGHTED AVERAGE                      369,737      100.0%     $2,441,185        12.3%        $ 6.60
                                        =========                 ==========       =====

---------------


(1) Total Rental Revenue is the monthly contractual base rent as of March 1, 1998 multiplied by 12.

Tenants

               The following table sets forth certain information with respect to the Company's office and retail tenants as of March 1, 1998.

                                                                                                                      Percentage of
                                               Remaining                             Percentage of        Aggregate     Aggregate
                                   Number      Lease Term        Total Rental         Total Rental         Leased        Leased
                Tenant Name      of Leases      (months)       Revenue($000)(1)        Revenue(1)        Square Feet   Square Feet
                -----------      ---------      --------       ----------------        ----------        -----------   -----------

Office Tenants

Unisys........................        3              136                $7,895 (2)        39.7%             845,827          45.7%
TCG...........................        2               (3)                3,092            15.5              172,385           9.3
IBM...........................        1               49                 2,767            13.9              170,000           9.2
Merck (4).....................        1              136                 1,048 (2)         5.3              109,110           5.9
Penna. Emergency Mgmt
                                      1               45                   636             3.2               47,328           2.6
Agency (5)....................
Penn State Geisinger..........        2               (6)                  411             2.1               25,428           1.4
Ernst & Young.................        1              116                   292             1.5               17,499           0.9
Texas Eastern.................        1               27                   286             1.4               17,363           0.9
USF&G.........................        1               52                   271             1.4               19,903           1.1
Health Central................        1               36                   190             1.0               12,699           0.7
Cowles Magazines..............        1               48                   149             0.7               11,309           0.6
Orion Capital.................        1               33                   117             0.6                8,640           0.5
Pitney Bowes..................        1               39                    87             0.4                6,898           0.4
Aerotek.......................        1               37                    62             0.3                4,338           0.2
Groundwater Sciences..........        1               19                    56             0.3                4,420           0.2
Orion Consulting..............        1               51                    45             0.2                3,566           0.2
Hershey Foods.................        1               51                    34             0.2                2,387           0.1
McGraw-Hill...................        1               50                    26             0.1                1,467           0.1
                                     --                              ---------        ----------       ------------        ------
Total Office Properties.......       22                                 17,464            87.8            1,480,567          80.0
Retail Tenants
--------------
Fleming Companies, Inc........        3               (7)                  730             3.7              128,320           6.9
Nash-Finch Company (8)........        2              191                   640             3.2              106,366           5.7
SV Ventures (9)...............        1              164                   548             2.7               67,541           3.7
Innsbruck Investments (10)....        1              156                   523             2.6               67,510           3.7
                                     --                              ---------        ----------       ------------       -------
       Total Retail Properties        7                                  2,441            12.2              369,737          20.0
                                     --                              ---------        ----------       ------------       -------
Total.........................       29                                $19,905           100.0%           1,850,304         100.0%
                                     ==                                =======           ======           =========         ======

(1) Total Rental Revenue is the monthly contractual base rent as of March 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for the Philadelphia Region Properties and the Retail Properties, which are triple net leases for which the tenant pays all operating expenses directly.

(2) Property occupied under a triple net lease agreement, pursuant to which the tenant directly pays all building operating expenses.

(3) TCG leases 142,385 square feet which expires in June 2008 and 30,000 square feet which expires in December 2006. The 30,000 square feet are subleased from IBM through March 2002 and directly leased through 2006.

(4) Lease is with Unisys. Merck subleases 109,110 square feet and has exercised its option to lease an additional 109,109 square feet commencing on January 1, 1999.

(5) Aggregate Leased Square Feet has been adjusted from a 43,828 useable square feet lease to 47,328 rentable square feet for comparability.

(6) Penn State Geisinger leases 17,665 square feet through October 2007 and 7,763 square feet through October 2000. Both leases are in the Commerce Court property.

(7) Fleming Companies, Inc. has three leases consisting of 36,248 square feet, 39,272 square feet and 52,800 square feet. The leases expire in October 2010, May 2014 and November 2014, respectively.

(8) Nash-Finch has two leases consisting of 60,232 square feet and 46,134 square feet. Both leases expire in January 2014.

(9) SV Ventures is a wholly owned subsidiary of SuperValu, Inc. SuperValu, Inc. has guaranteed this lease through 2006.

(10) Franchisee of SuperValu, Inc. The Company pays SuperValu, Inc. a credit enhancement fee to guarantee payment under the lease through 2001.

Lease Expiration -- Portfolio Total

               The following table sets forth a summary schedule of the lease expirations for the Company's Properties for leases in place as of March 1, 1998, assuming that none of the tenants exercise renewal options.

                                 Square                         Total Rental      Total Rental Revenue
                    Number of  Footage of     Percentage of      Revenue of        of Expiring Leases      Percentage of
    Year of           Leases    Expiring      Total Leased        Expiring            Per Rentable         Total Rental
Lease Expiration     Expiring    Leases        Square Feet    Leases ($000)(1)        Square Foot(1)     evenue Expiring(1)
----------------     --------    ------        -----------    ----------------        --------------     ------------------


      1998              0                0          0.0%         $       0            $   0.00                    0.0%
      1999              1            4,420          0.2                 56               12.65                    0.3
      2000              4           46,465          2.5                712               15.33                    3.6
      2001              3           58,564          3.2                784               13.40                    3.9
      2002              6          208,632         11.3              3,293               15.78                   16.5
      2003              0                0          0.0                  0                0.00                    0.0
      2004              0                0          0.0                  0                0.00                    0.0
      2005              0                0          0.0                  0                0.00                    0.0
      2006              1           30,000          1.6                583               19.43                    2.9
      2007              2           35,164          1.9                584               16.60                    2.9
2008 and beyond         12       1,467,059         79.3             13,893                9.47                   69.9
                        --       ---------      -------             ------                                    -------

     Total              29       1,850,304        100.0%           $19,905              $10.76                  100.0%
                        ==       =========        ======           =======                                      ======

----------------------

(1) Total Rental Revenue is the monthly contractual base rent as of March 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for the Philadelphia Region Properties and the Retail Properties which are triple net leases for which the tenant pays all operating expenses directly.

Tenant Improvements and Leasing Commissions

               The following table sets forth certain historical information regarding tenant improvement and leasing commission costs for tenants at the Properties for the years ended December 31, 1995, 1996 and 1997:

                                                                                                              Total/Weighted
                                                                                                            Average January 1,
                                                                                                            1995-December 31,
                                                                  1995            1996          1997                1997
                                                                  ----            ----          ----        ------------------

Renewals
    Number of leases.................................                  0               0             3                  3
    Square feet......................................                  0               0        53,215             53,215
    Tenant improvement costs  per square foot........
                                                                   $0.00           $0.00         $3.92              $3.92
    Leasing commission costs per square foot.........
                                                                   $0.00           $0.00         $0.13              $0.13
                                                                   -----           -----         -----              -----
        Total tenant improvement and leasing
         commission costs per square foot............
                                                                   $0.00           $0.00         $4.05              $4.05
                                                                   =====           =====         =====              =====

Re-tenanted Space
    Number of leases.................................                  0               0             3                  3
    Square feet......................................                  0               0        42,927             42,927
    Tenant improvement costs  per square foot........
                                                                   $0.00           $0.00        $13.92             $13.92
    Leasing commission costs  per square foot........
                                                                   $0.00           $0.00         $5.99              $5.99
                                                                   -----           -----         -----              -----
        Total tenant improvement and leasing
         commission costs per square foot............
                                                                   $0.00           $0.00        $19.91             $19.91
                                                                   =====           =====        ======             ======

Newly Tenanted Space(1)
    Number of leases.................................                  1               4             4                  9
    Square feet......................................              8,640         107,973        88,572            205,185
    Tenant improvement costs  per square foot........
                                                                  $23.74          $31.83        $40.01             $35.02
    Leasing commission costs  per square foot........
                                                                   $3.84           $9.47        $10.61              $9.73
                                                                   -----           -----        ------              -----
        Total tenant improvement and leasing
         commission costs per square foot............
                                                                  $27.58          $41.30        $50.62             $44.75
                                                                  ======          ======        ======             ======

Total
    Number of leases.................................                  1               4            10                 15
    Square feet......................................              8,640         107,973       184,714            301,327
    Tenant improvement costs  per square foot........
                                                                  $23.74          $31.83        $23.55             $26.53
    Leasing commission costs  per square foot........
                                                                   $3.84           $9.47         $6.51              $7.50
                                                                   -----           -----         -----              -----
        Total tenant improvement and leasing
         commission costs per square foot............
                                                                  $27.58          $41.30        $30.06             $34.03
                                                                  ======          ======        ======             ======

--------------------------

(1) The cost of leasing vacant space (i.e., newly-tenanting) generally exceeds the cost of renewing or retenating occupied space. During the period January 1, 1995 through December 31, 1997, certain of the Properties were in a lease-up phase which required major renovation and improvements necessary to attract a large corporate tenant.

Recurring Capital Expenditures

               The following table summarizes the recurring capital expenditures for the Properties for the last three calendar years.

                                                           1995         1996         1997
                                                           ----         ----         ----

Total recurring capital expenditures ($000's)            $     0      $ 1,000     $     690
Total weighted average square feet (in thousands)          1,330        1,482         1,482
Cost per square foot                                     $     0      $  0.67     $    0.47

Competition

               Numerous   commercial   properties  compete  with  the  Company's
properties in attracting tenants to lease space, and additional properties can be expected to be built in the markets in which the Company's properties are located. The number and quality of competitive commercial properties in a particular area will have a material effect on the Company's ability to lease space at its current properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than the Company's properties. In addition, the commercial real estate market is highly competitive, particularly within the Mid-Atlantic region in which the Company presently operates. There are a significant number of buyers of commercial property, including other publicly traded commercial REITs, many of which have significant financial resources. This has resulted in increased competition in acquiring attractive commercial properties. See "Risk Factors--Real Estate Investment Risks--Risks Associated with Acquisition, Development and Construction Activities." Accordingly, it is possible that the Company may not be able to meet its targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on the Company's expected growth in operations.

Environmental Matters

               Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including ACMs, into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to release hazardous substances, including ACMs. As the owner of real properties, the Company may be potentially liable for any such costs.

               Phase I ESAs have been obtained for each of the Properties. The purpose of Phase I ESAs is to identify potential sources of contamination for which a company may be responsible and to assets the status of environmental regulatory compliance. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subsequently performed. The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that, after giving effect to indemnification available to the Company, the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the indemnification would be unavailable at the time the Company sought to make a claim thereunder, the Phase I ESAs relating to any one of its proper-ties have not revealed all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Company's properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company.

Insurance

               The Company will generally carry commercial general liability insurance, standard "all-risk" property insurance, and flood and earthquake (where appropriate) and rental loss insurance with respect to its properties with policy terms and conditions customarily carried for similar properties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Company and its financial condition and results of operations. In addition, certain types of losses may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property.

Certain Property Tax Information

               The aggregate real estate property tax obligations paid by the Company (with or without tenant reimbursement) for calendar 1997 were approximately $485,000. These amounts do not include real estate property taxes paid directly by tenants. On a pro forma basis, more than 97.4% of the Total Rental Revenue of the Properties as of September 30, 1997 is generated by leases which contain provisions requiring tenants to pay as additional rent their proportionate share of any real estate taxes or increases in real estate taxes over base amounts.

Employees

               As of December 31, 1997, the Company employed nine persons.

Legal Proceedings

               The Company is not currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company (other than routine litigation arising in the ordinary course of business, substantially all of which is expected to be covered by liability insurance).

Mortgage Debt

               The   following   table   sets  forth  the   Company's   mortgage
indebtedness that will remain outstanding after the closing of the Offering and the application of the use of proceeds therefrom.

                                                                             Properties -- Indebtedness

                                                                         Interest
                                      Principal Balance                  Rate at      Annual
                        Face Amount   as of                Accumulated   December     Debt           Maturity    Prepayment
Property/ Location      of Mortgage   December 31, 1997    Amortization  31, 1997     Service(1)     Date        Premiums
------------------      -----------   ------------------   ------------  ----------   ----------     ---------   --------

Plymouth, MN and
  Indianapolis, IN       $4,800,000      $4,660,648          $139,352         9.50%     $490,684(2)  6/1/2002     Yield Maintenance

Peru, IL                  2,650,000       2,429,348           220,652         8.00%      257,868     11/1/2013    Yield Maintenance

Minot, ND                 2,850,000       2,628,356           221,644         8.00%      277,331     2/1/2014     Yield Maintenance

Glendale, WI              1,200,000       1,055,731           144,269         7.75%      127,224     4/1/2011     (3)

Oconomowac, WI            1,800,000       1,737,046            62,954         7.625%     153,000     6/10/2014    Yield Maintenance

Delafield, WI             2,000,000       1,864,231           135,769        (4)         202,617(5)  12/10/2004   Yield Maintenance

Office Properties(6)     30,000,000      30,000,000                 0         7.50%    2,250,000(7)  10/13/2000   None
                         ----------      ----------        ----------                  ---------

TOTAL MORT-             $45,300,000     $44,375,360          $924,640                 $3,758,724
GAGE INDEBTEDNESS       ===========     ===========          ========                  =========

------------------

(1) "Annual Debt Service" is calculated for the twelve-month period ending December 31, 1997. For loans that bear interest at a variable rate, the rates in effect at December 31, 1997 have been assumed to remain constant for the balance of 1997.

(2)  A balloon payment of $4,434,000 is due on June 1, 2002.

(3) Until May 1, 1999, there is a prepayment premium of 5.0%. As of May 1, for each year thereafter, the prepayment premium decreases by 0.5%.

(4) Until November 30, 1999, the interest rate is 8.125%. Thereafter, the interest rate is the greater of the current 5 year U.S. Treasury Yield plus 1.80% and 8.125%.

(5)  A balloon payment of $1,401,000 is due on December 10, 2004.

(6) $100 million is currently outstanding under the Property Financing. The Company will repay $70 million of indebtedness outstanding under the Property Financing. See "Use of Proceeds" and "Structure and Formation of the Company - Description of Property Financing."

(7) A balloon payment of any amount then outstanding under the Property Financing is due on October 13, 2000.

Executive Officers and Trustees

     The persons who serve as executive officers and Trustees of the Company are identified below. Except as noted below, each of the executive officers will be a full time employee of the Company or the Operating Partnership.

           Name                           Age                  Office                                               Class
           ----                           ---                  ------                                               -----

Jay H. Shidler.......................      51      Chairman of the Board of Trustees                                  III
Clay W. Hamlin, III..................      52      President, Chief Executive Officer and Trustee                     III
Vernon R. Beck.......................      56      Vice President and Vice Chairman of the Board of Trustees           I
Kenneth D. Wethe.....................      56      Trustee                                                            II
Allen C. Gehrke......................      63      Trustee                                                             I
William H. Walton....................      45      Trustee                                                            II
Kenneth S. Sweet, Jr.................      65      Trustee                                                            III
Antony P. Bernheim...................      37      Vice President, Chief Investment Officer
Thomas D. Cassel.....................      39      Vice President, Finance and Treasurer
David P. Hartsfield..................      46      Vice President, Operations and Development
John Parsinen........................      55      Secretary
James K. Davis, Jr...................      37      Vice President, Acquisitions
Denise J. Liszewski..................      41      Vice President, Administration
Stephen S. Fera......................      31      Controller

     Jay H. Shidler is Chairman of the Board of Trustees. Mr. Shidler was appointed Chairman of the Board of Directors upon the closing of the Transactions. Mr. Shidler is the Founder and Managing Partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 25 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totalling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Directors of First Industrial Realty Trust, Inc. (NYSE: FR) and is a founder and former director and Co-Chairman of TriNet Corporate Realty Trust, Inc. (NYSE:
TRI). Mr. Shidler is also founder and Chairman of the Board of Directors of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda.

     Mr. Shidler serves on the boards of directors of several companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler holds a bachelor's degree in Business Administration from the University of Hawaii.

     Clay W. Hamlin, III is a Trustee and President and Chief Executive Officer of the Company. Mr. Hamlin was appointed director and President and Chief Executive Officer of the Company upon the closing of the Transactions. Mr. Hamlin joined The Shidler Group in May 1989, as Managing Partner of The Shidler Group's Mid-Atlantic regional office and acquired, managed and leased over four million square feet of commercial property with a value in excess of $300 million. A resident of Philadelphia for over 30 years, Mr. Hamlin has been active in the real estate business for 25 years. Mr. Hamlin is an attorney, a CPA and holds an MBA from The Wharton School of Business and an undergraduate degree from the University of Pennsylvania. Mr. Hamlin served as a Lieutenant J.G. in the U.S. Navy, and is active in many professional and charitable organizations. Mr. Hamlin is a founding shareholder of both TriNet Corporate Realty Trust, Inc. and First Industrial Realty Trust, Inc. His professional affiliations include the Urban Land Institute, NAREIT, the American Institute of CPAs and the American Bar Association.

     Vernon R. Beck is Vice Chairman of the Board of Trustees and is a Vice President of the Company. Mr. Beck was elected a director of the Company in January 1990. From 1988 to 1997, Mr. Beck served as President of the Company and as President of Crown Advisors, Inc., the Company's former external advisors. Since 1976, Mr. Beck has also been President of Vernon Beck & Associates, Inc., a commercial mortgage banking and real estate development firm, which has developed and financed numerous commercial real estate projects. Mr. Beck is a former commercial loan officer with IDS Mortgage Corporation and senior analyst with Northwestern National Life Insurance Company. Mr. Beck, together with John Parsinen, owns substantially all of the interests in Glacier Realty LLC. See "Certain Transactions--Management Agreement."

     Kenneth D. Wethe is a Trustee of the Company. Mr. Wethe was elected a director of the Company in January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe's background includes over 26 years experience in the group insurance and employee benefits area. He is a certified public accountant and holds an MBA from Pepperdine University.

     Allen C. Gehrke is a Trustee of the Company. Mr. Gehrke was elected a director of the Company in May 1995. Prior to becoming a private investor in 1995, Mr. Gehrke served for 35 years in various key positions at Fleming Companies, Inc. As Senior Vice President of Corporate Development, Mr. Gehrke's responsibilities included management of company physical assets, market research, lease negotiations and real estate financing. Prior to his employment with Fleming Companies, Mr. Gehrke spent seven years with Midwest Contractors and L.A. Construction Co. of Milwaukee. Mr. Gehrke is a former director of United Cerebral Palsy and several other community organizations.

     William H. Walton is a Trustee of the Company. Mr. Walton was appointed a director of the Company upon the closing of the Transactions. Mr. Walton is a Managing Principal of Westbrook Partners, L.L.C. ("Westbrook") which he co-founded in April of 1994. With offices in Dallas, New York, San Francisco and Florida, Westbrook is a fully integrated real estate investment management company. Westbrook is the sponsor of Westbrook Real Estate Fund and Westbrook Real Estate Fund II, which together control approximately $4 billion of real estate assets including investments in: real estate companies and securities; offices, retail and industrial properties; apartments; hotels; and residential developments. Prior to co-founding Westbrook, Mr. Walton was a Managing Director of Morgan Stanley Realty. Mr. Walton holds an AB from Princeton University and an MBA from Harvard Business School.

     Kenneth S. Sweet, Jr. is a Trustee of the Company. Mr. Sweet was appointed a director of the Company upon the closing of the Transactions. Mr. Sweet is the Managing Director of Gordon Stuart Associates, Inc., which he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he served in increasingly responsible positions at The Fidelity Mutual Life Insurance Company. Currently the Managing General Partner of fifteen venture capital and real estate partnership with assets of over $300 million, Mr. Sweet has over 37 years of experience in real estate investment, management, development and venture capital transactions.

     Mr. Sweet is active in community affairs and serves as a director, chairman of the real estate committee and a member of the finance committee of the Main Line Health and the Philadelphia Chapter of the Nature Conservancy and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center. Mr. Sweet holds a BA degree from the Lafayette College and attended The Wharton School of Business.

     Antony P. Bernheim became Vice President, Chief Investment Officer, of the Company in November 1997. Prior to joining the Company, Mr. Bernheim served as Director of Acquisitions for Cali Realty Corp from September 1994 to May 1997. As Cali's Director of Acquisitions, Mr. Bernheim oversaw the acquisition program which transformed Cali from a $300 million company with 12 buildings to a 130 building, $2.5 billion company. Prior to his employment with Cali, Mr. Bernheim had 13 years experience in the real estate industry, including three years with Oppenheimer & Company from February 1991 to September 1994. Mr. Bernheim studied international finance at the University of Southern California.

     Thomas D. Cassel has been Vice President, Finance and Treasurer of the Company since October 1997. Mr. Cassel has over 18 years experience in real estate accounting, finance, acquisitions and management. From 1995 until he joined the Company, Mr. Cassel was Vice President and Chief Financial Officer of Delancey Investment Group, Inc., a Philadelphia based real estate investment and management company of commercial and residential properties. Prior to Delancey, he was a real estate consulting manager for Arthur Andersen, LLP for four years and Kenneth Leventhal & Co. for two years. As a consultant, he performed strategic planning, capital markets, valuation and acquisition analyses for a variety of real estate companies, including REITs. Mr. Cassel is a CPA and received his bachelor's degree in Finance with a major in Accounting from the Wharton School at the University of Pennsylvania. He is active in several professional and charitable organizations.

     David P. Hartsfield has been Vice President, Operations and Development of the Company since October 1997. He joined The Shidler Group in November 1994, as Vice President with responsibility for management, leasing and development for The Shidler Group's Mid-Atlantic region. Prior to joining The Shidler Group, he served as Vice President, Development for the Kevin F. Donohoe Companies, where he was responsible for the development and management of office, hotel and retail properties, including the 1.1 million square foot Curtis Center in Philadelphia. Mr. Hartsfield has over 20 years of experience with commercial real estate management, leasing and development. He has a degree in architecture and an MBA from The University of Virginia and is a member of BOMA and other professional organizations.

     John Parsinen has been Secretary of the Company since January 1990. Mr. Parsinen has over 31 years of experience in commercial real estate. Mr. Parsinen has developed and owns various real estate projects. Mr. Parsinen has been a senior attorney at Parsinen Kaplan Levy Rosberg & Gotlieb, P.A. (Minneapolis, Minnesota) since it was formed in 1982. Mr. Parsinen owns 50% of Guaranty Title, Inc. a Minneapolis-based real estate title insurance company. Mr. Parsinen was a general partner of Earle Brown Commons Limited Partnership II, which owned and operated an elderly housing facility in Brooklyn Center, MN. In 1994, the limited partnership initiated a Chapter 11 bankruptcy reorganization proceeding to restructure certain tax and debt obligations. The bankruptcy was dismissed in 1995 and the project was sold. Mr. Parsinen, together with Vernon Beck, owns substantially all of the interests in Glacier Realty LLC. See "Certain Transactions."

     James K. Davis, Jr. has been Vice President, Acquisitions of the Company since October 1997. He joined The Shidler Group in July 1994, as Vice President with responsibility for acquisitions, financing, and leasing for The Shidler Group's Mid-Atlantic region. Prior to joining The Shidler Group, Mr. Davis, was Vice President, Acquisitions for Sandler Securities, Inc. He has 13 years of real estate experience in acquisitions, financing, development and leasing. Mr. Davis has an MBA from The Wharton School with a major in finance and an undergraduate degree from The University of North Carolina. He is active in several professional and charitable organizations.

     Denise J. Liszewski has been Vice President, Administration of the Company and Assistant Secretary since October l997. She joined The Shidler Group in May 1989 serving in a number of capacities, where she was in charge of personnel, administration and information systems. Ms. Liszewski has over 20 years of business experience and has an undergraduate degree from Drexel University.

     Stephen S. Fera has been Controller of the Company since December 1997. Prior to joining the Company, he spent seven years at Pennsylvania Real Estate Investment Trust ("PREIT"), where he was promoted to the position of Controller. At PREIT, he was responsible for managing the day-to-day accounting operations of the REIT including all wholly-owned and joint venture properties. Prior to PREIT, Mr. Fera was Assistant Controller at Calvanese Corporation, where he was responsible for all corporate and construction accounting.

Certain Information Regarding the Board of Trustees and Committees

     The Board of Trustees. The business and affairs of the Company are managed under the direction of the Board of Trustees. Pursuant to the terms of the Declaration of Trust, the Trustees are divided into three classes. Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 1999, Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2000, and Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2001. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at the meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year following the year of their election and the election and qualification of their successors. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust -- Classification of the Board, Vacancies and Removal of Trustees."

     Committees. The Company has a standing Audit Committee, which currently consists of Mr. Wethe (Chairman), Mr. Gehrke and Mr. Shidler, and a Compensation Committee, which currently consists of Mr. Sweet and Mr. Walton. The Audit Committee reviews, recommends and reports to the Board of Trustees on (1) the engagement of independent auditors and range of audit fees, (2) the quality and effectiveness of internal controls, (3) engagement or discharge of the independent auditors, (4) professional services provided by the independent auditors and (5) the review and approval of major changes in the Trust's accounting principles and practices. The Compensation Committee determines all executive compensation, administers stock option plans and other incentive plans and approves employment contracts.

     The Board of Trustees presently acts as its own Nominating Committee.

     Compensation of Trustees. Independent Trustees (Messrs. Gehrke, Sweet, Walton and Wethe) will receive an annual fee of $15,000. Trustees incurring travel expenses in connection with their duties as trustees of the Company are reimbursed in full. Each Trustee is eligible to participate in the Incentive Plan. The Compensation Committee intends to grant to each Trustee who is not an employee of the Trust, upon initial election or appointment, an option to purchase 5,000 Common Shares, at the then fair market value of the Common Shares.

Executive Compensation

     Upon completion of the Transactions on October 14, 1997, the Company converted from an externally advised to a self-administered REIT. Prior to October 14, 1997, no individual officer of the Company was paid any cash or other compensation. The following table sets forth the compensation paid from October 14, 1997 to December 31, 1997 and current base annual compensation for each of the five most highly compensated officers of the Company. Summary Compensation Table

    Name                          Principal Position                    1997 Actual Salary      Base Annual Salary
    ----                          ------------------                    ------------------      ------------------

Clay W. Hamlin, III      President, Chief Executive Officer                  $ 18,000            $ 90,000
Antony Bernheim          Vice President, Chief Investment Officer              --                 125,000
Thomas D. Cassel         Vice President, Finance and Treasurer                 22,038              90,000
David P. Hartsfield      Vice President, Operations and Development            16,000              80,000
James K. Davis, Jr.      Vice President, Acquisitions                          13,000              65,000


                                                           Options Grants in Fiscal Year 1997

                                                                                             Potential Realizable Value of As-
                        Number of Common     Percent of Total   Exercise Price               sumed Annual Rate of Common Price
                        Shares Underlying    Option Granted     per Common      Expiration   Appreciation for Option Term (2)
Name                    Options Granted(1)   in Fiscal Year     Share           Date             5%              10%
----                    ------------------   --------------     --------------  ----------   -----------     -----------------

Clay W. Hamlin, III     2,500                14.3%              $7.59           10/14/2007   $11,933             $30,241


---------------------

(1) All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of ten years from the date of grant and vest one year after the date of grant.


(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), these amounts are the hypothetical gains or "option spreads" that would exist for the options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options are granted over the full option term. No gain to the optionee is possible without an increase in the market price of the Common Shares, which would benefit all shareholders.


Other than as set forth above, none of the other officers received options in connection with their service to the Company during the year ended December 31, 1997. In addition, none of these officers contributed to any 401(k) plan.

     In addition to cash compensation in the form of base annual salary, the Company anticipates that it will have a cash bonus incentive plan pursuant to which cash bonuses may be awarded to executive officers and other key employees based on attainment of specified personal and corporate objectives. It is anticipated that the amounts of such bonuses will be determined by the Board of Trustees based upon a recommendation of the Compensation Committee.

Employment Agreement

     Mr. Hamlin has entered into an employment agreement with the Company. The agreement is for a continuous and self-renewing term of two years unless terminated by either party. The agreement provides for base annual compensation in the amount set forth above and incentive compensation to be determined by the Board of Trustees, upon a recommendation of the Compensation Committee. The base annual compensation may be increased in subsequent years by action of the Compensation Committee. The employment agreement provides for certain severance payments in the event of disability or termination by the Company without cause or by Mr. Hamlin based upon constructive termination. The agreement also provides for certain payments to be made to Mr. Hamlin in the event of a Change in Control (as defined in the agreement). Mr. Hamlin is required under the terms of his employment agreement to devote his full business time to the affairs of the Company. The agreement also prohibits Mr. Hamlin from engaging, directly or indirectly, during the term of his employment and for a period thereafter, in activities that compete with those of the Company.

The Plans

     The Option Plan. Since 1993, the Company has maintained the Option Plan. A total of 75,000 shares of Common Stock were reserved for issuance under the Option Plan. Each director of the Company was eligible to participate in the Option Plan. The Option Plan provided that each director received, upon initial election or appointment, an option to purchase 2,500 shares of Common Stock at the then fair market value of the Common Stock. The Option Plan also provided for the grant of an option to purchase an additional 2,500 shares of the Common Stock upon each director's re-election to the Board of Directors of the Company. The options become exercisable in full one year after date of grant and expire ten years from the date of grant. Options representing 75,000 shares of Common Stock have been granted under the Option Plan, with options representing 72,500

Common Shares remaining unexercised as of March 1, 1998. The Company does not intend to issue any more options under the Option Plan.

     The Incentive Plan. In connection with the Company Reformation, the Board of Trustees adopted, and the shareholders of the Company approved, the Incentive Plan for the purpose of attracting, retaining and motivating employees and trustees of the Company. The Incentive Plan authorizes the issuance of up to ten percent of the Common Shares outstanding from time to time, subject to adjustment on the event of certain recapitalization or reorganization transactions. The Incentive Plan is administered by the Compensation Committee of the Board of Trustees or, with respect to certain matters, its delegate. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate. Trustees, and employees of the Company, the Operating Partnership and other subsidiaries of the Company, and designated affiliates of the Company will be eligible for selection by the Administrator to participate in the Incentive Plan. The maximum number of Common Shares with respect to which options may be granted during a calendar year to any participant under the Incentive Plan will be 200,000 Common Shares, subject to adjustment for certain recapitalization or reorganization transactions. No awards may be granted under the Incentive Plan after March 2008.

     The Incentive Plan provides for the grant of (i) share options intended to qualify as incentive stock options under Section 422 of the Code, (ii) share options not intended to qualify as incentive stock options under Section 422 of the Code ("nonqualified stock options") and (iii) Dividend Equivalents (as defined in the Incentive Plan) which may be granted alone or in conjunction with share options (each an "Award"). The Administrator determines the type and number of Awards granted, the terms and conditions of any Award and may adopt, amend, waive and rescind the rules and regulations necessary to administer the Incentive Plan, among other things. In connection with the grant of options under the Incentive Plan, the Administrator will determine the option exercise price, the term of the option and the time and method of exercising.

     An option granted under the Incentive Plan may be exercised for any number of whole Common Shares less than the full number of Common Shares for which the option could be exercised. Unless otherwise agreed by the Administrator, Awards will not be transferable except by will or the laws of descent and distribution. A holder of an option will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the Incentive Plan. Payment of the exercise price of an option granted under the Incentive Plan may be made in cash, or, if permitted by the Administrator, by exchanging Common Shares having a fair market value equal to the option exercise price. Unless otherwise provided by the Administrator, all outstanding Awards will become fully exercisable upon a Change of Control.

     Options representing Common Shares have been granted under the Incentive Plan as of March , 1998.

                     STRUCTURE AND FORMATION OF THE COMPANY

General

               The following diagram depicts the Company's structure and the ownership interests following consummation of the Offering:







[Diagram  depicting  Company's  structure   including   partnership   interests
following consummation of the Offering].






-----------------------

(1) Trustees and officers own 42.4% assuming all outstanding Units are redeemed with Common Shares.

(2)  The Retail Properties are held by the Company.

(3) The Office Properties are held by subsidiary partnerships of the Operating Partnership.

(4) Percentages are after giving effect to the Retained Interests. In the Transactions, the Operating Partnership acquired all of the limited partnership interests in limited partnerships holding the Office Properties except for the Retained Interests. The Retained Interests are required to be contributed to the Operating Partnership in November 2000.

The Transactions

     On October 14, 1997, the Company completed the Transactions pursuant to the Formation Agreement. Although the Transactions involved a number of properties and partnerships and were effected by a series of intermediate steps, the Transactions were negotiated and effected as a unitary transaction and, in effect, constituted the acquisition by the Company of an interest in the Operating Partnership formed to acquire the Office Properties.

     Pursuant to the Transactions, the Company became the sole General Partner of the Operating Partnership, and the Operating Partnership acquired all of the limited partnership interests in limited partnerships holding the Office
Properties (collectively, the "Properties Partnerships") except for an 11% limited partnership interest in Blue Bell Investment Company, L.P. retained by Shidler Equities, L.P., a limited partnership in effect controlled by Mr. Shidler, Chairman of the Board, and his wife, Wallette Shidler, and 11% limited partnership interests in each of ComCourt and 6385 Flank Drive, L.P. retained by Mr. Hamlin, the President, Chief Executive Officer and a Trustee of the Company. Immediately prior to the Acquisition, Holdings was admitted as the sole general partner of each of the Properties Partnerships, holding a .1% interest in each of them. At the consummation of the Transactions, the Company had a 20.6946% partnership interest (before giving effect to the contribution of the Retained Interests) in the Operating Partnership.

     The Retained Interests are required to be contributed to the Operating Partnership in November 2000 in consideration for the issuance to them of an aggregate of 282,508 Partnership Units and 186,455 Preferred Units.

     Immediately prior to the Acquisition, each of the Properties Partnerships jointly and severally entered into a $100 million principal amount mortgage financing with Bankers Trust Company pursuant to a Senior Secured Credit
Agreement dated as of October 14, 1997 (the "Property Financing"). See "Description of Property Financing."

     For the purposes of the Transactions, the Properties Partnerships (including the Retained Interests) were treated as having a value of $170 million (which includes the $100 million of indebtedness represented by the Property Financing). For purposes of determining the consideration to be given in respect of the acquisition by the Operating Partnership of limited partnership interests in the Properties Partnerships, Partnership Units were issued (and will be issued in November 2000 for Retained Interests) at the rate of one Partnership Unit for every $5.50 in exchange value and Preferred Units were issued (and will be issued in November 2000 for Retained Interests) at a rate of one Preferred Unit for every $25.00 in exchange value. This represented a conversion price of $7.00 per Partnership Unit based upon a conversion rate of
3.5714 Partnership Units for each Preferred Unit.

     The aggregate consideration issued in the Transactions by the Company and the Operating Partnership on October 14, 1997 to the former general and limited partners of the Properties Partnerships consisted of (x) 600,000 shares of Common Stock (issued at a price of $5.50 per share); (y) an aggregate of 2,899,310 Partnership Units (including 600,000 issued to the Company in consideration for limited partnership interests in the Properties Partnerships acquired by it for 600,000 shares of Common Stock and subsequently contributed by it to the Operating Partnership); and (z) 1,913,545 Preferred Units. The nature and amount of consideration given and received by the Company in the Transactions was based on its judgment as to the fair market value of the Office Properties and the shares of Common Stock at the time the Formation Agreement was negotiated.

     Pursuant to the Transactions, Messrs. Shidler and Hamlin each acquired 300,000 shares of Common Stock in exchange for partnership interests in various of the Properties Partnerships, which Common Stock represented, in the aggregate, approximately 26% of the outstanding Common Stock immediately following the

Transactions. Prior to the Transactions, the Properties Partnerships had in effect been controlled by Mr. Shidler and Mr. Hamlin.

Description of Property Financing

     Immediately prior to the Acquisition, each of the Properties Partnerships jointly and severally entered into the $100 million Property Financing with Bankers Trust Company. Approximately $96.1 million of the proceeds of the Property Financing was used by entities other than the Company and the Operating Partnership to refinance indebtedness of or secured by the assets of the Properties Partnerships and to pay various costs in connection with the Transactions. Approximately $3.9 million of the proceeds of the Property
Financing was contributed to the Operating Partnership in connection with the Transactions. The Operating Partnership used approximately $2.9 million of these funds to pay various costs associated with the Transactions and retained approximately $1.0 million for working capital needs.

     The Operating Partnership is a joint and several obligor in respect of the Property Financing. The Company and Holdings are not obligors with respect to the Property Financing, but have pledged certain assets described in the following sentence to secure repayment of the Property Financing. Substantially all of the assets of the Properties Partnerships and the Operating Partnership's and Holdings' interests in the Properties Partnerships and the Company's interests in Holdings and the Operating Partnership have been pledged or mortgaged to secure the Properties Partnerships' and the Operating Partnership's joint and several obligations in respect of the Property Financing.

     The initial term of the Property Financing is three years with the right given to the obligors to extend it, subject to the satisfaction of certain conditions precedent thereto, for two successive one year extensions. Borrowings under the Property Financing bear interest at the rate of 7.5% per annum. In the event that the Property Financing is extended after the third anniversary or following an event of default during the first three years, the borrowings under the Property Financing will bear interest at a floating rate based on LIBOR plus 2.5%.

     The Property Financing contains, among other things, covenants restricting the ability of the Operating Partnership to make distributions. The Property Financing also contains covenants restricting the ability of each Properties Partnership to incur indebtedness, create liens, make certain investments, enter into transactions with affiliates and otherwise restrict activities. The Property Financing also contains the following financial covenants binding upon the Company and its subsidiaries: maintenance of consolidated net worth, a minimum consolidated interest coverage ratio, a maximum consolidated unhedged floating rate debt ratio and a maximum consolidated total indebtedness ratio. Each Properties Partnership must also maintain a minimum property interest coverage ratio and a minimum property hedged interest coverage ratio.

     Events of default under the Property Financing include, among other things, default in the payment of principal or interest on borrowings outstanding under the Property Financing, any payment default in respect of material amounts of indebtedness of the Company or its subsidiaries, any non-payment default on such indebtedness, any material breach of the covenants or representations and warranties included in the Property Financing and related documents, the institution of any bankruptcy proceedings and the failure of any security agreement related to the Property Financing or lien granted thereunder to be valid and enforceable. Upon the occurrence and continuance of an event of default under the Property Financing, the lender may declare the then outstanding loans due and payable.

     In connection with the Offering, the Company has entered into an agreement with Bankers Trust Company pursuant to which the Company has been granted the right to reborrow, in minimum amounts of $20 million (or the remaining undrawn amount, if less), the entire $70 million repaid with the net proceeds of the Offering for the purpose of acquiring commercial office building real property and paying related fees and expenses. This right must be exercised within nine months of the date of the Offering. Prior to the end of the nine-month period, the Company may reborrow the remaining amount of the prepayment not previously reborrowed and use the proceeds to purchase marketable securities in which Bankers Trust Company will have a security interest. The Company may not reborrow the $70 million unless there are no defaults or events of default under the Property Financing, the Company provides Bankers Trust Company with satisfactory assurances that Bankers Trust Company has a first priority lien on the existing Office Properties for the entire amount of the loan outstanding under the Property Financing and the Company pays certain draw down fees. The Company will pay an unused facility fee for the period between prepayment and reborrowing.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The Company

     The following table contains certain information as of March 1, 1998, regarding the beneficial ownership of the Common Shares and Units by (i) each person known by the Company to own beneficially more than 5% of the Common Shares, (ii) each current Trustee and executive officer of the Company and (iii) the current Trustees and executive officers as a group. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Shares owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Shares owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.


                                       Number of
                                         Common
                                         Shares
                                      Beneficially          Number of              Number of                          Percent of
                                         Owned          Partnership Units       Preferred Units    Percent of All       All
                                       After the          Beneficially            Beneficially     Common Shares       Common
                                      Offering(1)             Owned                 Owned           and Units(2)      Shares(3)

Jay H. Shidler.....................  300,000                816,526(4)            736,908(5)             18.9%          3.1%

Clay W. Hamlin, III................  300,000                994,447(6)            854,535(7)             21.9           3.1

Vernon R. Beck.....................  151,793(8)(9)                0                     0                 *             1.6

John Parsinen......................  151,965(10)(11)              0                     0                 *             1.6

Allen C. Gehrke....................    7,750(12)                  0                     0                 *              *

Kenneth S. Sweet, Jr...............   10,000                      0                     0                 *              *

William H Walton...................      -- (13)                  0                     0                 0              0

Kenneth D. Wethe...................   12,724(9)                   0                     0                 *              *

Antony P. Bernheim.................    7,500                      0                     0                 *              *

Thomas D. Cassel...................      660                      0                     0                 *              *
                                     -------------       ------------          ------------           -----------    ----------
All Trustees and Executive
    Officers as a Group
    (10 persons)...................  942,392(14)          1,810,973             1,591,443                42.4%          9.6%
                                     =============       ============          ============           ===========    ==========

---------------------

*Represents less than one percent.

(1) Shares Beneficially Owned by a person are determined in accordance with the definition of "beneficial ownership," as set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other shares as to which the person has or shares voting or investment power or has the option or right to acquire Common Shares within 60 days.

(2) Assumes that all Units are exchanged for Common Shares (without regard to the prohibition on exchange of Preferred Units for Partnership Units until October 1, 1999 and of Partnership Units for Common Shares until September 1, 1998, and assumes the Company elects to issue Common Shares rather than pay cash upon exchange of all Partnership Units).

(3) Assumes 9,768,583 Common Shares outstanding immediately following completion of the Offering (before giving effect to any exchange of Units beneficially held by the identified person). Assumes that all Units beneficially held by the identified person (and no other person) are exchanged for Common Shares (without regard to the prohibition or exchange of Preferred Units for Partnership Units until October 1, 1999 and of Partnership Units for Common Shares until September 1, 1998, and assumes the Company elects to issue Common Shares rather than pay cash upon such exchange).

(4) 2,600 Partnership Units are held directly by Mr. Shidler and 582,103 Partnership Units are held by Shidler Equities, L.P., a limited partnership controlled by Mr. Shidler and his wife, Wallette Shidler. Includes 231,823 Partnership Units to be issued in exchange for the Retained Interests.

(5) 126,079 Preferred Units are held directly by Mr. Shidler and 457,826 Preferred Units are held by Shidler Equities,

     L.P. Includes 153,003 Preferred Units to be issued in exchange for the Retained Interests.

(6) 5,235 Partnership Units are held directly by Mr. Hamlin. 875,284 Partnership Units and 63,243 Partnership Units are held by LBCW Limited Partnership and CHLB Partnership, respectively. LBCW Limited Partnership and CHLB Partnership are both family partnerships controlled by Mr. Hamlin and his wife, Lynn B. Hamlin, as the sole general partners. Includes 50,685 Partnership Units to be issued in exchange for the Retained Interests.

(7) 115,334 Preferred Units, 663,808 Preferred Units and 41,741 Preferred Units are held by Mr. Hamlin, LBCW Limited Partnership and CHLB Partnership, respectively. Includes 33,452 Preferred Units to be issued in exchange for the Retained Interests.

(8) Shares are held by Enterprise Nautical, Inc., of which Mr. Beck is sole owner.

(9)  Includes   12,500  Common  Shares   issuable  upon  exercise  of  presently
     exercisable options.

(10) Includes   10,000  Common  Shares   issuable  upon  exercise  of  presently
     exercisable options.

(11) Includes 3,000 shares owned by M. Parsinen's wife.

(12) Includes   7,500  Common   Shares   issuable  upon  exercise  of  presently
     exercisable options.

(13) Excludes 336,121 Partnership Units and 33,299 Partnership Units held by Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P., respectively, and 221,840 Preferred Units and 21,977 Preferred Units held by Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P., respectively. Mr. Walton is a Managing Principal of Westbrook Partners, L.L.C., which is the sponsor of Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P. Mr. Walton disclaims beneficial interest of these Units.

(14) Includes   42,500  Common  Shares   issuable  upon  exercise  of  presently
     exercisable options.

Registration Rights

     The Company has granted to the holders of the Partnership Units and the Preferred Units certain registration rights. No later than August 1, 1998, the Company is obligated to file a shelf registration statement with respect to the Common Shares issuable upon conversion or redemption of the Units (the
"Registerable Securities"). The Company is also required, at the demand of holders of 6% or more of the Registerable Securities, to register such holders' Registerable Securities, subject to the right to defer the filing of the necessary registration statement for a period not to exceed 90 days under certain limited circumstances. This right to demand registration may be exercised not more than three times. In addition, the Company has granted to holders of Registrable Securities certain "piggy-back" rights. The Company has agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company will pay all fees associated with these registrations, other than underwriting discounts and commissions.

                              CERTAIN TRANSACTIONS

     Options to purchase an aggregate of 17,500 shares of Common Stock were granted to the Trustees in the year ended December 31, 1997 under the Option Plan at a purchase price of $7.59 (options to purchase 2,500 Common Shares granted to each of Messrs. Hamlin, Shidler, Sweet and Walton in October 1997) and $5.25 (options to purchase 2,500 Common Shares granted to each of Messrs. Beck, Gehrke and Wethe in May 1997). These options expire ten years after their issue date.

     Subject to the supervision of the Company's Board of Directors, prior to October 14, 1997 the business of the Company was managed by Crown, which provided investment advisory and administrative services to the Company pursuant to the Advisory Agreement. Crown was owned by John Parsinen and Vernon R. Beck, then officers and directors of the Company and currently Secretary and Vice President and Vice Chairman of the Board of Trustees, respectively. Under the Advisory Agreement, the Company paid Crown certain attorney fees, expenses and performance fees, as defined in the Advisory Agreement, and a 3% fee for each real estate acquisition or disposition.

     Concurrently with the closing of the Transactions and pursuant to the Formation Agreement, the Advisory Agreement was terminated and the Company entered into the Management Agreement with Glacier. Substantially all of the interests in Glacier are owned by Vernon R. Beck and John Parsinen. Under the Management Agreement, Glacier is responsible for the management of the Retail Properties of the Company, subject to the approval and direction of the Board of Trustees. The Management Agreement provides that Glacier will receive an annual fee of $250,000 plus a percentage of Average Invested Assets (as defined in the Management Agreement) and will pay third party expenses associated with owning the Retail Properties. In addition, Glacier will receive a fee of 1% of the purchase price or the sale price upon the acquisition or disposition by the Company or any of its affiliates of any net-leased real estate assets. Under the Management Agreement, this percentage is increased to 3% in the event that all or substantially all of the net-leased real estate properties are disposed of. The Management Agreement has a term of five years and is terminable thereafter on 180 days prior written notice. In the event the Management Agreement is terminated, including for non-renewal, a fee equal to 3% of the Invested Real Estate Assets (defined in the Management Agreement to exclude the Company's current net-leased real estate assets) would be due to Glacier. Crown and Glacier received combined fees of $250,288 pursuant to the Advisory Agreement and the Management Agreement in the year ended December 31, 1997.

     Parsinen Kaplan Levy Rosberg & Gotlieb, P.A. performed legal services for the Company. The Company incurred legal fees to them of approximately $69,000 in the year ended December 31, 1997. John Parsinen, Secretary of the Company, is an officer, director and shareholder of Parsinen Kaplan Levy Rosberg & Gotlieb, P.A.

     An officer and director of the Company is the director of a company that received management fees of approximately $22,000 in the year ended December 31, 1997. This fee was paid for property services. The Company believes that this fee represented a payment for services not in excess of their fair market value.

     In addition to the transactions listed above, for a description of the Transactions, see "Structure and Formation of the Company -- The Transactions."

                   POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a description of certain investment, financing and other policies of the Company. These policies have been adopted by the Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except that changes in certain policies with respect to conflicts of interest must be consistent with certain legal requirements.

Investment Policies

     Investments in Real Estate or Interests in Real Estate. The Company owns the net Retail Properties directly but intends to conduct all of its other investment activities through the Operating Partnership and its subsidiaries and other affiliates and joint ventures in which the Operating Partnership or a subsidiary may be a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company's portfolio of properties and its operations. For a discussion of the Properties, see "Properties." The Company's policies are to (i) purchase income-producing suburban office properties primarily for long-term capital appreciation and rental growth and (ii) expand and improve its current properties or other properties purchased or sell such properties, in whole or in part, when circumstances warrant. To a lesser extent, the Company intends to grow through the selective development, redevelopment and construction of commercial properties. The Company does not intend to expand its existing investments in net leased retail properties and, to the extent appropriate opportunities arise, it may contribute some or all of these properties to the Operating Partnership in exchange for additional Units or sell or exchange some or all of these properties and reinvest any net cash proceeds in suburban office properties.

     Equity investments may be subject to existing mortgage financing and other indebtedness or to such financing or indebtedness as may be incurred in connection with acquiring or refinancing such equity investments. Debt service with respect to such financing or indebtedness will have a priority over any distributions with respect to the Common Shares and Units. Investments are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940.

     The Company expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership of its current Properties (other than those currently held by the Properties Partnerships and the Company) and other properties to be acquired in the future. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. The Company intends to concentrate on acquiring, owning and operating suburban office properties, and future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to seek diversity in its investments in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment and development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes.

     Investments in Real Estate Mortgages. While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in suburban office properties, the Company may, in the discretion of the Board of Trustees, invest in mortgages and deeds of trust, consistent with the Company's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in value of the property secured by such mortgages. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issues. Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. See "Federal Income Tax Considerations--Taxation of the Company--Asset Tests" and "--Taxation of the Company--Gross Income Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

Financing Policies

     In conjunction with its growth strategies, the Company has developed a two-phase capitalization strategy. The Company intends during the first phase of this strategy, a period of rapid growth of the Company, to emphasize the issuance of Units as tax-deferred consideration to sellers in entity and portfolio acquisitions. To accelerate growth in FFO per share during this period, the Company will utilize a minimum cash flow to debt service coverage ratio of approximately 1.6 to 1.0, which is anticipated to equate to a ratio of debt to total market capitalization of between 40% and 60%. The Company believes a 1.6 times cash flow coverage ratio is conservative for a seasoned pool of suburban office buildings and is a more appropriate measure of entity leverage than the conventional REIT measure of total debt outstanding to total market capitalization. During the second phase of this strategy, the Company plans to gradually reduce its debt as a percentage of total market capitalization while continuing to grow FFO per share. The Company's plan to reduce its debt in the future is designed to achieve an investment grade rating and provide the Company access to the corporate unsecured debt market. The Declaration of Trust and the Bylaws, however, do not limit the amount or percentage of indebtedness that the Company may incur, and the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, the market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth and acquisition opportunities and other factors. Any increase in the Company's level of indebtedness results in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distributions to shareholders. The Company will consider a number of factors in making decisions regarding the incurrence of debt, such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of particular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

     The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

     To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partnership in exchange for that number of Partnership Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Considerations."

Conflict of Interest Policies

     The Company has adopted certain policies that are intended to minimize potential conflicts of interest. The Board of Trustees also is subject to certain provisions of Maryland law that are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. See "Risk Factors--Conflicts of Interest."

     Declaration of Trust and Bylaw Provisions. The Declaration of Trust includes a provision generally permitting the Company to enter into an agreement or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Company.

     The Operating Partnership. The Operating Partnership Agreement gives the Company, in its capacity as General Partner, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. Pursuant to the Operating Partnership Agreement, the Limited
Partners have agreed that the Company is acting on behalf of the Operating Partnership and the Company's shareholders generally and, in its capacity as General Partner, although owing fiduciary duties to all partners, in the event of a conflict of interest between the Limited Partners and the Company's shareholders, the General Partner shall discharge its fiduciary obligations to the Limited Partners by acting in the best interests of the Company's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that such agents were appointed in good faith. The Operating Partnership Agreement provides that neither the Company nor any of its affiliates (including its officers and Trustees) may sell, transfer or convey any property to, or purchase any property from, the Operating Partnership except on terms competitive with those that may be obtained in the marketplace from unaffiliated persons. See "Operating Partnership Agreement."

     Provisions of Maryland Law. Under the MGCL, a contract or other transaction between a corporation and any of its directors or between a corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the director at the meeting of the board of directors or a committee of the board of directors that authorizes or approves or ratifies the contract or transaction or
(c) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is authorized, approved or ratified by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or such corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the corporation. Under the By-laws, these provisions apply to the Company and the Trustees.

     Policies with Respect to Other Activities. The Company may, but does not presently intend to, make investments other than as previously described. The Company has authority to offer its Common Shares, other shares of beneficial interest or other securities, for cash or in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control and currently does not intend to do so. The Company makes and in-tends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Board of Trustees without approval of the Company's shareholders.

     At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to maintain its qualification as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Trustees determines that it is no longer in the best interests of the Company to quality as a REIT.

Working Capital Reserves

     The Company intends to maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                          DESCRIPTION OF COMMON SHARES

     The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

General

     The Declaration of Trust provides that the Company may issue up to 45,000,000 Common Shares and 5,000,000 Preferred Shares. As of March 1, 1998, there were 2,268,583 Common Shares and no Preferred Shares issued and outstanding. As permitted by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue. The Company believes that the power of the Board of Trustees to issue additional shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional shares of beneficial interest, possibly including Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Company to issue a class or series of shares that could, depending on the terms of such class or series, delay, defer or prevent a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable.

     Both the Maryland REIT Law and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of such shareholder's status as a shareholder of the Company. The Declaration of Trust provides that the Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, any shareholder or any former shareholder (including among the foregoing, and without limitation, any individual who, while a Trustee and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his status as a present or former shareholder, Trustee or officer of the Company, against reasonable expenses incurred by him in connection with the proceeding. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify any shareholder or any former shareholder (including, without limitation, any individual who, while a shareholder and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

Common Shares

     All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Subject  to  the  provisions  of  the   Declaration   of  Trust   regarding
restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees.

     Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, the Common Shares have equal dividend, distribution, liquidation and other rights.

     Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Declaration of Trust provides for approval by a majority of the votes cast by holders of Common Shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present), (ii) the removal of Trustees
(which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting), (iii) the merger or sale (or other disposition) of all or substantially all of the assets of the Company (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest entitled to vote on the matter), (iv) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter) and (v) the termination of the Company (which requires the affirmative vote of two-thirds of the outstanding shares of beneficial interest entitled to be cast on the matter). As allowed under the Maryland REIT Law, the Declaration of Trust permits (a) the Trustees by a two-thirds vote to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders and
(b) the Trustees by a majority vote, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.

Classification or Reclassification of Common Shares or Preferred Shares

     The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any unissued Common Shares and any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of classified or reclassified shares of each class or series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to set for each class or series, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for Common Shares or other attributes that the shareholders may consider to be desirable. As of the date hereof, no Preferred Shares are issued or outstanding.

Restrictions on Transfer

     For the Company to qualify as a REIT under the Code, its shares of beneficial interest generally must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     The Declaration of Trust, subject to certain exceptions, contains certain restrictions on the number of shares of beneficial interest of the Company that a person may own. The Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the number or value of the outstanding shares of beneficial interest of the Company. In addition, the Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, Common Shares in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares (the "Common Share Ownership Limit").

     The Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an "Excepted Holder"). However, the Board of Trustees may not grant such an exemption to any person if such exemption would result in the Company being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in the Company failing to qualify as a REIT. In order to be considered by the Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, directly or indirectly, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Share Trust (as defined below). The Aggregate Share Ownership Limit and the Common Share Ownership Limit do not apply to the Common Shares issued in the Transactions, as well as Common Shares to be issued following redemption or conversion of Units issued in the Transactions. The Board of Trustees may require a ruling from the Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

     The Declaration of Trust further prohibits (a) any person from beneficially or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the beneficial interest of the Company that resulted in a transfer of shares to the Share Trust (as hereinafter defined), is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of beneficial interest of the Company occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest of the Company in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of beneficial interest of the Company, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), shall be automatically transferred to a trust (the "Share Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Share Trust shall be issued and outstanding shares of beneficial interest of the Company. The Prohibited Owner shall not benefit economically from ownership of any shares of beneficial interest held in the Share Trust, shall have no rights to dividends and shall not possess any other rights attributable to the shares of beneficial interest held in the Share Trust. The trustee of the Share Trust (the "Share Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Share Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of beneficial interest have been transferred to the Share Trust shall be paid by the recipient of such dividend or distribution to the Share Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Share Trustee. Any dividend or distribution so paid to the Share Trustee shall be held in the Share Trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of beneficial interest held in the Share Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Share Trust, the Share Trustee shall have the authority (at the Share Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that such shares have been transferred to the Share Trust and (ii) to recast such vote in accordance with the desires of the Share Trustee acting for the benefit of the Charitable Beneficiary. However, if the Company has already taken irreversible trust action, then the Share Trustee shall not have the authority to rescind and recast such vote.

     Within 20 days of receiving notice from the Company that shares of beneficial interest of the Company have been transferred to the Share Trust, the Share Trustee shall sell the shares of beneficial interest held in the Share Trust to a person, designated by the Share Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Share Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be received by the Share Trustee and (ii) the price per share received by the Share Trustee from the sale or other disposition of the Common Shares held in the Share Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of beneficial interest have been transferred to the Share Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Share Trust and (ii) to the extent that the Prohibited Owner received an amount for shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Share Trustee upon demand.

     In addition, shares of beneficial interest of the Company held in the Share Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Share Trustee has sold the shares of beneficial interest held in the Share Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     All certificates representing Common Shares will bear a legend referring to the restrictions described above.

     Every owner of more than 5% (or such other percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's shares of beneficial interest, including Common Shares, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of the Company which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder shall upon demand be required to provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     These ownership limitations could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Shares is Norwest Bank Minnesota, N.A.

                       CERTAIN PROVISIONS OF MARYLAND LAW,
                     THE DECLARATION OF TRUST AND THE BYLAWS

     The Company is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland real estate investment trust, the Company is governed by the Maryland REIT Law, certain provisions of the Maryland General Corporation Law (the "MGCL") and by the Declaration of Trust and the Bylaws. This summary of certain provisions of Maryland law, the Declaration of Trust and the Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and the Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

Limitation of Liability and Indemnification

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any such Trustee or officer who, at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of the Company. The Declaration of Trust and the Bylaws also permit the Company to provide indemnification to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

     The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Shareholders' Meetings

     The Declaration of Trust and the Bylaws provide for an annual meeting of shareholders to be held within a reasonable period, but not less than 30 days, following delivery of the Company's annual report, but in any event within six months after the end of each full fiscal year. Special meetings of shareholders may be called by one-third of the Trustees or by certain executive officers of the Company and shall be called by the Secretary upon the written request of shareholders holding in the aggregate not less than a majority of the outstanding shares of the Company entitled to be cast at such meeting. Written notice stating the place, date and hour of the shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, is required to be delivered not less than 10 nor more than 90 days before the day of the meeting to each holder of record.

Actions by Written Consent of Shareholders

     The Declaration of Trust permits the Bylaws to include a provision that permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent of the action is signed by each shareholder entitled to vote on the matter. The Bylaws permit any action which may be taken at a meeting of shareholders to be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter, and any other shareholder entitled to notice of a meeting of shareholders (but not entitled to vote at such meeting) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of shareholders.

Classification of Board, Vacancies and Removal of Trustees

     The Declaration of Trust provides for a staggered Board of Trustees. The Company presently has seven Trustees divided into three classes, with terms of three years each and with one class to be elected at each annual meeting of shareholders. See "Management" for the identity of the Class I, Class II and Class III Trustees. At each annual meeting of shareholders of the Company, commencing in 1999, successors of the class of Trustees whose term expires at that annual meeting will be elected for a three-year term. The Bylaws provide that a majority of Trustees may establish, increase or decrease the number of Trustees. The Bylaws also permit the Trustees of the Company to fill vacancies in the Board of Trustees. The Bylaws provide that any vacancy on the Board of Trustees shall be filled by a majority of the remaining Trustees. Any individual so elected Trustee will hold office for the unexpired term of the Trustee he is replacing.

     The Declaration of Trust provides that a Trustee may be removed at any time only for cause upon the affirmative vote of at least two-thirds, rather than a simple majority, of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision, when coupled with the pro-vision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

     With a classified Board of Trustees, it will generally take holders of a majority of the voting power two annual meetings of stockholders to elect a majority of the Board of Trustees. As a result, a classified board may delay, defer or prevent a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. In addition, because under the Declaration of Trust a Trustee may be removed only for cause by the affirmative vote of the holders of two thirds of the outstanding shares entitled to vote in the election of Trustees, the classified Board of Trustees would delay shareholders who do not agree with the policies of the Board of Trustees from replacing a majority of the Board of Trustees for two years, unless they can demonstrate that the trustee should be removed for cause and obtain the requisite vote.

Changes in Control Pursuant to Maryland Law

     Certain Business Combinations. Under the MGCL, as applicable to Maryland real estate investment trusts, certain business combinations (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of such trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has opted out of this statute by resolution.

     Control Share Acquisitions. The MGCL, as applicable to Maryland real estate investment trusts, provides that Control Shares (as defined below) of a Maryland real estate investment trust acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control Shares are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of Control Shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. The Board of Trustees may, however, amend the Bylaws at any time to eliminate such provision, either prospectively or retroactively.

Dissolution of the Company; Termination of REIT Status

     The Declaration of Trust permits the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares entitled to be cast on the matter at a meeting of shareholders or by written consent. In addition, the Declaration of Trust permits the termination of the Company's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

Amendments

     Under the Maryland REIT Law, a real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Declaration of Trust does not provide for a lesser percentage in such situations. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Trust's Declaration of Trust permits such action by the Board of Trustees.

     Under the Bylaws, the Trustees have the exclusive power to amend the Bylaws.

     The Board of Trustees has adopted certain investment and financing policies. See "Policies with Respect to Certain Activities." The Board of Trustees may, without shareholder approval, amend or modify its current policies at any time.

Advance Notice of Nominations and New Business

     The Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by the Board of Trustees or
(c) by a  shareholder
who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to the Company's notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Possible Antitakeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and the Bylaws

     The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider desirable.

Annual Report

     The Bylaws (pursuant to the Maryland REIT Law) require the Company to deliver to shareholders an annual report concerning its operations for the preceding fiscal year containing financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants. The report must include a balance sheet and a statement of income and surplus. Annual reports must be mailed or delivered to each shareholder and must be placed on file at the principal office of the Company within the time prescribed by the Maryland REIT Law.

Maryland Asset Requirements

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.

                         OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

General

     Substantially all of the Company's assets (other than its interest in the Retail Properties) are held by, and its operations are conducted through, the Operating Partnership. After giving effect to the Offering, the Company will hold Partnership Units representing a 71.8% partnership interest in the Operating Partnership (after giving effect to the Retained Interests) and will control the Operating Partnership in its capacity as the sole general partner. The Company's interest in the Operating Partnership will entitle it to share in quarterly cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage ownership of the Operating Partnership; provided, however, that the Company as General Partner will be allocated all losses in excess of partner capital accounts. See "Structure and Formation of the Company--The Transactions." The Limited Partners will own the remaining 28.2% economic interest in the Operating Partnership (after giving effect to the Retained Interests) through their ownership of Partnership Units and Preferred Units. Under the Operating Partnership Agreement no Partnership Units or Preferred Units may be transferred by a Limited Partner without the consent of the General Partner and no such transfer may be made if such transfer would (i) result in the Operating Partnership being terminated for federal income tax purposes or treated as an association taxable as a corporation, (ii) be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code, (iii) violate the provisions of applicable securities laws or (iv) violate the terms of any law, rule, regulation or commitment binding on the Operating Partnership, among others. The transferee will only be admitted as a Limited Partner by furnishing certain requested instruments or documents to the Company in its capacity as General Partner. In addition, with the consent of the General Partner, Partnership Units and Preferred Units may be transferred to certain family members or entities controlled by or comprised of such family members.

     The  net  proceeds  of  any  subsequent   issuance  of  Common  Shares  are
anticipated to be contributed to the Operating Partnership in exchange for an equivalent number of Partnership Units.

     As the general partner of the Operating Partnership, the Company will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. The Board of Trustees will direct the affairs of the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of its properties. The General Partner of the Operating Partnership may have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Company's shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Company is acting both on behalf of the Company's shareholders and, in its capacity as General Partner, on behalf of the Limited Partners. The Limited Partners have agreed that the Company will discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Company's shareholders.

Management

     The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company, as the sole general partner of the Operating Partnership, will generally have full, exclusive and complete discretion in managing and controlling the Operating Partnership. The Limited Partners of the Operating Partnership will have no authority to transact business for, or to participate in the management activities or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the General Partner may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided in the Operating Partnership Agreement or under the laws of the State of Delaware. In addition, no amendments may be made to the Operating Partnership Agreement that would alter a partner's amount of, or right to, distributions, modify the redemption rights discussed below or terminate the Operating Partnership without the consent of each partner adversely affected thereby.

Conversion and Redemption

     Preferred Units may be converted on or after October 1, 1999 into Partnership Units of the Operating Partnership on the basis of 3.5714 Partnership Units for each Preferred Unit being converted plus an amount in cash equal to the accrued Priority Return Amount (as defined in the Operating Partnership Agreement) in respect of such Preferred Units.

     Subject to compliance with the Operating Partnership Agreement, beginning on September 1, 1998, each Limited Partner has the right to require the Operating Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner. The Operating Partnership (or the Company as its
General Partner) has the right, in its sole discretion, to deliver to such redeeming Limited Partner for each Partnership Unit either one Common Share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the Operating Partnership Agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the Operating Partnership Agreement). The redemption of Partnership Units for Common Shares will have the effect of increasing the Company's percentage interest in the Operating Partnership.

     The receipt of Common Shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with the Declaration of Trust, all requirements under the Code applicable to REITs, the MGCL or any other law then in effect applicable to the Company and any applicable rule or policy of any stock exchange or self-regulatory organization.

Liability and Indemnification

     The Operating Partnership Agreement provides the General Partner shall not be liable to the Operating Partnership or any of the other partners for any act or omission performed or omitted in good faith on behalf of the Operating Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by the Operating Partnership Agreement and (ii) in the best interests of the Operating Partnership or the shareholders of the General Partner. The Operating Partnership Agreement also provides that the Operating Partnership shall indemnify the General Partner and each director, officer and shareholder of the General Partner and each person (including any affiliate) designated as an agent by the General Partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of the Operating Partnership, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

Capital Contributions

     When the Company contributes additional capital to the Operating Partnership from the proceeds of subsequent issuances of Common Shares (or Preferred Shares), the Company's interest in the Operating Partnership will be increased on a proportionate basis based upon the number of Common Shares (or Preferred Shares) issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

Tax Matters

     Pursuant to the Operating Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make certain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

Operations

     The Operating Partnership Agreement allows the Company to operate the Operating Partnership in a manner that will enable the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agreement also requires the distribution of the cash available for distribution of the Operating Partnership quarterly on a basis in accordance with the Operating Partnership Agreement.

Term

     The Operating Partnership will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of the Company as a general partner (unless a majority the Limited Partners elect to continue the Operating Partnership) or (ii) entry of a decree of judicial dissolution of the Operating Partnership or (iii) the sale, exchange or other disposition of all or substantially all of the assets of the Operating
Partnership or (iv) the affirmative vote of two-thirds in interest of the Limited Partners.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the completion of the Offering, the Company will have outstanding 9,768,583 Common Shares (10,893,583 Common Shares if the Underwriters' overallotment option is exercised in full). In addition, 9,133,345 Common Shares may be issued upon conversion or redemption of outstanding Units and 948,413 Common Shares may be issued upon conversion or redemption of Units to be issued in exchange for the Retained Interests. The Common Shares issued in the Offering will be freely tradeable by persons other than "affiliates" (as that term is defined under the Securities Act) of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in this Prospectus. See "Description of Common Shares." The 600,000 Common Shares received by Messrs. Hamlin and Shidler in the Transactions and any Common Shares acquired upon conversion or redemption of Units (the "Restricted Common Shares") will be "restricted" securities within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Common Shares from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Common Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company, the Operating Partnership and certain of the executive officers and Trustees will be required, as a condition to the Underwriters' participation in the Offering, to agree that they will not, subject to certain exceptions, without the consent of Donaldson, Lufkin & Jenrette Securities
Corporation ("DLJ") offer, sell, contract to sell, or otherwise dispose of, directly or indirectly (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Shares and/or Units (including any Common Shares acquired upon conversion or exchange of Units) for a period of 180 days after the date of the Underwriting Agreement (as hereinafter defined). See "Underwriting." The Company has granted certain registration rights, including piggyback and demand rights, to holders of the Units. No later than August 1, 1998, the Company is obligated to file a shelf registration statement with respect to the Common Shares issuable upon conversion or redemption of the Units. The Company will bear all expenses incident to its registration requirements, except for any underwriting discounts or commissions or transfer taxes, if any, relating to such Common Shares. See "Security Ownership of Management and Others--Registration Rights."

     The Company has adopted the Incentive Plan for the purpose of attracting and retaining highly qualified trustees, executive officers and other key employees. The Company also maintains the Option Plan. See "Management--The Plans." The Company has issued options for a total of Common Shares and may issue options to purchase up to an aggregate of 10% of the Common Shares outstanding from time to time under the Incentive Plan. The Company has issued options for 75,000 Common Shares under the Option Plan. Prior to the expiration of the initial 12-month period following the completion of the Offering, the Company expects to file a registration statement with the Commission with respect to the Common Shares issuable under the Plans, which shares may be resold without restriction, unless held by affiliates.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The Company was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended on December 31, 1992. The Company believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code, and intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of the federal income tax considerations for the Company and its shareholders with respect to the treatment of the Company as a REIT.

     Based upon certain assumptions and representations described below, Cahill Gordon & Reindel, special tax counsel to the Company, is of the opinion that, for federal income tax purposes, (i) the Company has properly elected and otherwise qualified to be taxed as a REIT for its taxable years beginning on and after January 1, 1992 and ending prior to January 1, 1998 and (ii) the proposed method of operation as described in this Prospectus and as represented by the Company will enable the Company to continue to satisfy the requirements for such qualification for its subsequent taxable years. The determination of REIT qualification is based on certain assumptions relating to the organization and operation of the Company, the Operating Partnership and the Properties Partnerships, and is conditioned upon certain representations made by the Company as to certain factual matters relating to its organization and intended or expected manner of operation. In addition, this determination is based on the law existing and in effect on the date hereof (or, where applicable, as in effect during earlier periods in question) and the Company's qualification and taxation as a REIT will depend on compliance with such law and as the same may hereafter be amended. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. No assurance can be given that the Company will satisfy such tests on a continuing basis.

     In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Company--General" and "--Taxation of the Company--Failure to Qualify."

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions and broker-dealers) subject to special treatment under the federal income taxation laws.

Taxation of the Company

     General. In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gains not distributed. Under recently enacted legislation, shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

     Notwithstanding its qualification as a REIT, the Company also may be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Company will use the calendar year both for federal income tax purposes, as is required of a REIT, and for financial reporting purposes.

     In order to qualify as a REIT, the Company must meet the following requirements, among others:

     Share Ownership Tests. The Company's shares of beneficial interest (which term, in the case of the Company, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust.

     In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require the Company to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Company shares of beneficial interest and certain other information. In addition, the Declaration of Trust provides restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Common Shares--Restrictions on Transfer."

     Asset Tests. At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). Where the Company invests in a partner-
ship (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets, and the partnership interest will not constitute a security for purposes of these tests. See "--Tax Aspects of the Company's Investments in Partnerships--General." Accordingly, the Company's investment in its properties through its interests in the Operating Partnership and the Properties Partnerships (jointly referred to herein as the "Partnerships") will constitute an investment in qualified assets for purposes of the 75% asset test.

     Gross Income Tests. There are two separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "--Tax Aspects of the Company's Investments in Partnerships--General." The two tests are as follows:

     The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

     Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater that 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Company derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant for his convenience." In addition, under recently enacted legislation, beginning with its taxable year ending December 31, 1998, the Company may directly perform a de minimis amount of non-customary services. See "--Other Tax Considerations--The Taxpayer Relief Act."

     The Company intends to monitor its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests. The Operating Partnership will provide certain services at the properties of the Properties Partnerships and possibly at any newly acquired properties of the Partnerships. The Company believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. The Company intends that services that cannot be provided directly by the Operating Partnership or other agents will be performed by independent contractors.

     The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. The Company intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Company failing to satisfy either the 75% or 95% gross income test.

     For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if such property is held for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases and the cost of improvements made thereto) are satisfied. See "--Taxation of the Company--General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of Properties."

     The Company believes that, for purposes of both the 75% and the 95% gross income test, its investment in properties through the Partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of its properties generally will also constitute qualifying income.

     Even if the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply is due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

     Annual Distribution Requirements. In order to qualify as a REIT, the Company is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the dividends received deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. In this regard, the Operating Partnership Agreement authorizes the Company in its capacity as General Partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet the distribution requirements. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Company's REIT taxable income on the other hand; or for other reasons. The Company will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of the Company's Investments in Partnerships

     General. The Company will hold a partnership interest in the Operating Partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether a partner received a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of the Company--General" and "--Gross Income Tests."

     Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code Section 704(b) and the regulations thereunder. The Partnerships' allocations of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, the Company will be deemed to own its proportionate share of each of the assets of the Partnerships and will be deemed to have received a share of the income of the Partnerships based on its capital interest in the Partnerships.

     Accordingly, any resultant increase in the Company's REIT taxable income from its interest in the Partnerships (whether or not a corresponding cash distribution is also received from the Partnerships) will increase its distribution requirements (see "--Taxation of the Company--Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Company provided that an amount equal to such income is distributed by the Company to its shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Company--Asset Tests"), the Company will include its proportionate share of assets held by the Partnerships.

     Tax Allocations with Respect to Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital amounts or other economic arrangements among the partners. Consequently, the Operating Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Code.

     Treasury Regulations under Section 704(c) provide partnerships with a choice of several methods of accounting for Book-Tax Differences. The Partnerships and the Company have not yet determined which of the alternative methods of accounting for Book-Tax Differences will be elected, and accordingly, such determination could have differing timing and other effects on the Company.

     The Company's properties acquired in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Code will not apply in such cases.

     Sale of Properties. The Company's share of any gain realized by a Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Taxation of the Company--General" and "--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company has held and the Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing its properties and other commercial properties, and to make such occasional sales of properties, whether presently held or acquired subsequent to the date hereof, as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall, its current properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Taxation of Shareholders

     Taxation of Taxable Domestic Shareholders. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits generally will be taxed to such shareholders as ordinary dividend income, except that, subject to the discussion below regarding the new tax rates contained in the Taxpayer Relief Act of 1997 (the "Taxpayer Relief Act"), distributions of net capital gain designated by the Company as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest in the Company. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of such shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gain (if the Common Shares are held by the shareholder as a capital asset). See "Market Price and Distribution Policy." In addition, any dividend declared by the Company in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to the Company's shareholders.

     The Company is permitted under the Code to elect to retain and pay income tax on its net capital gain for any taxable year. However, if the Company so elects, a shareholder must include in income such shareholder's proportionate share of the Company's undistributed capital gain for the taxable year, and will be deemed to have paid such shareholder's proportionate share of the income tax paid by the Company with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's Common Shares would be increased by the amount of undistributed capital gain (less the tax paid by the Company) included in the shareholder's income.

     The Taxpayer Relief Act alters the taxation of capital gain income for individuals (and for certain trusts and estates). Gain from the sale or exchange of certain investments held for more than 18 months will be taxed at a maximum rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one year, will be taxed at a maximum rate of 28%. The Taxpayer Relief Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets, introduces special rules for "qualified 5-year gain," and makes certain other changes to prior law. On November 10, 1997, the Service issued Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as capital gain in the 20% group), (ii) an unrecaptured section 1250 gain distribution (which would be taxed as capital gain in the 25% group) or (iii) a 28% rate capital gain distribution (which would be taxed as capital gain in the 28% group). If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income was subject to a marginal tax rate of at least 28%.

     In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of prior distributions required to be treated by such shareholders as long-term capital gains.

     Backup Withholding. The Company will report to its domestic shareholders and to the Service the amount of distributions paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to distributions paid unless such shareholder (i) is a corporation or comes with certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of the Shareholders--Taxation of Foreign Shareholders."

     Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling, distributions by the Company to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

     If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT
(i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of Foreign Shareholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a brief summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Company will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Company currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Company's current expectation that the Company will qualify as a domestically-controlled REIT, because the Common Shares will be publicly traded no assurance can be given that the Company will continue to so qualify.

     Distributions of cash generated by the Company's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with the Company the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income.

     Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Company are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder that is a foreign corporation if it is not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Company as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

     The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Company should consult their own tax advisor regarding the income and withholding tax considerations with respect to their investment in the Company.

Other Tax Considerations

     The Taxpayer Relief Act. The Taxpayer Relief Act modifies many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the Taxpayer Relief Act (i) replaces the rule that disqualifies a REIT for any year in which the REIT fails to comply with Treasury Regulations that are intended to enable the REIT to ascertain its ownership with a prescribed penalty for failing to do so; (ii) permits a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permits a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repeals a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held for less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthens the original grace period for foreclosure property from two years after the REIT acquired the property to a period ending on the last day of the third full taxable year following the taxable year in which the property was acquired; (vi) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test; and (vii) permits any corporation wholly owned by a REIT to be treated as a qualified subsidiary, regardless of whether the corporation has always been owned by a REIT. The changes are effective for taxable years beginning after the date of enactment, and thus will apply to the Company's taxable year ending December 31, 1998.

     Possible Legislative or Other Actions Affecting Tax Consequences. Shareholders should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Company.

     State and Local Taxes. The Company and the Partnerships may be subject to state or local taxation, and the Company's shareholders may be subject to state or local taxes in various jurisdictions, including those in which they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares. See "Risk Factors -- Tax Risks -- Other Tax Liabilities."

     EACH POTENTIAL INVESTOR IS ADVISED TO CONSULT WITH SUCH INVESTOR'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement") the underwriters named below (the "Underwriters") have severally agreed to purchase from the Company, and the Company has agreed to sell to each of the Underwriters, for whom DLJ and BT Alex. Brown
Incorporated are acting as representatives (the "Representatives"), the aggregate number of Common Shares set forth below opposite their respective names at the offering price less the underwriting discounts set forth on the cover of this Prospectus.

                                                                   Number of
              Underwriter                                        Common Shares
              -----------                                        -------------

  Donaldson, Lufkin & Jenrette Securities Corporation........
  BT Alex. Brown Incorporated................................
       Total.................................................

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Common Shares are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares offered hereby (other than the shares of Common Shares covered by the over-allotment option described below) if any such shares of Common Shares are taken.

     The Company has been advised by the Representatives that the Underwriters propose to offer such Common Shares to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers at such price, less a concession not in excess of $ per Common Share. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $ per Common Share on sales to certain other dealers. After the Offering, the offering price and other selling terms may be changed by the Representatives. The Company has granted to the Underwriters an option, exercisable not later than 30 calendar days from the date of this Prospectus, to purchase up to an additional 1,125,000 Common Shares at the same price per Common Share as the Company receives for the Common Shares that the Underwriters have agreed to purchase.

     To the extent the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Common Shares as the number of Common Shares to be purchased by it shown in the above table bears to the total number of Common Shares shown in the table above, and the Company will be obligated, pursuant to the option, to sell such Common Shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of Common Shares offered hereby. If purchased, the Underwriters will sell such additional 1,125,000 Common Shares on the same terms as those on which the Common Shares are being offered.

     In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Specifically, the Underwriters may overallot the Offering, creating a short position. In addition, the Underwriters may bid for, and purchase, Common Shares in the open market to cover short positions or to stabilize the price of the Common Shares. Finally, the Underwriters may reclaim selling concession allowed for distributing the Common Shares in the Offering if it repurchases previously distributed Common Shares in covering transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act.

     The Company, the Operating Partnership and its executive officers and directors have agreed, with certain exceptions, that they will not, without the prior written consent of DLJ, offer, sell, contract to sell or otherwise dispose of, directly or indirectly (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares and/or Units (including any Common Shares acquired upon conversion or exchange of Units), for a period of 180 days after the date of the Underwriting Agreement.

     In connection with the Transactions, the Property Partnerships paid DLJ a fee of $750,000 in connection with financial advisory services rendered. In connection with the Offering, a lender which is an affiliate of BT Alex. Brown Incorporated, one of the Underwriters, will receive $70 million of the net proceeds in repayment of amounts outstanding under the Property Financing. The Conduct Rules of the National Association of Securities Dealers, Inc. exempt REITs from the conflict of interest provisions thereof, including the applicable provisions of Rule 2720 concerning the appointment of "qualified independent underwriters."

                                  LEGAL MATTERS

     Certain legal matters in connection with the Common Shares being offered hereby will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York and for the Underwriters by Rogers & Wells LLP, New York, New York. Cahill Gordon & Reindel and Rogers & Wells LLP will rely, without independent investigation, on Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland as to certain matters of Maryland law.

                                     EXPERTS

     As previously announced, on October 31, 1997, Coopers & Lybrand L.L.P. was appointed by the Company as the Company's independent accountants for the year ending December 31, 1997, replacing Lurie, Besikoff, Lapidus & Co., LLP ("Lurie"). The Company is not aware of any disagreements with Lurie during the Company's two most recent fiscal years and through October 31, 1997 on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures which, if not resolved to the satisfaction of Lurie, would have caused Lurie to make reference to the matters in their reports. Lurie has furnished to the Commission a letter agreeing with this statement.

     The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three year period ended December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined financial statements of the Office Properties as of December 31, 1996 and for the years ended December 31, 1995 and 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Shares are listed for trading on the NASDAQ. Such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. Such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

     The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act with respect to the Common Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                    GLOSSARY

     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Advisory Agreement" means the advisory agreement between the Company and Crown which was terminated as part of the Transactions.

     "Board of Trustees" means the Board of Trustees of the Company.

     "Book-Tax Difference" has the meaning ascribed to it in the section entitled "Federal Income Tax Considerations -- Tax Aspects of the Company's Investments in Partnerships -- Tax Allocations with Respect to Properties."

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Company, as amended from time to time.

     "CBD" means central business district.

     "Closing" means the closing of the Offering.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means (i) prior to the Company Reformation, shares of Common Stock and (ii) thereafter the common shares of beneficial interest, par value $0.01 per share, of the Company.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company prior to the Company Reformation.

     "Company" means (i) prior to October 14, 1997, Royale Investments, Inc., a Minnesota corporation and (ii) thereafter includes its subsidiaries, Holdings and the Operating Partnership, together with the Delaware and Pennsylvania limited partnerships in which the Company, through Holdings and the Operating Partnership, has interests. On March , 1998, the Company was reformed as a Maryland real estate investment trust.

     "Company Reformation" means the reformation of the Company as a Maryland real estate investment trust which occurred on March , 1998.

     "Crown" means Crown Advisors, Inc., a Minnesota corporation owned by John Parsinen and Vernon R. Beck.

     "Declaration of Trust" means the Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Formation   Agreement"   means  the   agreement   pursuant  to  which  the
Transactions were consummated.

     "Funds from Operations" means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

     "GAAP" means generally accepted accounting principles in the United States.

     "General Partner" means the Company in its capacity as general partner of the Operating Partnership.

     "Glacier" means Glacier Realty LLC, a Minnesota limited liability company, substantially all of the interests in which are owned by John Parsinen and Vernon R. Beck.

     "Incentive Plan" means the Company's 1998 Long-Term Incentive Plan, as amended from time to time.

     "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's shares of beneficial interest or any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the outstanding voting shares of beneficial interest of the trust.

     "Limited Partners" means certain of the Trustees who are limited partners of the Operating Partnership and are limited partners in certain of the Properties Partnerships.

     "Management Agreement" means the management agreement between the Company and Glacier, as amended from time to time.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "MSA" means metropolitan statistical area.

     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "NASDAQ" means the Nasdaq Small Cap Market tier of the Nasdaq Stock Market.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Offering" means this offering of Common Shares of the Company pursuant to and as described in this Prospectus.

     "Office Properties" means the office properties to be owned by the Operating Partnership.

     "Operating Partnership" means Corporate Office Properties, L.P. (formerly named FCO, L.P.), a Delaware limited partnership, alone, or as the context may require, together with its subsidiaries.

     "Operating Partnership Agreement" means the limited partnership agreement of the Operating Partnership.

     "Option Plan" means the Company's Stock Option Plan for Directors, as amended from time to time.

     "Ownership Limit" means no more than (i) 9.8% of the Company's number of issued and outstanding shares of beneficial interest, or (ii) 9.8% of the total equity value of such shares of beneficial interest.

     "Partnership Units" has the meaning ascribed to it in the Operating Partnership Agreement.

     "Preferred Shares" means the preferred shares of beneficial interest, $0.01 par value per share, of the Company.

     "Preferred Units" has the meaning ascribed to it in the Operating Partnership Agreement.

     "Properties" means, collectively, one or more of the Office Properties and one or more of the Retail Properties more particularly described in the section entitled "The Properties."

     "Property Financing" means the $100 million principal amount mortgage financing with Bankers Trust Company pursuant to a Senior Secured Credit Agreement dated as of October 14, 1997, executed in connection with the Transactions.

     "Prospectus" means this prospectus, as the same may be amended.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury Regulations.

     "Restricted Common Shares" has the meaning ascribed to it in the section entitled "Shares Available for Future Sale."

     "Retail Properties" means seven retail properties located in the Midwest containing approximately 370,000 rentable square feet.

     "Retained Interests" has the meaning ascribed to it in the section entitled "Structure and Formation of the Company -- The Transactions."

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the Internal Revenue Service.

     "Total Rental Revenue" means the monthly contractual base rent as of March 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for Philadelphia Region properties and the retail properties which are triple net leases for which the tenant pays all operating expenses directly.

     "Treasury Regulations" means the regulations promulgated by the Service under the Code.

     "Transactions" means all of the transactions described under "Structure and Formation of the Company -- The Transactions."

     "Unit" means a unit of partnership interest in the Operating Partnership.

                          INDEX TO FINANCIAL STATEMENTS

Corporate Office Properties Trust, Inc.
     Pro Forma Consolidated Financial Statements
       (unaudited):.......................................................................F-2
     Pro Forma Consolidated Balance Sheet as of December 31,
       1997...............................................................................F-3
     Pro Forma Consolidated Statement of Operations for the year ended December 31,
       1997...............................................................................F-4

Historical:
     Report of Independent
       Accountant.........................................................................F-7
     Consolidated Balance Sheets as of December 31, 1996 and
       1997...............................................................................F-8
     Consolidated Statements of Operations for the years ended December 31, 1995,
       1996 and
       1997...............................................................................F-9
     Consolidated Statements of Stockholders Equity for the years ended
       December 31, 1995, 1996 and
       1997...............................................................................F-10
     Consolidated Statements of Cash Flows for the years ended December 31, 1995,
       1996 and
       1997...............................................................................F-11
     Notes to Consolidated Financial
       Statements.........................................................................F-12

Schedule III
     Report of Independent
       Accountants........................................................................F-22
     Real Estate and Accumulated Depreciation as of December 31, 1997.....................F-23

The Office Properties
     Report of Independent
       Accounts...........................................................................F-24
     Combined Balance Sheets as of December 31, 1996 and September 30, 1997
       (unaudited)
       ...................................................................................F-25
     Combined Statements of Operations for the years ended December 31, 1995 and
       1996 and for the nine month periods ended September 30, 1997 and 1996
       (unaudited)
       ...................................................................................F-26
     Combined Statements of Partners' Capital for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997....................F-27
     Combined Statements of Cash Flows for the years ended December 31, 1995 and
       1996 and for the nine month periods ended September 30, 1997 and 1996..............F-28
     Notes to Combined Financial Statements...............................................F-29


                     CORPORATE OFFICE PROPERTIES TRUST, INC.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                 As of and for the year ended December 31, 1997
                                   (unaudited)




The accompanying unaudited pro forma consolidated balance sheet as of December 31, 1997 reflects the historical consolidated balance sheet of the Company adjusted for the effects of the Offering as if the Offering had occurred on December 31, 1997. The principal use of the net proceeds of the Offering is to repay $70 million outstanding under the Property Financing.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the historical consolidated statement of operations of the Company adjusted for the effects of: (a) the Transactions, including the acquisition of the Office Properties, as if the Transactions had occurred on January 1, 1997 and (b) the Offering, including the decrease in interest expense resulting from debt assumed to be repaid with the net proceeds of the Offering, as if the Offering had occurred on January 1, 1997.

The accompanying unaudited pro forma consolidated financial statements have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the Transactions and the Offering been completed on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and the Notes thereto of the Company and the Combined Financial Statements and the Notes thereto of the Office Properties included elsewhere herein.

                     Corporate Office Properties Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                   (Unaudited)
                                December 31, 1997
                  (Dollars in thousands, except per share data)


                                                                                             Offering
                                                                 Historical(1)              Adjustment            Pro Forma
                                                              ---------------------    ---------------------    ---------------
Assets

   Assets:

     Land                                                             $ 38,764               $      -               $ 38,764

     Buildings and improvements                                        152,945                                       152,945

     Furniture, fixtures and
       equipment                                                           140                                           140

     Less:  accumulated depreciation                                    (3,224)                                       (3,224)
                                                              ---------------------    ---------------------    ---------------
       Net investment in real estate                                   188,625                      -                188,625
     Cash and cash equivalents                                           3,395                 3,238 (2)               6,633
     Tenant accounts receivable                                             78                                            78
     Deferred rent receivable                                              479                                           479
     Deferred financing costs, net                                         857                                           857
     Prepaid and other assets, net                                         100                                           100
                                                              =====================    =====================    ===============
       Total assets                                                   $193,534              $  3,238                $196,772
                                                              =====================    =====================    ===============

Liabilities and stockholders' equity Liabilities:
     Mortgage loans payable                                           $114,375              $(70,000)(2)             $44,375
     Accounts payable and accrued
       expenses                                                            932                                           932
     Rents received in advance and
       security deposits                                                   425                                           425
     Dividends/distributions payable                                     1,276                                         1,276
                                                              ---------------------    ---------------------    ---------------
       Total liabilities                                               117,008               (70,000)                 47,008
                                                              ---------------------    ---------------------    ---------------

   Minority interests:
     Preferred Units                                                    52,500                                        52,500
     Partnership Units                                                  12,362                                        12,362
                                                              ---------------------    ---------------------    ---------------
       Total minority interests                                         64,862                                        64,862
                                                              ---------------------    ---------------------    ---------------

   Stockholders' equity:
     Common stock ($.01 par value;
      50,000,000 authorized,
       2,266,083 and 9,766,083
       shares issued and outstanding
       on a historical and pro forma                                        23                    75 (3)                  98
       basis, respectively
     Additional paid-in capital                                         16,620                73,163 (3)              89,783
     Accumulated deficit                                                (4,979)                                       (4,979)
                                                              ---------------------    ---------------------    ---------------
         Total stockholders' equity                                     11,664                73,238                  84,902
                                                              =====================    =====================    ===============
         Total liabilities and
           stockholders' equity                                       $193,534               $ 3,238                $196,772
                                                              =====================    =====================    ===============


-----------------
(1) Reflects the historical balance sheet of the Company as of December 31, 1997.
(2) Reflects the use of net proceeds from the Offering to repay $70,000 in indebtedness outstanding under the Property Financing with the remainder held as cash and cash equivalents.
(3) Reflects the proceeds of the Offering of approximately $78,750, based upon an offering of 7,500 common shares of beneficial interest, at an estimated offering price of $10.50 per share, net of offering expenses of approximately $5,513.

                     Corporate Office Properties Trust, Inc.

                 Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                                   (unaudited)
                  (Dollars in thousands, except per share data)

                                                            The Office    The Office
                                                            Properties -  Properties
                                                            1/1/97 -      10/1/97 -     Transaction
                                            Historical (1)  9/30/97 (2)   10/13/97 (3)  Adjustments      As Adjusted
                                            --------------  ------------  ------------  --------------   -----------
Revenues

   Rental income                              $6,122          $11,710        $506                          $18,338

   Tenant recoveries and other
     income                                      496            1,216          66              -             1,778

                                            ------------    ------------  ------------  --------------   -----------
       Total revenues                          6,618           12,926         572              -            20,116
                                            ------------    ------------  ------------  --------------   -----------

Expenses
   Property operating                            728            2,569         162              -             3,459
   General and administrative                    533              114          60              -               707
   Interest expense                            2,855            7,042         346        $(1,519) (4)        8,724
   Amortization of deferred
     financing costs                              64              494          21           (228) (5)          351
   Depreciation                                1,267            1,930         135            597  (6)        3,929
   Termination of Advisory Agreement           1,353               -           -          (1,353) (7)           -
                                            ------------    ------------  ------------  --------------   -----------
     Total expenses                            6,800           12,149         724         (2,503)           17,170
                                            ------------    ------------  ------------  --------------   -----------

Income (loss) before minority
   interests                                    (182)                                                        2,946

Minority interests:
     Preferred Units                            (720)                                     (1,858) (8)       (2,578)
     Partnership Units                           (65)                                         65  (8)           -
                                            ------------                                                 -----------

Net income (loss)                             $ (967)                                             (8)        $ 368
                                            ============                                                 ===========

Netincome (loss) available
   to common shareholders per
   weighted average common
   share outstanding (1,600,807,
   2,266,083, and 9,766,083 shares
   issued and outstanding on a historical,
   as adjusted and pro forma basis,
   respectively)                             $ (0.60)                                                       $ 0.16




                                             Offering
                                             Adjustments        Pro Forma
                                           ---------------    ----------------
Revenues

   Rental income                                                $18,338

   Tenant recoveries and other
     income                                         -             1,778

                                           ---------------    ----------------
       Total revenues                               -            20,116
                                           ---------------    ----------------

Expenses
   Property operating                               -             3,459
   General and administrative                       -               707
   Interest expense                          $(4,900) (9)         3,824
   Amortization of deferred
     financing costs                                -               351
   Depreciation                                     -             3,929
   Termination of Advisory Agreement                -                -
                                           ---------------    ----------------
     Total expenses                           (4,900)            12,270
                                           ---------------    ----------------

Income (loss) before minority
   interests                                        -             7,846

Minority interests:
     Preferred Units                            (834) (10)       (3,412)
     Partnership Units                        (1,147) (10)       (1,147)
                                                              ----------------

Net income (loss)                                                $3,287
                                                              ================

Netincome (loss) available
   to common shareholders per
   weighted average common
   share outstanding (1,600,807,
   2,266,083, and 9,766,083 shares
   issued and outstanding on a historical,
   as adjusted and pro forma basis,
   respectively)                                                  $0.34




(1) Reflects the historical consolidated operating results of Corporate Office Properties Trust, Inc.
(2) Reflects the historical combined operating results of the Office Properties from January 1, 1997 through September 30, 1997.
(3) Reflects the historical combined operating results of the Office Properties from October 1, 1997 to October 13, 1997, the day prior to their Acquisition.
(4) Reflects the reduction in interest expense relating to refinancing of the $87,000 of mortgage indebtedness collateralized by the Office Properties with indebtedness incurred under the Property Financing which bears interest at the rate of 7.5% per annum.

(5) Reflects the reduction in amortization expense related to the amortization over three years of the deferred financing costs associated with the Property Financing.
(6) Reflects the increase in depreciation resulting from the purchase of the Office Properties.
(7) Reflects a non-recurring expense associated with the termination of the Advisory Agreement paid in the form of Common Stock. Accordingly, this transaction has been eliminated since it is not expected to have a continuing impact on the Company.
(8) Minority interest in income (loss) has been reflected in accordance with the Operating Partnership Agreement. The Preferred Unitholders are allocated income up to 6.5% of their investment with remaining income, if any, or loss allocated between the Company (18.86%) and the remaining partners (81.14%). The adjustments to record the income (loss) effect of the minority interest share of income (loss) in the pro forma statement of operations were computed as follows:



Calculation of allocation
   of income to Preferred
   Unitholders
     Total Preferred Units                  $52,500
     Preferred distribution rate                6.5%
                                         ===============
     Preferred Unitholders return           $ 3,412 (a)
                                         ===============


Income before minority interest             $ 2,946            $ 2,946
Less non-Operating Partnership income
   for Retail Properties directly owned
   by the Company                              (368)
                                         ===============
Income before minority interest
   - Operating Partnership                  $ 2,578 (b)
                                         ===============


Pro forma minority interest in
   income
     Minority share - Preferred Units                           (2,578)
       (lesser of (a) or (b))                                        -
     Minority share - Partnership Units
                                                            ----------------

                                                              $    368
Net income allocated to Common Shares
                                                            ================

(9) Reflects the elimination of the interest expense associated with the $70,000 indebtedness repaid from the net proceeds of the Offering. The reduced interest expense is offset by the annual unused facility fee of 0.5% to be paid to the lender under the Property Financing.
(10) Reflects the effects of contribution of the net proceeds of the Offering to the Operating Partnership in exchange for 7,500 Partnership Units.

The following table presents the calculation of the post closing percentage ownership in the Operating Partnership.


                                                     Company           Others              Total
                                                 ---------------   ---------------    ----------------


Units pre-Offering                                    600,000         3,181,818         3,781,818
Offering                                            7,500,000                           7,500,000
                                                   -----------     ---------------    ----------------
Units post offering                                 8,100,000         3,181,818        11,281,818

Percentage ownership                                    71.80%            28.20%(d)        100.00%
                                                   ===========     ===============    ================
Income before minority interest                                                       $     7,846             $ 7,846
Less:  non-Operating Partnership income                                                      (368)
    for Retail Properties directly owned by
    the Company
                                                                                      ----------------
Income before minority interest -
  Operating Partnership                                                               $     7,478 (c)

                                                                                      ================
Preferred Unit minority interest share
  (minimum of (a) or (c))

                                                                                      $     3,412
                                                                                      ================


Remaining Operating Partnership allo-                                                       4,066 (e)
  cation


Pro forma minority interest in income
  Minority share - Preferred Units                                                                             (3,412)
  Minority share - Partnership Units                                                        (d)x(e)            (1,147)
                                                                                                          ----------------
Net income allocated to Common Shares                                                                         $ 3,287
                                                                                                          ================

To the Board of Directors and Stockholders
   Corporate Office Properties Trust, Inc.:


We have audited the accompanying consolidated balance sheets of Corporate Office Properties Trust, Inc. (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Office Properties Trust, Inc. as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.






Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 24, 1998

                     Corporate Office Properties Trust, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)


                                                                                     December 31,
                                                                       ------------------------------------------
                                                                              1996                  1997
                                                                       -------------------- ---------------------
Assets
   Assets:
     Land                                                                    $   5,428           $   38,764
     Buildings and improvements                                                 19,599              152,945
     Furniture, fixtures and equipment                                               -                  140
     Less accumulated depreciation                                              (1,957)              (3,224)
---------------------------------------------------------------------- -------------------- ---------------------
       Net investment in real estate                                            23,070              188,625

     Cash and cash equivalents                                                     258                3,395
     Marketable securities                                                         479                    -
     Tenant accounts receivable                                                     16                   78
     Deferred rent receivable                                                      184                  479
     Deferred financing costs, net                                                 185                  857
     Prepaid and other assets, net                                                   5                  100
---------------------------------------------------------------------- -------------------- ---------------------
       Total assets                                                          $  24,197           $  193,534
---------------------------------------------------------------------- -------------------- ---------------------

Liabilities and stockholders' equity Liabilities:
     Mortgage loans payable                                                     14,658              114,375
     Accounts payable and accrued expenses                                         190                  932
     Rents received in advance and security deposits                                 -                  425
     Dividends/distributions payable                                               178                1,276
---------------------------------------------------------------------- -------------------- ---------------------
       Total liabilities                                                        15,026              117,008
---------------------------------------------------------------------- -------------------- ---------------------

   Minority interests:
     Preferred Units                                                                 -               52,500
     Partnership Units                                                               -               12,362
---------------------------------------------------------------------- -------------------- ---------------------
       Total minority interests                                                      -               64,862
---------------------------------------------------------------------- -------------------- ---------------------

   Commitments and contingencies (Note 11)

   Stockholders' equity:
    Common stock ($.01 par value; 50,000,000 authorized,
      1,420,000 and 2,266,083 shares, issued and outstanding
      at December 31, 1996 and 1997, respectively)                                  14                   23
    Additional paid-in capital                                                  12,353               16,620
    Accumulated deficit                                                         (3,196)              (4,979)
---------------------------------------------------------------------- -------------------- ---------------------
       Total stockholders' equity                                                9,171               11,664
---------------------------------------------------------------------- -------------------- ---------------------

       Total liabilities and stockholders' equity                            $  24,197           $  193,534
---------------------------------------------------------------------- -------------------- ---------------------

                 See accompanying notes to financial statements.

                     Corporate Office Properties Trust, Inc.
                      Consolidated Statements of Operations
                  (Dollars in thousands, except per share data)

                                                                            For the years ended December 31,
                                                                    ---------------------------------------------
                                                                         1995           1996           1997
                                                                    ---------------------------------------------
Revenues
   Rental income                                                        $ 2,436         $ 2,477         $ 6,122
   Tenant recoveries and other income                                        48              32             496
---------------------------------------------------------------------------------------------------------------
     Total revenues                                                       2,484           2,509           6,618
---------------------------------------------------------------------------------------------------------------

Expenses
   Property operating                                                        42              31             728
   General and administrative                                               336             372             533
   Interest expense                                                       1,267           1,246           2,855
   Amortization of deferred financing costs                                  13              13              64
   Depreciation                                                             554             554           1,267
   Termination of Advisory Agreement                                       --              --             1,353

---------------------------------------------------------------------------------------------------------------
     Total expenses                                                       2,212           2,216           6,800
---------------------------------------------------------------------------------------------------------------

Income (loss) before minority interests                                     272             293            (182)

Minority interests
   Preferred Units                                                         --              --              (720)
   Partnership Units                                                       --              --               (65)
---------------------------------------------------------------------------------------------------------------

Net income (loss)                                                       $   272         $   293         $  (967)
---------------------------------------------------------------------------------------------------------------

 Basic and diluted earnings (loss) per share                            $  0.19         $  0.21         $ (0.60)
---------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                     Corporate Office Properties Trust, Inc.
                 Consolidated Statements of Stockholders' Equity
                             (Dollars in thousands)

                                                                      Additional
                                                         Common         Paid in      Accumulated
                                                          Stock         Capital        Deficit         Total
                                                      -----------------------------------------------------------
Balance at December 31, 1994                           $     14        $12,353       $  (2,341)      $  10,026

   Net income                                                 -              -             272             272

   Dividends                                                  -              -            (710)           (710)

-----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                                 14         12,353          (2,779)          9,588

   Net income                                                 -              -             293             293

   Dividends                                                  -              -            (710)           (710)
-----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                                 14         12,353          (3,196)          9,171

   Issuance of common stock for property acqui-
     sition and advisory agreement termination                9          4,267                           4,276

   Net loss                                                   -              -            (967)           (967)

   Dividends                                                                              (816)           (816)
-----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                          $      23        $16,620       $  (4,979)      $  11,664
-----------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                     Corporate Office Properties Trust, Inc.
                      Consolidated Statements of Cash Flows
                  (Dollars in thousands, except per share data)

                                                                                 Year Ended December 31,
                                                                       ------------------------------------------
                                                                           1995          1996           1997
                                                                       ------------------------------------------
Cash flows from operating activities:
   Net income (loss)                                                     $  272        $  293         $  (967)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
   Minority interests                                                         -             -             785
   Depreciation                                                             554           554           1,267
   Amortization of deferred financing costs                                  13            13              64
   Advisory contract termination cost                                         -             -           1,353
   Other amortization                                                       (29)          (26)              -
   Increase in deferred rent receivable                                     (67)          (67)           (295)
   Decrease (increase) in other assets                                        2           (19)           (158)
   (Decrease) increase in accounts payable, accrued expenses, rents
     received in advance and security deposits                              (67)           92           1,167
-----------------------------------------------------------------------------------------------------------------
     Net cash provided by operating activities                              678           840           3,216
-----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Proceeds from maturity of marketable securities                          130         1,126           1,854
   Purchase of marketable securities                                       (681)         (999)         (1,375)
   Purchase of land and buildings                                             -             -            (506)
   Cash proceeds received from acquisition of properties                      -             -           1,000
-----------------------------------------------------------------------------------------------------------------
     Net cash (used in) provided by investing activities                   (551)          127             973
-----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Costs attributable to Common Stock issued                                  -             -             (59)
   Dividends paid                                                          (834)         (710)           (710)
   Repayments of mortgage loans payable                                    (237)         (257)           (283)
   Refund of mortgage costs                                                  71             -               -
-----------------------------------------------------------------------------------------------------------------
     Net cash used in financing activities                               (1,000)         (967)         (1,052)
-----------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                       (873)            -           3,137

Cash and cash equivalents
   Beginning of year                                                      1,131           258             258
-----------------------------------------------------------------------------------------------------------------
   End of year                                                           $  258        $  258        $  3,395
-----------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                     CORPORATE OFFICE PROPERTIES TRUST, INC.

                   Notes to Consolidated Financial Statements
                             (dollars in thousands)


1.        Organization and Formation of Company

Corporate Office Properties Trust, Inc. (formerly Royale Investments, Inc.) (the "Company") is a self-administered REIT which focuses on the ownership, acquisition and management of suburban office buildings. The Company was formed in 1988 as a Minnesota corporation. The Company has qualified as a real estate investment trust ("REIT") as defined in the Internal Revenue Code (the "Code"). During the three years ended December 31, 1997, the Company directly owned seven net leased retail properties.

On October 14, 1997, the Company acquired (Note 4) a portfolio of 10 properties, representing the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate investment firm (the "Office Properties"). As result of the acquisition, the Company became the sole general partner of and obtained a 20.6946% interest in the Common Units ("Partnership Units") of Corporate Office Properties, L.P. (formerly FCO, L.P.) (the "Operating Partnership"), a partnership formed to acquire and hold partnership interests in partnerships which own the Office Properties (the "Properties Partnerships"). The General Partner of the Properties Partnerships is Corporate Office Properties Holdings, Inc. (formerly FCO Holdings, Inc.) ("COP Holdings"), a wholly owned subsidiary of the Company. In addition, the Company became self-administered by terminating its external advisory contract with Crown Advisors, Inc. ("Crown"), and currently entering into a new management contract with Glacier Realty LLC ("Glacier") for the existing retail properties. Purchase accounting was applied to the acquisition of the Office Properties.

As of December 31, 1997, the Company's portfolio included 17 commercial real estate properties leased for office and retail purposes. The Company changed its name from Royale Investments, Inc. to Corporate Office Properties Trust, Inc. on January 1, 1998.

2.        Basis of Presentation

The consolidated financial statements of the Company at December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 include the accounts of the Company, the Operating Partnership, and COP Holdings. All intercompany transactions and balances have been eliminated in consolidation. Certain amounts from prior periods have been reclassified to conform to current year presentation. The reclassifications had no affect on net operations or stockholders' equity.

The Company, as general partner, controls the Operating Partnership; therefore consolidated financial reporting and accounting have been applied. Minority interests (Note 5) represents the 81.14% of the Partnership Units of the Operating Partnership and 100% of the Preferred Units of the Operating Partnership not owned by the Company, each of which include certain interests in the Properties Partnerships retained by the Chairman and the President of the Company ("Retained Interests").

3.        Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes rental revenue from tenants on a straight-line basis under which contractual rent changes are recognized evenly over the lease term. In the accompanying balance sheets, revenues earned in advance of contractual rental payments are recorded as deferred rent receivables while rental payments received in advance of revenue recognition are recorded as rents received in advance. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenues in the same period as the related expenses are incurred by the Company.

Major Tenants

During 1995 and 1996, all of the Company's rental revenue was derived from four major tenants, each of which contributed 20% or more of the total rental revenues. During 1997, four major tenants comprised 64% of total rental income, each individually represented 10% or more of the Company's total rental revenue.

Geographical Diversity

During 1995 and 1996, all of the Company's rental revenue was derived from properties located in the mid-west United States. During 1997, 59% of total rental revenue was derived from the office properties in the Philadelphia, Princeton and Harrisburg markets and 41% was derived from properties located in the mid-west United States.

Investment in Real Estate and Depreciation

Real estate investments are recorded at cost and are depreciated using the straight-line method over their estimated useful lives. The estimated useful lives are as follows:

Building and building improvements...................40 years
Land improvements....................................20 years
Equipment and personal property...................... 5 years

Construction expenditures for tenant improvements and leasing commissions are capitalized and amortized over the terms of each specific lease. Maintenance and repairs are charged to expense when incurred. Expenditures for building and other improvements are capitalized.

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." This statement requires the Company to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement had no effect on the Company's financial position or results of operations.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short maturity of these investments. The Company maintains its cash in bank deposit accounts which may exceed federally insured limits at times. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Deferred Financing Costs

The Company has capitalized as deferred costs certain expenditures related to its long-term financings. These costs are being amortized, over the terms of the related loans. Accumulated amortization totaled $34 and $98 as of December 31, 1996 and 1997, respectively.

Income Taxes

The Company intends to maintain its election to be treated as a REIT under Sections 856 through 860 of the Code. As a result, the Company generally is not subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income and meets the other conditions for qualification as a REIT under the Code, as defined in the Code, to its stockholders and satisfies certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

For federal income tax purposes, the cash distributions paid to stockholders may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains. Distributions declared for the year ended December 31, 1995 totaling $710 or $0.50 per share are characterized 30.0% ($0.15 per share) as ordinary income and 70.0% ($0.35 per share) as return of capital. Distributions declared for the year ended December 31, 1996 totaling $710 or $0.50 per share are characterized 40.0% ($0.20 per share) as ordinary income and 60.0% ($0.30 per share) as return of capital. Distributions declared for the year ended December 31, 1997 totaling $816 or $0.50 per share are characterized 45.0% ($0.225 per share) as ordinary income and 55.0% ($0.275 per share) as return of capital.

Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from net income reported for financial reporting purposes due to the differences in the cost basis for federal tax purposes, differences in the useful lives used to compute depreciation, and differences between the allocation of the Company's net income and loss for financial reporting purposes and for tax reporting purposes.

The Company is subject to certain state and local income and franchise taxes. The provision for such state and local taxes has been reflected in general and administrative expense in the consolidated statements of income and has not been separately stated due to its insignificance. The Operating Partnership, a limited partnership, is essentially a pass-through entity; therefore, taxes, if any, are the obligations of the owners.

Earnings Per Share ("EPS")

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). Pursuant to SFAS No. 128, the Company has computed basic and diluted EPS for the years ended December 31, 1995, 1996 and 1997. Adoption of SFAS No. 128 did not impact the amounts of EPS previously reported.

The numerator utilized to calculate basic EPS and diluted EPS is the same. The weighted average common shares outstanding for purposes of basic and diluted EPS calculations are as follows:

                                             1995         1996         1997
                                             ----         ----         ----
Weighted average common shares-basic       1,420,000    1,420,000    1,600,807
Assumed conversion of stock options              249        -            -
                                           ---------    ---------    ---------
Weighted average common shares diluted     1,420,249    1,420,000    1,600,807
                                           =========    =========    =========



Convertible Preferred Units and convertible Partnership Units could potentially dilute EPS in the future.

Fair Value of Financial Instruments

The Company's financial instruments include short-term investments, marketable securities, tenant accounts receivable, accounts payable, accrued expenses and mortgage loans payable. The fair values of these financial instruments were not materially different from their carrying or contract values.

4.        Acquisition of the Office Properties

On October 14, 1997, the Company closed on the acquisition of the Office Properties. As a result of the acquisition, the Company became the sole general partner of and obtained a 20.6946% interest in the Operating Partnership, an operating partnership formed to acquire and hold the Office Properties.

In connection with the acquisition, the Company issued 600,000 shares of Common Stock (valued at $5.50 per share, or an aggregate of $3,300) and the Operating Partnership issued approximately 3.2 million Partnership Units (valued at $5.50 per unit, or an aggregate of $17,500) and 2.1 million preferred partnership units ("Preferred Units") (valued at $25.00 per unit, or an aggregate of $52,500). The Office Properties were also subject to $100,000 of 7.5% mortgage financing, payable in 2000. In connection with the acquisition, acquired assets and liabilities were recorded at fair value pursuant to the purchase accounting method.

Concurrently with the acquisition, the Company issued 273,729 shares of Common Stock (valued at $5.50 per share, or an aggregate of $1,506) in exchange for the assets of Crown, an affiliate of the Company, previously acting as investment advisor to the Company and assisting in the management operations. The contract between Crown and the Company was terminated and the Company entered into a property management agreement with Glacier whose stock is owned by two current officers of the Company, one of whom is also a current director. Further, the Company retired 27,646 shares of Common Stock previously held by Crown at the time it was acquired. The cost of the termination of the contract was $1,353, which was charged to expense in the accompanying statement of operations.

5.        Minority Interest

As of December 31, 1997, the Operating Partnership, which is 20.6946% owned by the Company, has outstanding 3.2 million of Partnership Units (of which 600,000 are owned by the Company) and 2.1 million of Preferred Units (none which are owned by the Company).

The Partnership Units are substantially similar economically (and are convertible into) shares of common stock of the Company. The Partnership Units are convertible into shares of Company common stock subject to certain conditions beginning on September 1, 1998. As of December 31, 1997, the Company has accrued $272 of distributions related to holders of Partnership Units.

The Preferred Units, for which each holder thereof is entitled to a 6.5% priority annual return, may be converted on or after October 1, 1999 into Partnership Units on the basis of 3.5714 Partnership Units for each Preferred Unit plus any accrued return. Income of the Operating Partnership allocated to holders of Preferred Units is also based on the aforementioned 6.5% priority annual return. As of December 31, 1997, the Company has accrued $720 of distributions related to holders of Preferred Units.

6.        Mortgage Notes Payable

At December 31, 1996 and 1997, the Company's mortgage loans totaled $14,658 and $114,375, respectively.

The Office Properties were acquired subject to mortgage indebtedness of $100,000. The loan is a non-recourse mortgage loan collateralized by the real estate assets of the Office Properties. The loan provides for monthly payments of interest only, at a fixed rate of 7.5% per annum. The loan matures on October 13, 2000 and provides for two one-year extension options, subject to certain conditions. Certain restrictive financial covenants must be complied with, the most restrictive of which are adjusted consolidated net worth, minimum property interest coverage, minimum property hedged interest coverage, minimum consolidated interest coverage, maximum consolidated unhedged floating rate debt and maximum consolidated total indebtedness.

The Retail Properties collateralize and, in certain cases, cross collateralize, mortgage loans with maturities ranging from 2004 to 2014 aggregating $14,658 and $14,375 as of December 31, 1996 and 1997, respectively. The mortgage loans accrue interest at rates ranging from 7.6% to 9.5%. The weighted average interest rate on these loans is 8.4%.

Aggregate maturities of the mortgage loans outstanding at December 31, 1997 are as follows:

1998...............................................         $    307
1999...............................................              355
2000...............................................          100,391
2001...............................................              425
2002...............................................            4,816
Thereafter.........................................            8,081
                                                             -------
  Total............................................         $114,375
                                                            ========


As of December 31, 1997, substantially all of the Company's Properties were mortgaged or subject to liens, aggregating $188,485 of net book value.

The Company has a revolving credit agreement with a bank whereby the Company can borrow up to $100 at an annual interest rate equal to prime. Interest is payable monthly with the principal due April 10, 1998. At December 31, 1997, no amounts were borrowed against the note.

7.        Stock Options and Common Stock Warrants

In April 1993, the Company adopted a stock option plan ("Plan") for directors which provides for the grant of an option to purchase 2,500 shares of common stock to a director upon appointment or election, and upon each re-election. The purchase price of the stock will be the fair market value at the time the option is granted. The options are exercisable beginning on the first anniversary of their grant and expire ten years after the date of grant. The Company has reserved 75,000 shares of common stock for issuance pursuant to the Plan.

The following summarizes transactions in the Plan:

                                                                    Weighted
                                                                    Average
                                                  Exercise          Exercise
                                    Shares     Price per Share  Price per share
                                    -------    ---------------  ---------------
Outstanding at December 31, 1994     27,500    $9.50 - $10.38        $9.75

Granted - 1995                       15,000         $5.38            $5.38
                                    -------
Outstanding at December 31, 1995     42,500    $5.38 - $10.38        $8.21

Granted - 1996                       15,000         $5.63            $5.63
                                    -------
Outstanding at December 31, 1996     57,500    $5.38 - $10.38        $7.53

Granted - 1997                       25,000     $5.25 - $7.59

Forfeited - 1997                     (7,500)        $5.25            $5.25
                                    -------
Outstanding at December 31, 1997     75,000    $5.25 - $10.38        $7.31
                                    =======
Exercisable at December 31, 1997     57,500    $5.38 - $10.38        $7.53
                                    =======
Available for future grant at
  December 31, 1997                       -
                                    =======


The weighted average grant-date fair value of options granted in 1995, 1996 and 1997 was $0.76, $0.63 and $1.25, respectively. The weighted average remaining contractual life of the options at December 31, 1997 was approximately 8 years.

The weighted average assumptions used to price the grant-date fair value of options were as follows:

                                              1995         1996          1997
                                              ----         ----          ----
    Risk free interest rate                   6.75%       6.25%          6.32%
    Expected life - years                       8           8              8
    Expected volatility                        35%         31%            34%
    Expected dividend rate                    9.2%         9.7%          6.7%

If the Company elected to account its stock options based on Statement of Financial Accounting Standards No. 128, net income and earnings per average common share would have been as follows for the years ended December 31, 1995, 1996 and 1997:

                                              1995         1996          1997
                                              ----         ----          ----
    Net (loss) income, as reported            $272         $293        $(967)
    Net (loss) income, pro forma               261          284         (998)
    (Loss) earnings per share, as reported    0.19         0.21        (0.60)
    (Loss) earnings per share, pro forma      0.18         0.19        (0.61)

Warrants for an aggregate of 30,000 and 34,000 shares of common stock were issued to officers and directors of the Company and to the underwriter in December 1991 at exercise prices of $10 and $13 per share, respectively. All of the warrants expired on December 22, 1996, and none were exercised.

8.        Related Party Transactions

Pursuant to the advisory agreement which was terminated on October 14, 1997 (see
Note 4), Crown, an affiliate of the Company, acted as investment advisor to the Company and assisted in the management of the day-to-day operations for a base annual fee of $250 plus incentives based upon performance. Advisory fees paid to

Crown were $250, $250 and $198 for the years ended December 31, 1995, 1996 and 1997 respectively. No performance fee was paid or earned under this agreement.

On October 14, 1997, the Company entered into a new management agreement (the "Management Agreement") with Glacier. Substantially all of the interests in Glacier are owned by Vernon R. Beck, a Vice President and director of the Company, and John Parsinen, the Secretary of the Company. Under the Management Agreement, Glacier is responsible for the management of the Retail Properties of the Company. The Management Agreement provides that Glacier will receive an annual fee of $250 plus a percentage of Average Invested Assets (as defined in the Management Agreement) and will pay third party expenses associated with owning the Retail Properties. In addition, Glacier will receive a fee of 1% of the purchase price or the sale price upon the acquisition or disposition by the Company or any of its affiliates of any net-leased real estate assets. Under the Management Agreement, this percentage is increased to 3% in the event that all or substantially all of the net-leased real estate properties are disposed of. The Management Agreement has a term of five years and is terminable thereafter on 180 days prior written notice. In the event that the Management Agreement is terminated, including for non-renewal, a fee equal to 3% of the Invested Real Estate Assets (defined in the Management Agreement to exclude the Company's current net-leased real estate assets) would be due to Glacier. Management fees paid to Glacier were $52 for the year ended December 31, 1997.

An officer and director of the Company is a partner in a law firm which received fees from the Company relating to legal services totaling $9 and $69 for the years ended December 31, 1996 and 1997, respectively.

The Company has employee advances on the balance sheet in the amount of $14 as of December 31, 1997.

An officer and director of the Company is the director of a company that received management fees of $22 in 1997.

9.        Operating Leases

The Company leases its properties to tenants under operating leases with various expiration dates extending to the year 2014. Gross minimum future rentals and accrued rental income on noncancelable leases at December 31, 1997 are as follows (in thousands):

1998...............................................        $18,387
1999...............................................         18,273
2000...............................................         18,114
2001...............................................         17,942
2002...............................................         16,452
Thereafter.........................................        101,514
                                                           -------
Total..............................................       $190,682
                                                          ========

10.       Supplemental Information to Statements of Cash Flows


                                                             --------------------------------------
                                                                   Years ending December 31,
                                                             --------------------------------------
                                                                 1995         1996         1997
                                                             --------------------------------------

Interest paid                                                   $1,266        $1,210     $   2,220
                                                             ============ ============ ============

Supplemental schedule of non-cash investing and fi-
  nancing activities:
     Distribution payable on common stock/units                 $  178        $  178     $     556
     Distribution payable on preferred units                         -             -           720
                                                             ------------ ------------ ------------
                                                                $  178        $  178     $   1,276
                                                             ============ ============ ============
Advisory contract termination fee for common stock:
     Advisory contract termination fee                          $    -       $     -     $  (1,353)
     Common stock                                                    -             -             2
     Additional paid in capital                                      -             -         1,351
                                                             ------------ ------------ ------------
                                                                $    -       $     -     $       -
                                                             ============ ============ ============
In conjunction with the property acquisition, the fol-
  lowing assets and liabilities were assumed:
     Purchase of real estate                                    $    -       $     -     $(166,316)
     Mortgage loans                                                  -             -       100,000
     Deferred financing costs                                        -             -          (735)
     Common stock                                                    -             -             6
     Additional paid in capital                                      -             -         2,975
     Partnership Units                                               -             -        12,570
     Preferred Units                                                 -             -        52,500
                                                             ------------ ------------ ------------
     Proceeds from acquisition of properties                    $    -       $     -     $   1,000
                                                             ============ ============ ============



11.       Commitments and Contingencies

In the normal course of business the Company is involved in legal actions arising from its ownership and administration of its properties. In management's opinion, any liabilities which may result, are not expected to have a material adverse effect on the Company's financial position, operations or liquidity. The Company is subject to various federal, state and local environmental regulations related to its property ownership and operation. The Company has performed environment assessments of its properties, the results of which have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial position, operations or liquidity.

The Company has a property management agreement with Glacier, a related party, which provides for Glacier to manage the seven net leased retail properties of the Company for a five year term with a minimum fee of $250 per annum.

12.       Quarterly data (Unaudited)

                                                              Year End December 31, 1997
                                      ---------------------------------------------------------------------------
                                        First Quarter     Second Quarter      Third Quarter     Fourth Quarter
                                      ---------------------------------------------------------------------------

Revenues                                      $   633             $ 633             $ 633             $ 4,719
                                            =========         =========         =========           =========
Income (loss) before minority
   interest                                        91                87                85                (445)
Minority interest                                 -                  -                 -                 (785)
                                            ---------         ---------         ---------           ---------
Net (loss) income                             $    91              $ 87              $ 85             $(1,230)
                                            =========         =========         =========           =========
Basic and diluted earnings (loss)
   per share                                    $0.06             $0.06             $0.06             $ (0.58)
                                            =========         =========         =========           =========
Weighted average common shares-basic
                                            1,420,000         1,420,000         1,422,297           2,137,331
                                            =========         =========         =========           =========
Weighted average common
   shares-diluted                           1,420,000         1,420,000         1,428,855           2,137,331
                                            =========         =========         =========           =========



                                                              Year End December 31, 1996
                                      ---------------------------------------------------------------------------
                                        First Quarter     Second Quarter      Third Quarter     Fourth Quarter
                                      ---------------------------------------------------------------------------

Revenues                                       $ 620              $ 625             $ 624               $ 640
                                            =========         =========         =========           =========
Net income                                     $  61              $  64             $  89                 $79
                                            =========         =========         =========           =========
Earnings per share                             $0.04              $0.05             $0.06               $0.06
                                            =========         =========         =========           =========
Weighted average common shares-basic
                                            1,420,000         1,420,000         1,420,000           1,420,000
                                            =========         =========         =========           =========
Weighted average common
   shares-diluted                           1,420,000         1,420,056         1,420,000           1,420,000
                                            =========         =========         =========           =========



13.       Pro Forma Financial Information (Unaudited)

The acquisition of the Office Properties on October 14, 1997 was accounted for by the purchase method. The accompanying financial statements include the effects of the acquisition from the date of purchase through December 31, 1997.

The following Pro Forma Condensed Financial Information for the years ended December 31, 1996 and 1997 are presented as if the purchase of Office Properties had occurred at January 1, 1996 and 1997, and therefore include pro forma adjustments as deemed necessary by management. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the acquisitions had occurred on January 1, 1996 and 1997, nor does it purport to represent the results of operations for future periods.

                                                                           Year ended December 31,
                                                                                  Unaudited
                                                                           -----------------------

                                                                       1996                       1997
                                                                     ---------                  ---------

Total revenues                                                         $16,202                    $20,116
                                                                     ---------                  ---------
Property expenses                                                        2,819                      3,459
General and administrative expense                                         278                        707
Interest expense                                                         8,850                      8,724
Depreciation and amortization                                            4,143                      4,280
                                                                     ---------                  ---------
Total expenses                                                          16,090                     17,170
                                                                     ---------                  ---------
Income (loss) before minority interest                                     112                      2,946
Income allocated to minority interest:
         Preferred Units                                                     -                     (2,578)
         Partnership Units                                                 147                       -
                                                                     ---------                  ---------
Net income (loss) available to Common Shareholders                       $ 259                      $ 368
                                                                     =========                  =========
Basic and diluted earnings per share                                    $ 0.11                     $ 0.16
                                                                     =========                  =========
Weighted average number of shares outstanding-basic
   and diluted                                                       2,266,083                  2,266,083
                                                                     =========                  =========


14.       Subsequent Events

On February 5, 1998, the Company filed a registration statement with the Securities and Exchange Commission for the conversion of outstanding shares of common stock, par value $.01 per share, of the Company into common shares of beneficial interest, par value $.01 per share, of Corporate Office Properties Trust ("MD REIT"). This registration has been made to facilitate the Company's proposed reformation into a Maryland real estate investment trust through a two-step merger. The first proposed merger will merge the company into a newly formed Maryland corporation. The newly formed Maryland corporation will then be merged into the MD REIT in the second proposed merger. The Company intends to account for the reformation as if it were a pooling of interests with no adjustment to the carrying value of the underlying assets and liabilities. The transaction is subject to shareholder approval.

The Company intends to file a registration statement with the Securities and Exchange Commission for the issuance of 7,500,000 common shares of beneficial interest, par value of $.01 per share, of MD REIT ( the "Offering"). The Company intends to use the proceeds from the offering to acquire additional units in the Operating Partnership which will, in turn, use the proceeds to reduce outstanding mortgage indebtedness and acquire properties. There is no assurance the Company will consummate the Offering.

To the Board of Directors and Shareholders
    Corporate Office Properties Trust, Inc.:

In connection with our audits of the consolidated financial statements of Corporate Office Properties Trust, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which financial statements are included in this Prospectus, we have also audited the accompanying financial statement schedule.

In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
February 24, 1998

                     Corporate Office Properties Trust, Inc.

             Schedule III - Real Estate and Accumulated Depreciation


                                                                                                          Total
                                                                              Building      Improve-      Building
                                                                               & Land       ments &       & Land
                                                Building                      Improve-      Carrying      Improve-     Accumulated
  Property Name             Location            Type        Encumbrances        ments         Costs       ments        Depreciation
  -------------             ----------          --------    ------------      -----------   ---------     ----------   ------------

429 South Brunswick         Dayton, NJ          Office       $8,793,966       $11,718,548    $2,000       $11,720,548      $62,606
431 South Brunswick         Dayton, NJ          Office        8,351,026        11,128,301         -        11,128,301       59,453
437 South Brunswick         Dayton, NJ          Office        2,151,023         2,866,382         -         2,866,382       15,314
Blue Bell 751/753/760/785   Blue Bell, PA       Office       66,231,669        88,320,735         -        88,320,735      471,851
   Jolly Rd
2601 Market Place           Harrisburg, PA      Office        5,801,595         7,712,693         -         7,712,693       41,205
2605 Interstate             Harrisburg, PA      Office        6,241,536         8,355,177         -         8,355,177       44,637
6385 Flank Drive            Harrisburg, PA      Office        2,429,185         3,242,272         -         3,242,272       17,322
Peru                        Peru, II            Retail        2,429,348         3,226,279         -         3,226,279      353,976
Indianapolis                Indianapolis, IN    Retail                -         4,003,155         -         4,003,155      667,251
Plymouth                    Plymouth, MN        Retail        4,660,648         4,019,547         -         4,019,547      663,579
Minot                       Minot, ND           Retail        2,628,356         2,503,328         -         2,503,328      265,394
Delafield                   Delafield, WI       Retail        1,864,231         2,540,375         -         2,540,375      217,545
Glendale                    Glendale, WI        Retail        1,055,731         1,156,543         -         1,156,543      135,705
Oconowomac                  Oconowomac, WI      Retail        1,737,046         2,150,000         -         2,150,000      208,417
                                                           ------------      ------------   --------     ------------   ----------
                                                           $114,375,360      $152,943,335    $2,000      $152,945,335   $3,224,255
                                                           ============      ============   ========     ============   ==========



      Year
      Built/      Date     Depreciation
    Renovated   Acquired       Life
   -----------  --------   ------------

    1966/1996   10/14/97     40 Years
    1958/1967   10/14/97     40 Years
    1962/1996   10/14/97     40 Years
    1960-74/    10/14/97     40 Years
      92-96
      1989      10/14/97     40 Years
      1990      10/14/97     40 Years
      1995      10/14/97     40 Years
      1993      11/30/93     40 Years
      1991      11/30/93     40 Years
      1991       6/01/92     40 Years
      1993       2/01/94     40 Years
      1994      11/02/94     40 Years
      1992       9/29/93     40 Years
      1994       5/17/94     40 Years

                        Report of Independent Accountants


The Partners
The Office Properties:


We have audited the accompanying combined balance sheets of The Office Properties (Group), a group of partnerships more fully described in Note 1, as of December 31, 1995 and 1996 and the related combined statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Office Properties as of December 31, 1995 and 1996 and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 5, 1997

                              THE OFFICE PROPERTIES

                             Combined Balance Sheets
                                 (in thousands)

                                                                           December 31,                 September 30,
                                                                  --------------------------------      -------------
                           ASSETS                                    1995               1996                1997
                                                                     ----               ----                ----
                                                                                                        (unaudited)

Investments in real estate:

   Land                                                           $      16,491      $      18,575      $      18,575

   Buildings, building improvements and equipment                        59,860             72,566             74,237
                                                                  -------------      -------------      -------------


                                                                         76,351             91,141             92,812

   Accumulated depreciation                                              (5,780)            (7,807)            (9,684)
                                                                  -------------      -------------      -------------


                Net investments in real estate                           70,571             83,334             83,128

Cash and cash equivalents                                                   477              1,083              1,461

Restricted cash and escrows                                                  11              3,413              2,640

Deferred rent receivable                                                  4,286              5,158              5,770

Deferred costs and other assets, net                                      1,769              2,561              2,515
                                                                  -------------      -------------      -------------


                Total assets                                      $      77,114      $      95,549      $      95,514
                                                                  =============      =============      =============

              LIABILITIES AND PARTNERS' CAPITAL

Mortgage and construction loans payable                           $      70,683      $      85,917      $      87,131

Accounts payable and accrued expenses                                       286                300                614

Accrued interest                                                          1,212              1,192              1,192

Management fees and other amounts due
   to related parties                                                     2,323              2,559              2,697


Rents received in advance and tenant security
   deposits                                                                 315              2,504                 26
                                                                  -------------      -------------      -------------


                Total liabilities                                        74,819             92,472             91,660

Commitments and contingencies (Note 6)

Partners' capital                                                         2,295              3,077              3,854
                                                                  -------------      -------------      -------------


                Total liabilities and partners' capital           $      77,114      $      95,549      $      95,514
                                                                  =============      =============      =============


             See accompanying notes to combined financial statements

                              THE OFFICE PROPERTIES

                        Combined Statements of Operations
                                 (in thousands)

                                                                                        Nine months ended
                                                  Year ended December 31,                 September 30,
                                                  -----------------------            -------------------------
                                                  1995              1996              1996             1997
                                                  ----              ----              ----             ----
                                                                                           (unaudited)
Revenues:
    Rental income                           $     10,818     $     11,793      $      8,534      $     11,710
    Tenant reimbursements                          1,438            1,852             1,436             1,116
    Interest and other income                        100               48                47               100
                                            ------------     ------------      ------------      ------------

                                                  12,356           13,693            10,017            12,926
                                            ------------     ------------      ------------      ------------

Expenses:
    Interest                                       7,983            8,130             6,047             7,042
    Depreciation and amortization                  2,290            2,689             1,985             2,424
    Utilities                                        650              833               570               814
    Maintenance and repairs                          425              620               470               869
    Management fees                                  566              666               492               499
    Real estate taxes                                301              339               266               387
    General and administrative                       126              236               211               114
                                            ------------     ------------      ------------      ------------

                                                  12,341           13,513            10,041            12,149
                                            ------------     ------------      ------------      ------------

Net income (loss)                           $         15     $        180      $        (24)     $        777
                                            ============     ============      ============      ============



             See accompanying notes to combined financial statements

                              THE OFFICE PROPERTIES

                               Combined Statements
                              of Partners' Capital
                               for the years ended
                           December 31, 1995 and 1996
                            and the nine months ended
                               September 30, 1997
                                   (unaudited)


Partners' capital, January 1, 1995                                       (40)

Contributions                                                          2,320
Net income                                                                15
                                                                ------------

Partners' capital, December 31, 1995                                   2,295

Contributions                                                            602
Net income                                                               180
                                                                ------------

Partners' capital, December 31, 1996                                   3,077

Net income (unaudited)                                                   777
                                                                ------------

Partners' capital, September 30, 1997 (unaudited)               $      3,854
                                                                ============

             See accompanying notes to combined financial statements

                              THE OFFICE PROPERTIES

                        Combined Statements of Cash Flows
                                 (in thousands)


                                                                                        Nine months ended
                                                  Year ended December 31,                 September 30,
                                                ---------------------------           ---------------------
                                                   1995             1996              1996             1997
                                                   ----             ----              ----             ----
                                                                                           (unaudited)
Operating Activities
--------------------
Net income (loss)                               $     15          $    180          $    (24)         $    777
Adjustments to reconcile net income (loss)
    to net cash provided by operations:
    Depreciation and amortization                  2,290             2,689             1,985             2,424
    Changes in:
       Deferred rent receivable                   (1,024)             (872)             (662)             (612)
       Other assets                                  (94)             (154)               26              (273)
       Accounts payable and accrued
          expenses                                   261                14               (43)              314
       Other liabilities                             582             2,405               (53)           (2,340)
                                                --------          --------          --------          --------

         Cash provided by operations               2,030             4,262             1,229               290
                                                --------          --------          --------          --------
Investing Activities
--------------------
Acquisition of and additions to
    investments in real estate                   (11,898)          (14,790)           (1,975)           (1,560)

Leasing commissions paid                             (40)             (913)             (913)             (360)
Restricted cash and escrows                          254            (3,402)             (150)              802
                                                --------          --------          --------          --------

         Cash used in investing                  (11,684)          (19,105)           (3,038)           (1,118)
                                                --------          --------          --------          --------
Financing Activities
--------------------
Proceeds from mortgage and construction
    loans payable                                  9,992            24,829            11,357             1,806
Payments on mortgage and construction
    loans payable                                 (1,999)           (9,595)           (8,995)             (592)
Capital contributions                              2,320               602              --                --
Financing costs paid                                (188)             (387)             (235)               (8)
                                                --------          --------          --------          --------

         Cash provided by financing               10,125            15,449             2,127             1,206
                                                --------          --------          --------          --------

Increase in cash                                     471               606               318               378
Cash and cash equivalents at
    beginning of period                                6               477               477             1,083
                                                --------          --------          --------          --------
Cash and cash equivalents at end of period      $    477          $  1,083          $    795          $  1,461
                                                ========          ========          ========          ========
Supplemental disclosures:
    Interest paid                               $  8,014          $  8,150          $  6,067          $  7,042
                                                ========          ========          ========          ========

             See accompanying notes to combined financial statements

                              THE OFFICE PROPERTIES

                     Notes to Combined Financial Statements
                                 (dollars in thousands)


1.        Organization and Basis of Combination:

The accompanying combined financial statements of the Office Properties (Group) consist of the accounts of the following real estate partnerships and business operations:

         Acquisition/
      Construction Date                Partnership's Properties
-----------------------------   ------------------------------------------------
          June 1992             Blue Bell Investment Company, L.P. (Blue Bell):
                                   751 Jolly Road, Blue Bell, PA
                                   753 Jolly Road, Blue Bell, PA
                                   760 Jolly Road, Blue Bell, PA
                                   785 Jolly Road, Blue Bell, PA

          March 1995            South Brunswick, L.P. (S. Brunswick):
                                   429 Ridge Road, South Brunswick, NJ
                                   431 Ridge Road, South Brunswick, NJ
                                   437 Ridge Road, South Brunswick, NJ
-----------------------------
        December 1996           ComCourt Investors, L.P. (ComCourt):
                                   2605 Interstate Drive, Harrisburg, PA
                                   2601 Market Place, Harrisburg, PA
-----------------------------
         August 1995            6385 Flank Drive, L.P. (Flank):
      (placed in service           6385 Flank Drive, Harrisburg, PA
        December 1995)


The financial statements include the operations of the properties owned by Group only for the period owned or placed in service.

The properties listed above have common ownership and management by The Shidler Group. The Group is engaged in the acquisition, development and ownership, leasing and management of commercial office properties in the Pennsylvania and New Jersey area.

As discussed further in Note 7, on October 14, 1997, the Group was acquired in a transaction with Royale Investments, Inc., heretofore an unaffiliated real estate investment trust (REIT), which intends to remain qualified as a REIT under the Internal Revenue Code (Code).

      Principles of Combination:

These financial statements have been prepared on a combined basis to present the financial position and results of operations of the Group because the operations were managed and have been acquired as a single business under common control. Accordingly, all inter-entity accounts and activities have been eliminated to reflect the combined results.

1.        Organization and Basis of Combination, continued:

      Interim Financial Reporting:

The combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full year.

2.        Summary of Significant Accounting Policies:

      Use of Estimates:

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Revenue Recognition:

Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Deferred rent receivable represents rental income recognized in excess of contractual payments due.

      Rents Received in Advance and Tenant Security Deposits:

Rents received in advance represent the advance payment of contractual rent. Security deposits are amounts paid by tenants to the Group which are then refunded to such tenant at the end of the lease term subject to certain conditions.

      Concentration of Credit:

As of December 31, 1996, the Group's two most significant tenants are Unisys Corporation and IBM Corporation. The Group's lease with Unisys and IBM Corporation comprise 67% and 12%, respectively, of the Group's annualized rental income. These concentrations are mitigated, in part, by unconditional sublease obligations with other tenants. The ability of these and other tenants of the Group to make required payments is dependent upon the financial condition of the tenants.

      Investment in Real Estate and Depreciation:

The Group's investments in real estate are recorded at cost. Effective January 1, 1996, the Group adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that management of the Group review long-lived assets for impairment whenever circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this statement did not affect the Group's financial position or results of operations.

Interest expense, real estate taxes and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date the asset is placed in service and on the same basis as the related assets. Depreciation expense is computed using the straight-line method based on the following useful lives:

2.        Summary of Significant Accounting Policies, continued:



                                                               Years
                                                             --------
           Buildings and building improvements               39 to 40
           Tenant improvements and equipment                   5-11

Tenant improvements and leasing commissions are capitalized and amortized over the terms of each specific lease. Maintenance and repairs are charged to expense when incurred. Expenditures for property improvements are capitalized.

      Cash and Cash Equivalents:

For purposes of the statements of cash flows and balance sheets, cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount of cash equivalents approximates fair value.

The Group maintains cash in deposit accounts which, from time to time, may exceed federally insured limits. The Group has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

      Restricted Cash and Escrows:

In accordance with the provisions of the mortgage note payable for Blue Bell, excess funds (as defined) are invested in commercial paper in amounts up to the extent of the next interest and principal payment. These funds, which are invested in Grade A Commercial Paper, were $11, $2,649 and $1,597 at December 31, 1995, 1996 and September 30, 1997, respectively. The remaining account balance relates to insurance and tax escrows.

      Income Taxes:

No income taxes are payable by the Group, and none have been provided in the accompanying combined financial statements. The partners are required to include their respective shares of partnership profits and losses in their individual tax returns.

      Fair Value of Financial Instruments:

The financial instruments of the Group include short-term investments and mortgage and construction loans payable. The estimated fair values of these instruments were not materially different from their carrying values. On October 14, 1997, in connection with the acquisition of the Group by Royale Investments, Inc., all of the Group's mortgage and construction loans payable at December 31, 1996 and September 30, 1997 (with a weighted average interest rate of approximately 10.8%) were refinanced with $100,000 of long-term debt at an interest rate of 7.5%.

      Deferred Costs:

Fees and costs associated with lease originations and costs incurred to obtain long-term financing have been capitalized and are amortized over the terms of the respective leases or debt. At December 31, 1995, 1996, and September 30, 1997, deferred costs include the following:

2.        Summary of Significant Accounting Policies, continued:



                                             December 31,         September 30,
                                  ----------------------------  ----------------
                                    1995              1996            1997
                                    ----              ----            ----

                                                                  (unaudited)


Deferred financing costs          $    3,387     $     3,662      $     3,669

Deferred leasing costs                    40             953            1,313
                                  ----------     -----------      -----------


                                       3,427           4,615            4,982

Less accumulated amortization         (1,740)         (2,231)          (2,866)
                                  ----------     -----------      -----------


                                  $    1,687     $     2,384      $     2,116
                                  ==========     ===========      ===========



Amortization expense relating to deferred costs was $500 and $603 for the years ended December 31, 1995 and 1996, respectively. Amortization expense was $372 and $635 for the nine months ended September 30, 1996 and 1997, respectively (unaudited).

3.        Related Party Transactions:

Blue Bell has a management agreement contract with Hamlin/Shidler Investment Corporation (H/SIC), an affiliate of the Group. The agreement states that Blue Bell shall pay H/SIC an annual fee of 4% of rental income to be allocated 0.5% as a base management fee and 3.5% as a contingent management fee. Expenses for the years ended December 31, 1995 and 1996 were $341 and $259, respectively, and for the nine months ended September 30, 1996 and 1997 were $260 and $132, respectively (unaudited). Substantially all of the amounts reported as "Management fees and other amounts due to related parties" in the accompanying balance sheets relate to unpaid management fees to H/SIC. The agreement also provides for an acquisition coordination fee of 2% of the purchase price of the real property acquired. Additionally, the agreement provides for an asset management fee of 3/4% of the fair market value of the property, payable when and if Blue Bell generates cash flow from operations, as defined; this fee in the estimated amount of $488 has not been recorded. No amounts have been incurred or paid related to the acquisition coordination or asset management fee terms.

Blue Bell is also party to a cost sharing agreement with H/SIC and another related party. Expenses for each of the years ended December 31, 1995 and 1996 were $12. Expenses for each of the nine months ended September 30, 1996 and 1997 were $9 (unaudited). These amounts represent an allocation of telephone, accounting services, and other costs paid for by H/SIC.

S. Brunswick has a management agreement with H/SIC. The agreement states that S. Brunswick shall pay H/SIC an annual property management fee of the amount of management fees (2% of rents) recovered from tenants plus 1.5% of gross rents.
Management fees for the years ended December 31, 1995 and 1996 were $98 and $133, respectively. Management fees for the nine months ended September 30, 1996 and 1997 were $98 and $141, respectively (unaudited). The agreement also provides for a leasing fee of 1% of net rents. Leasing fees for the year ended December 31, 1996 were $53. Leasing fees for the nine months ended September 30, 1997 were $57 (unaudited). Additionally, the agreement provides for a construction management fee for tenant improvements, construction, and renovation costs of 3% of the contract amount. Construction management fees for the year ended December 31, 1996 were $21 and for the nine months ended September 30, 1996 and 1997 were $16 and $27, respectively (unaudited).

4.        Mortgage and Construction Loans Payable, continued:

ComCourt has a management agreement with H/SIC and First Industrial Management Corporation, a related party. The agreement requires that ComCourt shall pay an annual property management fee in the amount of 4% of rental income. Management fees for the nine months ended September 30, 1997 were $63 (unaudited).

Flank Drive has a management agreement with H/SIC and First Industrial Management Corporation. The agreement requires that Flank shall pay an annual property management fee in the amount of 4% of rental income. Management fees for the year ended December 31, 1996 were $8. Management fees the nine months ended September 30, 1996 and 1997 were $4 and $11, respectively (unaudited).

4.        Mortgage and Construction Loans Payable:

Mortgage and construction loans payable consists of the following:

                                                                                              December 31,             September 30,
                                                                                          1995            1996             1997

                                                                                                                       (unaudited)

           Mortgage  note   payable   in  the   original   amount  of   $65,000.
               Collateralized by land,  building and assignment of rents in Blue
               Bell;  interest  rate of 11.85%.  Interest is paid  quarterly  on outstanding  principal  balance.  Final  payment due in May 1999.
               This note payable is also collateralized by $12,500 of funds held in trust, pursuant to a related trust agreement.  These funds are
               not reflected on the accompanying financial statements...........       $   61,335      $   60,364      $   60,364

           Mortgage note in the original  amount of $10,500.  Collateralized  by land, building and assignment of rents in ComCourt; interest rate of LIBOR + 4% (9.6% and 9.7% at December  31, 1996 and  September
               30, 1997, respectively). Payable monthly.
               Maturing in January 2000.........................................               --          10,500          10,500

           Note payable in the  original  amount of  $8,500.  Collateralized  by land, building, and assignment of rents in S. Brunswick; interest rate of Prime  plus 1%  (9.5%  at  December  31,  1995).  Payable
               monthly.  Maturing in May 1997...................................            7,856              --              --

           Notes payable in the  original  amount of $8,250.  Collateralized  by land, building and assignment of rents in S. Brunswick;  interest
               rate of 7%.  Payable monthly.  Maturing in May 1998..............               --           7,858           7,330

           Construction loan in the original amount of $8,500. Collateralized by land,  building,  and  assignments  of  rents  in  S.  Brunswick;
               interest  rate of Prime plus 1% (9.25% and 9.5% at  December  31,
               1996 and  September  30,  1997,  respectively).  Interest is paid
               monthly on outstanding balance. Maturing in June 1999............               --           4,958           6,494

           Construction loan in the original amount of $2,477. Collateralized by land, building and assignment of rents in Flank; interest rate of
               Treasury  index plus 2%,  (7.99,  8.73% and 8.23% at December 31,
               1995,  1996 and  September 30, 1997,  respectively).  Interest is paid monthly on unpaid principal
               balance.  Maturing in September 2002.............................            1,492           2,237           2,443
                                                                                       ----------      ----------      ----------

                                                                                       $   70,683      $   85,917      $   87,131
                                                                                       ==========      ==========      ==========

4.        Mortgage and Construction Loans Payable:



Approximate future maturities of notes payable are as follows at December 31, 1996:


                      Year                                Amount
                      ----                                ------

                      1997                                        --
                      1998                              $     10,858
                      1999                                    62,322
                      2000                                    10,500
                      2001                                        --
                      Thereafter                               2,237
                                                        ------------

                                                        $     85,917
                                                        ============



5.        Operating Leases:

The properties are leased to tenants under gross and net operating leases with initial term expiration dates ranging from 1997 to 2009. Future minimum rentals under non-cancelable operating leases, excluding tenant reimbursements of expenses, in effect at December 31, 1996, are approximately as follows:


                      Year                                    Amount
                      ----                                    ------

                      1997                              $     14,788
                      1998                                    13,467
                      1999                                    12,640
                      2000                                    12,297
                      2001                                    12,066
                      Thereafter                              79,943
                                                        ------------

                                                        $    145,201
                                                        ============


6.        Commitments and Contingencies:

From time to time, the Group is subject to routine litigation incidental to its business. The Group believes that the results of any pending legal proceedings will not have a materially adverse effect on the Group's financial condition or results of operations.

7.        Subsequent Event:

On October 14, 1997, all of the mortgage notes payable (Note 4) were refinanced and replaced with a $100,000 mortgage note which bears interest at 7.5%. Thereafter, Royale Investments, Inc. closed on the acquisition of the Group. Neither transaction had any effect on these financial statements.


==============================================================================  ==================================================

      No dealer, salesperson or other individual has been
authorized to give any information or to make any rep-
resentations not contained in this Prospectus and, if
given or made, such information or representations must
not be relied upon as having been authorized by the                                           7,500,000 Common Shares
Company or any of the Underwriters. This Prospectus
does not constitute an offer to sell, or a solicitation of
an offer to buy, any securities other than the Common
Shares offered hereby, nor does it constitute an offer to                                             LOGO
sell or a solicitation of an offer to buy to any person in
any jurisdiction where, or to any person to whom, it is
unlawful to make such offer or solicitation.  Neither the
delivery of this Prospectus nor any sale made hereunder                                           Corporate Office
shall, under any circumstances, create an implication                                             Properties Trust
that the information contained herein is correct as of
any date subsequent to the date hereof.

                  --------------------

        SUMMARY TABLE OF CONTENTS
                                                                         Page
                                                                                                    Common Shares
Summary..................................................................3
Risk Factors.............................................................15
The Company..............................................................25
Business and Growth Strategies...........................................27
Use of Proceeds..........................................................30
Price Range of Common Stock and Distributions............................31                     _______________________
Capitalization...........................................................32
Selected Financial Data..................................................33                       P R O S P E C T U S
Management's Discussion and Analysis of Financial Condition                                     _______________________
  and Results of Operations..............................................35
Properties...............................................................43
Management...............................................................60
Structure and Formation of the Company...................................66
Security Ownership of Management and Others..............................70
Certain Transactions.....................................................72                  Donaldson, Lufkin & Jenrette
Policies with Respect to Certain Activities..............................73                    Securities Corporation
Description of Common Shares.............................................77
Certain Provisions of Maryland Law, the Declaration of Trust
  and the Bylaws.........................................................82
Operating Partnership Agreement..........................................87                         BT Alex. Brown
Shares Available for Future Sale.........................................90
Federal Income Tax Considerations........................................91
Underwriting.............................................................100
Legal Matters............................................................102
Experts..................................................................102
Available Information....................................................103
Glossary.................................................................104
Index to Financial Statements............................................F-1
                                                                                                           , 1998

=============================================================================== ==================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures About Market Risk

     The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

Item 31. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the NASD fee are estimated):

           Registration fee......................................    $  26,716
           NASD fee..............................................        9,556
           Listing fee...........................................
           Printing and engraving expenses.......................
           Legal fees and expenses...............................
           Accountant's fees and expenses........................
           Blue Sky fees and expenses............................
           Transfer Agent and Registrar's fees and expenses......
           Miscellaneous.........................................

           Total.................................................    $
                                                                     ==========

     All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company.

Item 32 Sales to Special Parties.

     See Item 31.

Item 33 Recent Sales of Unregistered Securities.

     Since its formation on January 22, 1998, the Registrant has issued the following securities which were not registered under the Securities Act of 1933 as amended (the "Securities Act"):

     (i) On January 22, 1998, the Registrant issued one Common Share to COPT, Inc. for $100. The Common Shares was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (ii) On March , 1998, the Registrant granted to Messrs. options exercisable for an aggregate of Common Shares under the Incentive Plan at an exercise price of $ per share. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     In addition, the Registrant's predecessors have issued the following securities which were not registered under the Securities Act:

     (i) On May 16, 1994, the Company granted to its then directors options exercisable for an aggregate of 15,000 shares of Common Stock under the Option Plan at an exercise price of $9.875 per share. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (ii) On May 15, 1995, the Company granted to its then directors options exercisable for an aggregate of 15,000 shares of Common Stock under the Option Plan at an exercise price of $5.375 per share. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (iii)On May 20, 1996, the Company granted to its then directors options exercisable for an aggregate of 15,000 shares of Common Stock under the Option Plan at an exercise price of $5.625 per share. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (iv) On May 19, 1997, the Company granted to its then directors options exercisable for an aggregate of 15,000 shares of Common Stock under the Option Plan at an exercise price of $5.25 per share. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (v) On October 14, 1997, the Company issued a total of 600,000 shares of Common Stock to Messrs. Hamlin and Shidler in connection with the Transactions. The shares of Common Stock were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

     (vi) On October 14, 1997, the Company granted to Messrs. Hamlin, Shidler, Sweet and Walton options exercisable for an aggregate of 10,000 shares of Common Stock under the Option Plan at an exercise price of $7.59 per share. The shares of Common Stock were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Item 34. Indemnification of Trustees and Officers.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust of the Registrant authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Registrant and at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Trustee or officer of the Registrant. The Bylaws of the Registrant obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present of former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee or officer of the Registrant and at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corpor-ation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among other, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Operating Partnership Agreement provides that the Operating Partnership shall indemnify the Registrant, as general partner, and each director, officer and shareholder of the Registrant and each person (including any affiliate) designated as an agent by the Registrant to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of the Operating Partnership, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

     Reference is made to the form of Underwriting Agreement filed as an exhibit to this Registration Statement pursuant to which the underwriters will agree to indemnify the Company and its trustees and officers against certain liabilities, including liabilities under the Securities Act.

Item 35. Treatment of Proceeds from Stock Being Registered.

     The consideration to be received by the Registrant for sales of Common Shares registered hereby will be credited to the appropriate capital account.

Item 36. Financial Statements and Exhibits.

     (a) Financial Statements

Corporate Office Properties Trust, Inc.
Pro Forma Consolidated Combined Financial Statements (unaudited):
Pro Forma Consolidated combined Statements of Income for
  the year ended December 31, 1997
Pro Forma Consolidated Balance Sheet as of December 31, 1997
Historical:
Report of Independent Accountants
Consolidated Balance Sheets as of December 31, 1996 and 1997
Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 Notes to Consolidated Financial Statements

Schedule III
Real Estate and Accumulated Depreciation as of December 31, 1997

The Office Properties
Report of Independent Accountants
Combined Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited) Combined Statements of Operations for the years ended December 31, 1995 and 1996 and for the nine month periods ended September 30, 1997 and 1996 (unaudited) Combined Statements of Partners' Capital for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997 Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 and for the nine month periods ended September 30, 1997 and 1996 Notes to Combined Financial Statements

     (b) Exhibits


Exhibit No.         Description

1.1       Form of Underwriting Agreement.*

2.1 Agreement and Plan of Merger, dated as of January 31, 1998, among the Registrant, the Maryland Company and the Company (filed with the Trust's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

2.2 Formation/Contribution Agreement dated September 7, 1997, as amended, by and among the Company and certain subsidiary corporations and partnerships regarding the Transactions (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.3 Agreement and Plan of Reorganization between the Company and Crown Advisors, Inc. (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.4 Limited Partnership Agreement of the Operating Partnership dated October 14, 1997 (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.5 Amended and Restated Partnership Agreement of Blue Bell Investment Company, L.P. (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.6       Amended  and  Restated   Partnership   Agreement  of  South  Burnswick
          Investors, L.P. (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.7 Amended and Restated Partnership Agreement of ComCourt Investors, L.P. (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.8 Amended and Restated Partnership Agreement of 6385 Flank, L.P. (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

3.1 Amended and Restated Declaration of Trust of Registrant (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

3.2       Bylaws  of  Registrant  (filed  with  the  Registrant's   Registration
          Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

4.1 Form of certificate for the Registrant's Common Shares of Beneficial Interest, $0.01 par value per share (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered hereby.*

8.1       Opinion of Cahill Gordon & Reindel as to certain tax matters.*

10.1 Clay W. Hamlin III Employment Agreement dated October 14, 1997 with the Operating Partnership (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

10.2 Registration Rights Agreement dated October 14, 1997, as amended, for the benefit of certain shareholders of the Registrant (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

10.3 Management Agreement between Registrant and Glacier Realty, LLC (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

10.4 Senior Secured Credit Agreement dated October 13, 1997 (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

10.5 Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.6 Stock Option Plan for Directors (filed with Royale Investments, Inc.'s Form 10-KSB for the year ended December 31, 1993 (Commission File No. 0-20047) and incorporated herein by reference).

10.7 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot A (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.8 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot B (filed with the Registrant's Registration

          Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.9 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot C (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.11 Amended and Restated Lease between South Brunswick Investors L.P. and International Business Machines Corporation dated August 11, 1995, as amended (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.12 Agreement of Lease between South Brunswick Investors L.P. and Teleport Communications Group, Inc. dated February 20, 1996, as amended (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.13 Agreement of Lease between South Brunswick Investors L.P. and Teleport Communications Group, Inc. dated August 19, 1996 (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

16.1 Letter to the Commission from Lurie, Besikof, Lapidus & Co., LLP dated November 4, 1997 (filed with Company's Current Report on Form 8-K on November 6, 1997, and incorporated herein by reference).

21.1      Subsidiaries of Registrant.*

23.1      Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Powers of attorney (included on signature page to the Registration Statement).

---------------

*         To be filed by amendment.

Item 36.  Undertakings.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of a registrant statement in reliance upon Rule 430A, and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on the 4th day of March, 1998.


                                   CORPORATE OFFICE PROPERTIES TRUST



                                   By:    /s/ Clay W. Hamlin, III
                                          -------------------------------------
                                          Clay W. Hamlin, III
                                          President and Chief Executive Officer


                               Powers of Attorney

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Clay W. Hamlin, III and Thomas D. Cassel, and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

        Signatures                         Title                      Date
        ----------                         -----                      ----

    /s/ Jay H. Shidler            Chairman of the Board            March 4, 1998
------------------------------        and Trustee
     (Jay H. Shidler)

 /s/ Clay W. Hamlin, III          President and Chief Executive    March 4, 1998
------------------------------        Officer, Trustee
   (Clay W. Hamlin, III)              (Principal Executive
                                       Officer

   /s/ Thomas D. Cassel           Vice President, Finance          March 4, 1998
 -----------------------------        (Principal Accounting
    (Thomas D. Cassel)                and Financial Officer

  /s/ Vernon R. Beck              Vice Chairman of the Board       March 4, 1998
-------------------------------       and Trustee
     (Vernon R. Beck)

  /s/ Kenneth D. Wethe                                             March 4, 1998
-------------------------------   Trustee
    (Kenneth D. Wethe)


    /s/ Allen C. Gehrke           Trustee                          March 4, 1998
-------------------------------
     (Allen C. Gehrke)

        Signatures                         Title                      Date
        ----------                         -----                      ----
     /s/ William H. Walton
-------------------------------   Trustee                          March 4, 1998
        (William H. Walton)

     /s/ Kenneth S. Sweet, Jr.    Trustee                          March 4, 1998
-------------------------------
      (Kenneth S. Sweet, Jr.)

                                                                        Page
Exhibit No.                  Description                                Number
----------                   -----------                                ------

1.1       Form of Underwriting Agreement.

2.1 Agreement and Plan of Merger, dated as of January 31, 1998, among the Registrant, the Maryland Company and the Company (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

2.2 Formation/Contribution Agreement dated September 7, 1997, as amended, by and among the Company and certain subsidiary corporations and partnerships regarding the Transactions (filed with the Company's Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.3       Agreement  and  Plan  of  Reorganization   between  the
          Company  and  Crown  Advisors,  Inc.  (filed  with  the
          Company's  Current  Report on Form 8-K on  October  29,
          1997 and incorporated herein by reference).

2.4       Limited   Partnership   Agreement   of  the   Operating
          Partnership  dated  October  14,  1997  (filed with the
          Company's  Current  Report on Form 8-K on  October  29,
          1997 and incorporated herein by reference).

2.5       Amended and Restated Partnership Agreement of Blue Bell
          Investment  Company,  L.P.  (filed  with the  Company's
          Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.6       Amended and  Restated  Partnership  Agreement  of South
          Burnswick  Investors,  L.P.  (filed with the  Company's
          Current Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.7       Amended and Restated Partnership  Agreement of ComCourt
          Investors,  L.P.  (filed  with  the  Company's  Current
          Report on Form 8-K on October 29, 1997 and incorporated herein by reference).

2.8       Amended  and  Restated  Partnership  Agreement  of 6385
          Flank, L.P. (filed with the Company's Current Report on
          Form 8-K on October 29, 1997 and incorporated herein by reference).

3.1       Amended and Restated Declaration of Trust of Registrant
          (filed with the Registrant's  Registration Statement on
          Form   S-4   (Commission   File  No.   333-45649)   and
          incorporated herein by reference).

3.2       Bylaws  of  Registrant  (filed  with  the  Registrant's
          Registration Statement on Form S-4 (Commission File No.
          333-45649) and incorporated herein by reference).

4.1 Form of certificate for the Registrant's Common Shares of Beneficial Interest, $0.01 par value per share (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered hereby.

8.1 Opinion of Cahill Gordon & Reindel as to certain tax matters.

                                                                        Page
Exhibit No.                  Description                                Number
----------                   -----------                                ------

10.1      Clay W. Hamlin III Employment  Agreement  dated October
          14, 1997 with the Operating Partnership (filed with the
          Company's  Current  Report on Form 8-K on  October  29,
          1997, and incorporated herein by reference).

10.2 Registration Rights Agreement dated October 14, 1997 for the benefit of certain shareholders of the Registrant (filed with the Company's Current Report on Form 8-K on October 29, 1997, and incorporated herein by reference).

10.3      Management  Agreement  between  Registrant  and Glacier
          Realty, LLC (filed with the Company's Current Report on
          Form 8-K on October 29, 1997, and incorporated herein by reference).

10.4      Senior Secured Credit  Agreement dated October 13, 1997
          (filed with the Company's Current Report on Form 8-K on
          October   29,   1997,   and   incorporated   herein  by
          reference).

10.5 Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.6      Stock  Option  Plan for  Directors  (filed  with Royale
          Investments,  Inc.'s  Form  10-KSB  for the year  ended
          December 31, 1993 (Commission File No. 0-20047) and incorporated herein by reference).

10.7 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot A (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.8 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot B (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.9 Lease Agreement between Blue Bell Investment Company, L.P. and Unisys Corporation dated March 12, 1997 with respect to lot C (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.11 Amended and Restated Lease between South Brunswick Investors L.P. and International Business Machines Corporation dated August 11, 1995, as amended (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 33345649) and incorporated herein by reference).

10.12 Agreement of Lease between South Brunswick Investors L.P. and Teleport Communications Group, Inc. dated February 20, 1996, as amended (filed with the
          Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

10.13 Agreement of Lease between South Brunswick Investors L.P. and Teleport Communications Group, Inc. dated August 19, 1996 (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference).

16.1      Letter to the Commission from Lurie, Besikof, Lapidus &
          Co., LLP dated  November 4, 1997 (filed with  Company's
          Current Report on Form 8-K on November 6, 1997, and incorporated herein by reference).

21.1      Subsidiaries of Registrant.

23.1      Consent of Cahill Gordon & Reindel (included in Exhibit
          5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Powers of attorney (included on signature page to the Registration Statement).